UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
TREEHOUSE FOODS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required
☐	Fee paid previously with preliminary materials
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# We are TreeHouse Foods

TREEHOUSE FOODS
**SOUTH BELOIT, IL**

As a leading private brands snacking and beverage manufacturer in North America, TreeHouse Foods remains attractively positioned at the intersection of two incredibly powerful long-term consumer trends: the growth of private brand groceries in North America, and the growth of snacking. All that we've accomplished would not be possible without the dedication and contribution from our extraordinary TreeHouse Foods team members. Thank you for all that you do to deliver exceptional products to our customers and to make TreeHouse Foods a great place to work.

**OUR PURPOSE**

## ENGAGE AND DELIGHT – ONE CUSTOMER AT A TIME

**OUR VALUES**

### OWN IT

### COMMIT TO EXCELLENCE

### BE AGILE

### SPEAK UP

### BETTER TOGETHER

Notice of Annual Meeting of Stockholders

Meeting Details	To the Stockholders of TreeHouse Foods, Inc.:

DATE AND TIME Thursday, April 24, 2025 9:00 a.m. CT
You are cordially invited to the Annual Meeting of Stockholders (“Annual Meeting”) of TreeHouse Foods, Inc. ("TreeHouse Foods," “TreeHouse,” “Company,” "we," "us," or "our," as the context requires) to be held on Thursday, April 24, 2025, at 9:00 a.m. Central Time.
Your vote is very important to us. Whether or not you plan to attend the 2025 Annual Meeting online, we encourage you to vote promptly. You can vote via the internet, by telephone, by mail or by attending and voting online during the Annual Meeting. We hope that you vote your shares, which in turn helps us ensure that our corporate governance practices, decisions and strategy all remain aligned with the priorities of our stockholders and other stakeholders. Regular, transparent interaction with our stockholders is a cornerstone of our corporate governance practices.
The following matters will be considered at the Annual Meeting:

LOCATION Via live webcast at www.virtualshareholdermeeting.com/THS2025

	Proposals		Board Vote Recommendation	For Further Details

	1	Election of Directors.	FOR each director nominee	Page 21
WHO CAN VOTE Stockholders of record as of February 25, 2025
	2	Advisory vote to approve the Company’s executive compensation.	FOR	Page 33
	3	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025.	FOR	Page 75
	4	Approval of an amendment to the Company's Restated Certificate of Incorporation to limit the liability of certain officers as permitted by law.	FOR	Page 76
	5	Stockholder proposal to implement a simple majority vote requirement in our governance documents.	FOR	Page 78
Stockholders may also act on any other business properly presented to the meeting.

Similar to last year, we will conduct our 2025 Annual Meeting in a virtual format with no physical in-person meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Stockholders can attend the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/THS2025 where you will be able to listen to the meeting live, submit questions and vote.
This Notice of the 2025 Annual Meeting and Proxy Statement contain details of the business to be conducted at the upcoming Annual Meeting. For more information about registering to attend the Annual Meeting, please refer to the Summary of the Annual Meeting section in the accompanying proxy statement. On or about March 14, 2025, we will distribute our 2025 Proxy Statement (“Proxy Statement”), our 2024 Annual Report (“Annual Report”), and a proxy card to our stockholders.
On behalf of our Board, we thank you for your continued support and investment in TreeHouse Foods, Inc.
Kristy N. Waterman
EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary
February 27, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2025
Our proxy materials include this Proxy Statement, a proxy card and our Annual Report and are available free of charge at www.proxyvote.com.

Option Exercises and Stock Vested in 2024	64
Retirement Plans	64
Potential Payments Upon Termination or Change in Control	65
CEO Pay Ratio	68
Pay Versus Performance	68
Audit Matters	73
Report of the Audit Committee	73
Pre-Approval Policy	74
Fees Billed by Independent Registered Public Accounting Firm	74
PROPOSAL 3 - Ratification of the Selection of Independent Registered Public Accounting Firm	75
PROPOSAL 4 - Approval of an Amendment to the Company's Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law	76
PROPOSAL 5 - Stockholder Proposal to Implement a Simple Majority Vote Requirement in Our Governance Documents	78
Stock Ownership	80
Security Ownership of Management and Directors	80
Persons Owning More than Five Percent of the Company's Common Stock	81
Delinquent Section 16(a) Reports	82
Summary of the Annual Meeting	83
Appendix A	88
Appendix B	91

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
Meeting Details

DATE Thursday, April 24, 2025	TIME 9:00 a.m. Central Time	LOCATION Via live webcast at www.virtualshareholdermeeting.com/THS2025	WHO CAN VOTE Stockholders of record as of February 25, 2025
How to Vote

BY INTERNET
Go to www.proxyvote.com to use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Wednesday, April 23, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE
Call 1-800-690-6903 and use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on Wednesday, April 23, 2025. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DURING THE ANNUAL MEETING
Go to www.virtualshareholdermeeting.com/THS2025. You may attend the meeting via the internet and vote during the meeting. You will need the control number provided on your proxy card that accompanied your proxy materials in order to vote during the virtual Annual Meeting.

2025 Proxy Statement	TreeHouse Foods, Inc.	1

Proxy Statement Summary
Voting Matters

Proposals		Board Vote Recommendation	For Further Details

1	Election of Directors.	FOR each director nominee	Page 21
2	Advisory vote to approve the Company’s executive compensation.	FOR	Page 33
3	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025.	FOR	Page 75
4	Approval of an amendment to the Company's Restated Certificate of Incorporation to limit the liability of certain officers as permitted by law.	FOR	Page 76
5	Stockholder proposal to implement a simple majority vote requirement in our governance documents.	FOR	Page 78
Stockholders may also act on other business properly presented to the meeting.
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2024, under the heading “Risk Factors” in Item 1A, as updated in Part II of our subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this Proxy Statement speak only as of the date of this Proxy Statement. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For more complete information regarding the Company’s 2024 performance, please review the Company’s Form 10-K for the year ended December 31, 2024.
Standards of measurement and performance made in reference to our environmental, social, governance, and other sustainability plans and goals may be based on protocols, processes and assumptions that continue to evolve and are subject to change in the future, including due to the impact of future rulemaking. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into, and does not constitute a part of, this Proxy Statement.
Company Overview
TreeHouse Foods is a leading private brands snacking and beverage manufacturer in North America. Our purpose is to Engage and Delight - One Customer at a Time. We serve a wide range of customers across North America. Our products are available to consumers every day through the retail grocery, warehouse & club store and e-commerce channels. Our products are also sold to restaurants and institutions through foodservice distributors. Many of our products serve industrial, ingredient, export and co-pack customers as well. Through our customer focus and category experience, we strive to deliver excellent service, build capabilities and provide insights to drive mutually profitable growth for both TreeHouse and our customers. Our purpose is supported by investments in depth, capabilities and operational efficiencies which are aimed to capitalize on the long-term growth prospects within the categories where we operate.
We operate a network of approximately 25 production facilities across the United States and Canada. Our uncompromising standards of food safety and quality are underpinned by manufacturing best practices, a process-driven culture and continuous improvement principles.

2	TreeHouse Foods, Inc.	2025 Proxy Statement

Proxy Statement Summary
We believe we are well positioned at the intersection of snacking & beverage and private brands trends, across attractive growth categories. Our portfolio includes snacking, beverages & drink mix, as well as other grocery offerings. We also offer our customer partners a range of value and nutritional solutions, including natural, organic, kosher, and gluten free offerings, and offerings which contain ingredients which are third-party certified as responsibly sourced, providing each customer with the capability to meet the unique needs of all consumers.
Performance Highlights
We continued progress on our journey in 2024 strengthening our leadership position at the intersection of private brands and snacking across food & beverage categories. With that said, as the year progressed, the overall economic backdrop remained challenging for consumers, with most categories experiencing softer trends in the second half of the calendar year. Grocery retailers maintained higher shelf prices due to continued broad-based inflationary pressure. These higher shelf prices, along with nominal consumer savings rates and other macro factors put pressure on consumers, driving changes to their purchasing behavior. Ultimately, overall food and beverage unit consumption was weaker than the prior year. Private brands consistently outperformed national brands over the same time-frame, which is a positive sign for the industry. Retailers continue to invest in private brands, and consumers are still migrating to the strong value proposition that private brands offer. In fact, as we closed 2024, private brands unit share reached an all-time high in our categories of just over 24%.
We are strategically positioned to compete within private brands across the majority of our categories. We continue to make strategic investments to strengthen our portfolio depth and capabilities, including recent investments in:
•Tea – in January 2025 we completed the purchase of Harris Tea, which strengthens our competitive positioning in the fast-growing private label tea category and adds unique blending and sourcing capabilities that customers desire. The acquisition includes Harris Tea's manufacturing facilities in Moorestown, NJ, and Marietta, GA, and provides vertical integration across the Company's existing tea business.
•Pickles – purchased Bick’s® pickles and other branded assets in January 2024 to enhance our depth of offerings, expand our presence in Canada, and increase our margin structure in the Pickles category.
•Coffee – we continue to integrate the manufacturing facility in Northlake, TX to enhance vertical integration within our coffee business. This asset has added roasting, grinding, flavoring and blending capabilities, which expand our depth with end-to-end private brand coffee offerings in our portfolio.
Our net sales declined by 2% year-over-year, driven by pricing, primarily due to the impact of deflationary pass-through contracts, temporary product availability disruptions due to product recalls as a result of our commitment to quality and safety, and slightly negative volume/mix driven by a tougher macro environment.
We continued to execute our supply chain initiatives across our network, which generated savings, and maintained profit margins. Our supply chain savings were primarily driven by the work of our distribution and procurement teams, with the latter proving a particular standout, as we were able to better leverage our purchasing scale, building stronger strategic relationships with our suppliers. This work drove significant gross cost savings in the second half of 2024, and we enter 2025 from a position of strength given the momentum in this area.
We maintained the strength of our balance sheet, which provided us the opportunity to deploy capital in a disciplined manner throughout the year. We focused on these investments in our business, including capital expenditures for growth and supply chain initiatives as well as infrastructure and maintenance at our manufacturing plants, and returning capital to stockholders. During 2024, we opportunistically repurchased approximately $150 million of company stock. Going forward, we will continue to take a disciplined approach to our capital allocation and maximizing returns.
As we look ahead to 2025, we recognize that consistent execution across our network remains paramount and believe we are making the right investments to drive improvements in this area. Our company will focus on profitability and cash flow in the near-term as we navigate a tougher consumer environment, by managing what we can control as an organization, primarily our supply chain. The foundation we've built with our various supply chain initiatives remains strong and we have visibility to delivering our longer-term commitment of $250 million of gross supply chain savings through 2027.
We believe we have positioned TreeHouse Foods in the proper categories, and will capitalize on opportunities to further invest in those categories to improve our competitive positioning, depth, capabilities, and execution.
We continue to build a cross functional margin management function, which will allow us to enhance our profitability by allocating our capacity to the most attractive mix of business that best drives healthy cash flow, and profitability for both TreeHouse Foods and for our customers.

2025 Proxy Statement	TreeHouse Foods, Inc.	3

Proxy Statement Summary
Key Financial Highlights Include:

Net Sales	Net Income from Continuing Operations	Adjusted EBITDA from Continuing Operations*
$3,354.0M	$26.9M	$337.4M

Net sales from continuing operations of $3,354.0 million in 2024, compares to $3,431.6 million in 2023, a decrease of 2.3% driven by pricing from deflationary pass-through contracts, temporary product availability disruptions due to product recalls as a result of our commitment to quality and safety, and slightly weaker volume/mix

GAAP net income from continuing operations decreased $32.1 million in 2024 to $26.9 million, representing 0.8% margin, primarily driven by cost pressures due to the re-start of one of our broth facilities in the first half of the year as well as a temporary disruption from a product recall at our griddle facility in the 4th quarter. This compares to net income from continuing operations of $59.0 million, representing 1.7% margin, in 2023. Adjusted net income from continuing operations* for the year ended December 31, 2024 totaled $100.5 million compared to $139.2 million for the year ended December 31, 2023, a decrease of $38.7 million, or 27.8%

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted "EBITDA") from continuing operations decreased 7.8% to $337.4 million, or margin of 10.0%. This compares to adjusted EBITDA from continuing operations of $365.9 million, or margin of 10.7%, in 2023

Cash Provided by Operating Activities from Continuing Operations	Free Cash Flow from Continuing Operations*	Cash Returned to Stockholders
$265.8M	$126.1M	$149.7M

Cash provided by operating activities from continuing operations of $265.8 million in 2024 compared to $157.3 million in 2023	Free cash flow from continuing operations was $126.1 million in 2024 compared to $16.5 million in 2023	TreeHouse Foods repurchased approximately $149.7 million in company shares during 2024

*     Refer to Appendix A for a reconciliation of GAAP to Non-GAAP measures.

4	TreeHouse Foods, Inc.	2025 Proxy Statement

Proxy Statement Summary
Stockholder Engagement
Our relationships with our stockholders are an important component of our success, and we highly value the insights and perspectives that our stockholders offer. We maintain a robust practice and regular cadence of Board and executive leadership team engagement with our stockholders by listening proactively, considering each of their opinions and working collaboratively to understand different points of view. We are committed to delivering long-term stockholder value, clearly communicating our financial goals, and holding our management team accountable for Company results.
During 2024 and 2025, the Company engaged with prospective and current stockholders representing approximately 85% of our common stock outstanding through email, virtual and in-person communications on key topics including the following:
•Our financial performance and path to delivering stockholder value;
•Our governance practices and an overview of the Board of Directors composition and committees;
•Our approach to ESG and our 2030 ESG goals; and
•Our executive compensation philosophy and proposed 2025 design.
Below is an overview of the Company's 2024 approach to stockholder engagement:

OUTREACH	LISTEN

STOCKHOLDER MEETINGS
Our Investor Relations team, executive management, and the Board maintains consistent engagement with stockholders year-round through company-hosted events, annual communications to stockholders, annual stockholder meeting, industry presentations and conferences, and more. Formal engagement generally occurs in the Spring and the Fall.

FEEDBACK SOLICITATION
Through our conversations, we gain an understanding of what matters to our stockholders and any concerns or recommendations they may have and proactively provide key updates to our stockholders. Our teams regularly keep executive management, our Investor Relations team, and the Board up-to-date on the priorities and concerns of our stockholders.
We value these opportunities to have constructive dialogue, gain feedback, and further strengthen our engagement.

RESPOND	PLAN

RESPONSE | COMPANY ACTION We execute on our plans to respond. Our Investor Relations team, management and the Board then re-engage in stockholder meetings to continue the conversation.
COMPENSATION DELIBERATION
We solicited stockholder feedback, along with other stakeholder input, about our compensation programs. This feedback helps the Committee plan for executive compensation design changes. We evaluate how to address concerns and discuss potential new disclosures or strategies within the broader landscape of the Company’s short and long-term business goals and priorities.

2025 Proxy Statement	TreeHouse Foods, Inc.	5

Proxy Statement Summary
We have a demonstrable history of being responsive to stockholder feedback. Beginning in the Fall of 2024, we contacted over 20 stockholders, representing approximately 85% of our common stock outstanding, and offered to meet with each of them to discuss the Company’s strategy, performance, executive compensation, and environmental, social, and governance ("ESG") topics. Leading up to our Annual Meeting, we have held meetings with multiple stockholders, representing approximately 50% of our common stock outstanding, as well as a proxy advisory firm. Our Chairman of the Board, Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary, and Vice President of Investor Relations participated in all of our meetings. Our Independent Directors also participated in the meetings when requested.
Pay for Performance Alignment
Our compensation philosophy is designed to attract, retain and motivate top-tier talent, appropriately pay for performance and align the interests of our stockholders with those of our NEOs. Our compensation approach is based on sound design principles that allow us to responsibly reward our executives in a labor climate where we need to attract and retain talent capable of leading our more focused portfolio and achieving our financial and strategic objectives. Our Compensation Committee has structured our compensation programs so that actual compensation received by our executives is aligned to the business results of the Company and the ultimate value realized by our stockholders. This is achieved by maintaining a high level of "at-risk" incentive pay, the majority of which is linked to the achievement of long-term business results and delivered in equity - further aligning interests to those of our stockholders. Our performance goals require significant effort to attain target payouts and we hold our executives accountable to those stretch objectives.
Over the past five years, our short-term incentive payouts as a percent of target have varied widely from year-to-year based on our operating performance. In 2024, the overall payout for each NEO's short-term incentive, excluding Mr. Lewis, was 0%. The Company's short-term incentive payout for 2024 reflects our pay for performance philosophy, as the payout is directly linked to our operating performance during the performance period. Additionally, 50% of our annual long-term incentives have been delivered as PSUs or performance cash awards. Similar to our short-term incentives, payouts have varied over the past five years consistent with our operating net income and cash flow performance.

6	TreeHouse Foods, Inc.	2025 Proxy Statement

Proxy Statement Summary
Director Nominees and Continuing Directors
The following provides summary information about each director nominee and our continuing directors.

		Director Since		Committee Membership for 2024-2025 Board Year
	Age		Independent	AC	CC	NCGC

Director Nominees

Term Expires in 2025

Steven Oakland Chairman, CEO & President, TreeHouse Foods, Inc.	64	2018
Linda K. Massman Lead Independent Director Former President & Chief Executive Officer, Clearwater Paper Corporation	58	2016		■		■
Adam J. DeWitt Chief Executive Officer, Curbside SOS Inc.	52	2023		■ ■	■
Jill A. Rahman Chief Operating Officer, Greater Chicago Food Depository	64	2020		■		■
Joseph E. Scalzo Partner, Centerview Capital Consumer	66	2022		■	■
Jason J. Tyler President of the Wealth Management Business, Northern Trust Corporation	53	2019			■	■ ■

Continuing Directors

Term Expires in 2026

Scott D. Ostfeld Managing Partner and Portfolio Manager of JANA Partners	48	2022			■
Jean E. Spence Former Executive Vice President of Research, Development, & Quality at Mondelēz International, Inc.	67	2018			■ ■	■

AC	Audit Committee	■ ■	Committee Chair
CC	Compensation Committee	■	Member
NCGC	Nominating & Corporate Governance Committee

2025 Proxy Statement	TreeHouse Foods, Inc.	7

Proxy Statement Summary
Board of Directors Snapshot
Snapshot above calculated based upon the Board structure as of the 2025 Annual Meeting.
Governance Practices
TreeHouse's executive compensation and governance practices are designed to drive Company performance and stockholder value while mitigating risk. This includes ongoing evaluation of emerging practices, which has led to several changes over the past few years so that TreeHouse does not adopt practices in either the executive compensation program or governance practices that do not align to the interests of stockholders. TreeHouse's compensation program is based on three core principles:
•Align pay and performance, utilizing both absolute and relative goals that measure performance both on an annual and multi-year basis.
•Align stockholder and management interests by emphasizing rigorous goals that balance and measure value creation in both our short-term and long-term compensation programs.
•Pay the majority of compensation in the form of long-term incentives for our Chief Executive Officer.
Governance Snapshot

BOARD OVERSIGHT	BOARD PERFORMANCE	STOCKHOLDER RIGHTS

•7 of 8 of our Board members are independent, including all committee members
•Board declassification in progress, to be completed by 2026
•Robust Lead Independent Director responsibilities
•Regular executive session meetings of independent directors
•Annual Board and committee evaluation process
•Strategic and Risk Oversight by Board and Committees

•Proactive Board refreshment to bring new and diverse perspectives, with an average tenure of five years
•Utilizes a resignation policy with respect to the election of our directors in a "majority withheld" stockholder vote
•Board responsiveness to stockholder feedback, resulting in proactive board declassification, executive compensation program updates, and Board refreshment efforts
•No "poison pill" •Majority voting standard in uncontested Director elections •Robust stockholder engagement

8	TreeHouse Foods, Inc.	2025 Proxy Statement

Environmental, Social and Governance

At TreeHouse, we work to bring Environmental, Social, and Governance ("ESG") concepts to life for our customers. We are committed to expanding environmental stewardship, stakeholder value creation and thoughtful governance in everything we do. We believe that our commitment to enterprise wide ESG integration is fundamental in meeting the expectations of our customers, employees, investors, consumers and suppliers.
Our Values
We are dedicated to supporting a performance-based culture where we live our values – both with each other and our customers – to provide for our mutual success and safety. Our values serve as the foundation for our culture, which in turn creates an environment where corporate responsibility is inherent in every decision we make.

2025 Proxy Statement	TreeHouse Foods, Inc.	9

Environmental, Social, and Governance (ESG)
ESG Governance
Our Board of Directors ("Board") oversee our ESG strategy, through its Nominating and Corporate Governance Committee, which regularly reviews the Company’s ESG activities, developments, goals and objectives, including the Company’s ESG programs and disclosures. The Compensation Committee meets with the Company’s ESG Steering Committee to review human capital activities, developments, goals and objectives incorporated into the Company’s ESG initiatives. Our ESG Steering Committee drives our activities in this space, and is composed of our Executive Leadership Team, including our Chairman, CEO & President. This committee is supported by four subcommittees and our ESG team, which reports to our EVP, Chief Human Resources Officer & General Counsel.
Each subcommittee is led by a chair and is made up of a cross-functional team of subject matter experts from the business. The subcommittees are responsible for setting the action plans needed to achieve our ESG goals, providing subject matter guidance to the Company on ESG issues, and assisting with ESG reporting and disclosure.

Nominating & Governance Board Committee			ESG Steering Committee

ESG Leader

Responsible Sourcing Subcommittee	Operational Sustainability Subcommittee	Transparency & Disclosure Subcommittee	Culture & Engagement Council

Our 2030 Goals
Our 2030 ESG goals were developed with the help of our cross-functional ESG subcommittees in response to the findings from our prioritization assessment in 2023. Achieving these goals in line with our ESG Strategy is guided by the ESG Steering Committee, and responsibility for achieving these goals will sit with each of our ESG subcommittees. These cross functional teams are designed to provide that all of our ESG efforts include the subject matter expertise needed to be successful, and that our efforts are embedded and integrated across the enterprise. We will continue to keep stakeholders updated on progress toward achieving these goals.
Environment & Climate
•Reduce Scope 1 & 2 greenhouse gas ("GHG") emissions by 25% by 2030
•Assess baseline Scope 3 calculations and establish reduction goal by 2025
•Reduce water usage across manufacturing facilities by 20% by 2030
•Reduce food loss & waste by 50% by 2030
•Increase company-wide landfill diversion to 90% by 2030
•By 2030, have 100% of packaging be recyclable, reusable, or compostable
•Eliminate problematic and unnecessary plastics in packaging where feasible by 2025
•Continue to maintain at least 20% post-consumer recycled content average across all packaging

10	TreeHouse Foods, Inc.	2025 Proxy Statement

Environmental, Social, and Governance (ESG)
People & Communities
•Reduce Total Recordable Incident Rate ("TRIR") by 20% by 2030 to continue towards the goal of zero incidents
•We strive to have our workforce be representative of the communities in which we operate, and the customers and consumers who purchase our products by:
◦Conducting annual Values training by 2024 for all employees
◦Providing intentional learning and development programming for our employees
◦Expanding recruiting efforts by partnering with community, academic, and professional organizations to attract and hire diverse talent
◦Working to provide transparent internal mobility processes to enable robust career growth
◦Disclosing EEO-1 data by 2030 and annually thereafter
•Donate $50 million in volunteer time, food, and/or cash to organizations focused on alleviating food insecurity in our local communities by 2030
Products & Operations
•Direct source 100% Roundtable on Sustainable Palm Oil ("RSPO") physical certified palm oil by 2030
•Increase offerings of third-party certified responsibly sourced cocoa by 2030
•Update our Responsible Sourcing Policy to include the following:
◦Animal Welfare expectations
◦Supplier Diversity acknowledgement and commitment to increase spend with diverse suppliers
◦Global Food Safety Initiative ("GFSI") expectation for ingredient and food contact suppliers
•Roll out annual ESG supplier survey and scorecard for strategic suppliers
Annual ESG Disclosures Overview
In 2024, we published our latest ESG Report, which included appendices aligned with the Sustainable Accounting Standards Board ("SASB") Processed Food Standard and the Task Force for Climate-related Financial Disclosures ("TCFD") framework. We also completed the annual CDP Survey, including Climate Change, Forests and Water sections. Our latest disclosures can be found at https://www.treehousefoods.com/esg/reports-and-disclosures. The information contained in our ESG reports and disclosures, or otherwise on or connected to our website as may be referenced throughout this Proxy Statement, is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report filed with the SEC.

2025 Proxy Statement	TreeHouse Foods, Inc.	11

Environmental, Social, and Governance (ESG)
In August of 2024, we shared our annual ESG disclosures, which included an update on our progress to our 2030 ESG goals, and we plan to do the same in 2025. Recent highlights from our ESG programs and efforts include:

Environment & Climate
•Disclosed Scope 1 & 2 emissions in the annual CDP Survey, and expanded our response to include the Forests and Water modules
•Set ambitious Scope 1 & 2 greenhouse gas emissions (“GHG”) targets
•Reduced Scope 1 & 2 GHG emissions by 4.4%
•Evaluated our Scope 3 footprint in preparation for setting a reduction target by end of 2025
•Completed sustainability treasure hunts at six of our plants, finding opportunities for both resource and cost savings
•Reduced water withdrawn in manufacturing operations by nearly 17%
•Increased use of post-consumer recycled content in packaging by 8%

People & Communities
•Conducted annual employee engagement survey, with an increase in engagement
•Established a new Employee Resource Group: Emerging Professionals
•Operated under a strategic plan with the objective of creating a diverse, equitable and inclusive workplace
•Strong commitment to Board diversity
•Rolled out an online learning management system for employees that offers expanded professional development opportunities
•Donated approximately $12 million to charitable organizations
•Expanded Employee Resource Group membership by 23%

Products & Operations
•Board and committee oversight of human capital management, ESG programs and disclosures
•Robust enterprise risk oversight by full Board and its committees
•Increased use of Roundtable on Sustainable Palm Oil (“RSPO”)-certified palm oil by 5%
•Conducted a prioritization assessment to ensure our strategy is in line with stakeholder priorities and expectations
•Published our Responsible Sourcing Policy Grievance Mechanism
•Distributed a Responsible Supplier Survey to our strategic suppliers to assess opportunities and weaknesses within our supply chain
•Updated our Responsible Sourcing Policy in April 2024 to include a commitment to animal welfare

12	TreeHouse Foods, Inc.	2025 Proxy Statement

Environmental, Social, and Governance (ESG)
Culture
We believe creating a values-led, high-performance workforce and becoming a talent leader is key to achieving success in our growth strategy. We are committed to promoting equal opportunity across our organization. In 2024, we introduced a new employee resource group ("ERG"), Emerging Professionals, and maintained our existing groups: Parents & Caregivers Network, TreeHouse’s Black Employee Resource Group, Women at TreeHouse and Free To Be Me (our LGBTQIA+ resource group). We believe that these ERGs play a critical role in attracting diverse talent, providing mentorship and career development opportunities, delivering commercial business insights and connecting people to the Company and the communities where we do business.
We educate our leaders and employees on how best to contribute to an inclusive culture through continuing education and training to foster an employee experience where everyone feels a sense of belonging. In 2024 we also expanded our recruitment strategies focused on strengthening the diversity of candidate slates by attending various career fairs, including the National Black MBA Association Career Expo and Service Academy Career Conference.

2025 Proxy Statement	TreeHouse Foods, Inc.	13

Corporate Governance

We are committed to high standards of business integrity and corporate governance. Accordingly, we have developed a corporate structure and culture that promotes the highest ethical standards and compliance with all applicable laws and regulations. Further, we understand that corporate governance is not static, and as a result, we regularly monitor and evaluate best practices and new developments in corporate governance against our own current practices.

Board Structure

We are managed under the direction of our board of directors, which is currently composed of eight members. The current members of the Board are: Steven Oakland, Linda K. Massman, Adam J. DeWitt, Scott D. Ostfeld, Jill A. Rahman, Joseph E. Scalzo, Jean E. Spence and Jason J. Tyler. Every director on our Board other than Mr. Oakland is independent. We believe that the number of independent, experienced directors that make up our Board benefits our Company and our stockholders.
Our Amended and Restated Certificate of Incorporation currently provides for a board of directors comprised of three classes of directors, with staggered three-year terms. Our Board is currently divided among the two classes as follows:
•Our 2025 Class directors are Steven Oakland, Linda Massman, Adam DeWitt, Jill Rahman, Joseph Scalzo and Jason Tyler and their term will expire at the Annual Meeting. All of our 2025 Class directors are standing for re-election at the Annual Meeting.
•Our 2026 Class directors are Scott Ostfeld and Jean Spence, and their term will expire at the 2026 Annual Meeting.
In 2023 we continued to enhance our corporate governance profile, and our Board and stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to implement a phased declassification of our Board (the "Declassification Amendment"). Beginning with our Annual Meeting to be held in 2026, the declassification of our board of directors will be complete, and all directors will be subject to annual election for one-year terms.
Board Leadership
The Board does not have a fixed policy regarding the separation of the offices of Chair of the Board and CEO and believes that it should maintain the flexibility to select the Chair and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and our stockholders. In the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and our stockholders. For this reason, our Board evaluates issues that may be relevant to our leadership structure as part of our annual Board self-evaluation process, and the Nominating and Corporate Governance Committee regularly reviews the Board's leadership structure and recommends changes to the Board, as appropriate. In the event the Chair of the Board is not an independent director, the Corporate Governance Guidelines provide that the Board will elect a Lead Independent Director. The Board welcomes and takes under consideration any input received from our stockholders regarding the Board’s leadership structure, and informs stockholders of any change in the Board’s leadership structure on our website and in our annual proxy statements.

14	TreeHouse Foods, Inc.	2025 Proxy Statement

Corporate Governance
In April 2023 the Board's independent directors appointed Mr. Steven Oakland to the role of Chairman of the Board, in addition to his current positions as CEO & President of the Company. The Board considered several factors, including: the strategic goals of the Company, the status of TreeHouse's progress with respect to our transformation journey, the various capabilities of our directors, the dynamics of our Board, and best practices in the market. While the Company's independent directors bring experience, oversight and expertise from various perspectives outside the Company, Mr. Oakland's in-depth knowledge of our business, as well as his tenure as CEO & President enables him to identify areas of focus for the Board and effectively recommend appropriate agendas. The Board believes that the combined role of Chair and CEO facilitates information flow between our Executive Leadership Team and the Board, provides clear accountability and promotes efficient decision making, all of which are essential to effective governance.
The Board also reflected upon the Company’s independent oversight function exercised by our Board, which consists entirely of independent directors other than Mr. Oakland, as well as the independent leadership to be provided by each of the three standing Board Committees, which consist solely of, and are chaired by independent directors. The Board believes this structure provides the most effective leadership structure for the Company at this time for the reasons noted above. The Board's leadership structure is further enhanced by the appointment of Ms. Linda Massman as our Lead Independent Director in April 2023. As Lead Independent Director, Ms. Massman maintains clearly defined and robust responsibilities, including to:
•Call Board meetings in the event of the unavailability or incapacity of the Chair;
•Conduct and preside at executive sessions of the Board;
•Act as a liaison between the independent members of the Board and the CEO; and
•Participate in meetings with major stockholders, stakeholders and the public.
Director Independence
Except as may otherwise be permitted by the New York Stock Exchange ("NYSE") rules, our Corporate Governance Guidelines provide that a majority of the members of the Board shall be independent directors under applicable law and NYSE listing standards. To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual; and (2) in the Board’s judgment (based on a review of all relevant facts and circumstances and taking into consideration all applicable laws, regulations and stock exchange listing requirements), the director must not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
Pursuant to the policies listed above, we affirmatively assess whether each director has a relationship that would interfere with the exercise of independent judgment pursuant to these policies and corporate governance best practices. In addition to the Nominating and Corporate Governance Committee’s review, the Board conducts an annual review of director independence, during which the Board also considers each director's background, employment, affiliations, transactions, relationships and arrangements between each director or an immediate family member of the director and each of the Company and our executive officers. The Board has determined that each of the following non-employee directors who served during the last completed fiscal year qualifies as “independent” in accordance with the above listed guidelines, standards and rules: Ms. Massman, Mr. DeWitt, Mr. Ostfeld, Ms. Rahman, Mr. Scalzo, Ms. Spence and Mr. Tyler. As Mr. Oakland is employed by TreeHouse as our CEO & President, Mr. Oakland does not qualify as independent.
All members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent directors, and our Compensation Committee members meet the enhanced independence requirements for Compensation Committee members under the NYSE’s listing standards. The Board has determined that all of the members of our Audit Committee also satisfy the SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.
Our Board’s standards for director independence are available in our Corporate Governance Guidelines which can be located at https://www.treehousefoods.com/investors/governance/governance-documents.

2025 Proxy Statement	TreeHouse Foods, Inc.	15

Corporate Governance
Standing Committees of the Board
The Board has three standing committees to help oversee various matters of the Company: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board has approved a written charter for each standing committee, which we review annually and revise as appropriate. The charters define each committee’s roles and responsibilities. The charters are available on our website at: https://www.treehousefoods.com/investors/governance/governance-documents. The Board determines the membership of each of these committees from time to time, and each committee is composed entirely of independent directors, in accordance with our Corporate Governance Guidelines, the NYSE listing standards and SEC rules.
Mr. Oakland as Chair of the Board, CEO & President is permitted to attend committee meetings only at the invitation of the respective committee. Accordingly, Mr. Oakland is not permitted to attend committee meetings when the independent directors meet in executive session, such as when independent directors conduct performance evaluations or discuss the compensation of the CEO, or any other portion of any committee meeting that the independent directors deem appropriate to conduct outside of the CEO's presence for any reason.
Audit Committee

PRINCIPAL RESPONSIBILITIES
•Reviews and approves the scope and cost of all services, both audit and non-audit, provided by the firm selected to conduct the audit.
•Provides oversight of the audit process and financial reporting process and reviews the Company's financial and operating controls.
•Oversees the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company.
In addition, the Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members pursuant to the listing standards of the NYSE and the rules and regulations of the SEC, and the Board has determined that each of them has accounting and related financial management expertise as required by the listing standards of the NYSE. Further, Messrs. DeWitt and Scalzo and Mses. Massman and Rahman qualified as audit committee financial experts.

MEMBERS IN 2024 Adam J. DeWitt (Chair) Linda K. Massman Jill A. Rahman Joseph E. Scalzo MEETINGS IN 2024 8

Compensation Committee

PRINCIPAL RESPONSIBILITIES
•Reviews and approves the compensation of the Company’s CEO and executive officers, including the administration of the TreeHouse Foods, Inc. Equity and Incentive Plan.
•Approves and evaluates the compensation plans, policies and programs of the Company.
•Oversight of human capital management activities, developments, goals and objectives and executive leadership team succession.
•Reviews and recommends the director compensation to the Board.
The Compensation Committee engaged Pay Governance LLC as its independent executive compensation advisor in 2024. For more information regarding the role of compensation advisors in the Compensation Committee's decision-making process, please see the disclosure under the heading "Executive Compensation Decision Making Process" in the Compensation Discussion and Analysis section of this Proxy Statement.
In addition, the Board has determined that each member of the Compensation Committee meets the qualifications for compensation committee members as required by the listing standards of the NYSE and is a "non-employee director" within the meaning of SEC Rule 16b-3.

MEMBERS IN 2024 Jean E. Spence (Chair) Adam J. DeWitt Scott D. Ostfeld Joseph E. Scalzo Jason J. Tyler MEETINGS IN 2024 5

16	TreeHouse Foods, Inc.	2025 Proxy Statement

Corporate Governance
Nominating and Corporate Governance Committee

PRINCIPAL RESPONSIBILITIES
•Identifies individuals qualified to become members of the Board.
•Recommends to the Board the persons to be nominated for election as directors at any meeting of the stockholders.
•In the event of a vacancy on or increase in the size of the Board, the committee recommends to the Board the persons to be nominated to fill such vacancy or additional Board seat.
•Recommends to the Board the persons to be nominated for each committee of the Board.
•Develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Ethics.
•Oversees the evaluation of the Board and CEO.
•Oversees the development of a succession plan for the Board and CEO.
•Considers nominees who are recommended by stockholders, provided such recommendations are made in accordance with the nominating procedures set forth in the Company’s By-laws.
•Regularly reviews the Company’s ESG activities, developments, goals and objectives, including the    Company’s ESG programs and disclosures.

MEMBERS IN 2024 Jason J. Tyler (Chair) Linda K. Massman Jill A. Rahman Jean E. Spence MEETINGS IN 2024 4

Board Practices, Processes and Policies

Meetings of the Board of Directors and its Committees
Members of the Board are expected to attend each Board meeting, as set forth in the Company’s Corporate Governance Guidelines. The Board met seven times in 2024. Each current director of our Board attended at least 75% of the aggregate of the meetings of the Board and the committee(s) on which they served during 2024.
Annual Meeting of Stockholders
Our directors are expected to make every effort to attend the Company’s Annual Meeting, and all of them that served as directors at the time of the meeting did so in 2024. The Company believes that annual meetings provide an opportunity for stockholders to communicate with directors. It is the Board’s policy that all of our directors attend the Annual Meeting, absent exceptional cause.
Executive Sessions
The independent directors meet in executive session at least quarterly to discuss, among other matters, the performance of the Company and its executives. The independent directors will meet in executive session at other times at the request of any independent director. Absent unusual circumstances, these sessions shall be held in conjunction with regular Board meetings. Our Lead Independent Director presides at these sessions.
Annual Board and Committee Evaluations
The Nominating and Corporate Governance Committee oversees the annual evaluation process for the Board and each of its committees. These evaluations are designed to assess whether the Board or the respective committee are functioning effectively and also to provide a mechanism for the Board or the respective committee to identify potential areas for improvement. Once completed, the results of the evaluations and any appropriate recommendations or action plans are discussed among the members of the Board and each of its committees. From time to time, our Board evaluation process includes an external evaluator.
Director Orientation and Continuing Education
The Nominating and Corporate Governance Committee is tasked with developing and overseeing a Company orientation program for new directors and a continuing education program for current directors, periodically reviewing these programs and updating them as necessary. As such, the Board and the Company’s management conduct a mandatory orientation program for new directors. The orientation program

2025 Proxy Statement	TreeHouse Foods, Inc.	17

Corporate Governance
includes presentations by management to familiarize new directors with, among other things, the Company’s principal operational and financial objectives, strategies and plans; results of operations and financial condition of the Company and of significant subsidiaries; the relative standing of the business of the Company and vis-à-vis competitors; risk management processes and findings; compliance programs, relevant policies and procedures; fiduciary duties; and introductions to the Company's principal officers, internal and independent auditors, its General Counsel, and outside advisors.
Further, the Company encourages board education to continually enhance board effectiveness and director expertise in timely governance and oversight matters. Each director is expected to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and deal appropriately with issues that arise. The Company will cover reasonable costs related to continuing director education.
Certain Relationships and Related Person Transactions
We maintain procedures relating to the review, approval or ratification, if pre-approval was not feasible, of transactions in which we are a participant and in which any of our directors, director nominees, named executive officers, major stockholders or their family members have a direct or indirect material interest. We refer to these individuals and entities in this Proxy Statement as related parties. Our Code of Ethics, which is available on our website at https://www.treehousefoods.com/investors/governance/governance-documents, prohibits our employees, including our executive officers and directors, from engaging in certain activities. These activities typically relate to conflict of interest situations where an employee or director may have significant financial or business interests in another company competing with or doing business with us, or who stands to benefit in some way from such a relationship or activity.
We review all relationships and transactions in which the Company and our directors, director nominees, named executive officers, or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest and the dollar value. Our Legal Department has responsibility for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based upon the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify such related party relationships and transactions. Further, any director faced with any potential conflict is required to disclose any such potential conflict to the Chair of the Board, Chair of the Nominating and Corporate Governance Committee, and the General Counsel of the Company. As required under SEC rules, transactions involving the Company that exceed $120,000 and that a related party has a direct or indirect material interest in are disclosed in our Proxy Statement. Our Board has responsibility for reviewing and approving or ratifying, if pre-approval was not feasible, related person transactions.
Since January 1, 2024, there were no reportable related person transactions, and there are currently no proposed transactions in excess of $120,000 in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest.
Code of Ethics
The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, including the Code of Ethics (the "Code"). The Board has adopted a Code that applies to all of the Company’s employees, officers and directors, as well as independent contractors working on behalf of the Company. Through our Code, we establish clear ethical and professional guidelines, and work though several mechanisms to hold the Company collectively to the highest professional ethical standards.
Our Code serves as a framework for our ethical business practices and provides us with high-level guidance and direction about difficult choices we might face. The Code defines our collective responsibilities to one another, our customers and consumers, the communities we call home and all our stakeholders. Adherence to the Code is critical for us to achieve our standards. The Code lays out a clear set of expectations for our employees, directors and suppliers and helps fortify our culture of integrity, accountability, and ownership for all who impact, or are impacted by, our business.
Our Code meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and also meets the requirements of a “code of business conduct and ethics” under NYSE Rules. All employees are required to certify that they have reviewed and are familiar with the Code. The Code can be located in its entirety on the Company’s website at https://www.treehousefoods.com/investors/governance/governance-documents.

18	TreeHouse Foods, Inc.	2025 Proxy Statement

Corporate Governance

The Board’s Role and Responsibilities

The Board’s Role in Risk Oversight
Management undertakes a regular review of a broad set of enterprise risks across the Company's business and operations to identify, assess, prioritize and manage potential issues over the short, intermediate and long-term. Specific emphasis is placed on identifying those risks that could have the highest impact to the Company and its operations, and the highest likelihood of risk occurrence. Management’s risk assessment also takes into account input from the internal audit function, which reports regularly to the Audit Committee, and the Board receives ongoing updates from management on trends in risk management and in new risks facing the business. Management is responsible for day-to-day risk assessment and mitigation activities, and our Board is responsible for risk oversight, focusing on our Company’s overall risk management strategy. While the Board as a whole maintains the ultimate oversight responsibility for risk management, the committees of the Board can be assigned responsibility for risk management oversight of specific areas, as set forth below:

FULL BOARD

Together with the Board’s standing committees, the Board regularly reviews material risks identified by management and the Board. The Board and its committees regularly review the actions, policies and guidelines that management uses to address material risk.	Develops a corporate governance structure that permits the Board to fulfill its responsibilities.	Further, the Board establishes a corporate environment that promotes timely and effective disclosure, sufficient controls, procedures and incentives, fiscal accountability, high ethical standards and compliance with all applicable laws and regulations.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

As part of its responsibilities as set forth in its charter, the Audit Committee discusses with management the Company’s policies and guidelines to govern the process by which risk assessment and risk management are undertaken by management, including guidelines and policies to identify the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures.
The Audit Committee also performs an oversight role with respect to financial and compliance risks.
The Compensation Committee considers risk in connection with its design of compensation programs for our executives and employees so that they do not encourage unnecessary or excessive risk-taking.
The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board a set of governance guidelines applicable to the Company, including the Code.
This committee also provides oversight of the Company's ESG activities, developments, goals, objectives, programs and disclosures.

SENIOR MANAGEMENT

Senior management tracks, evaluates and works to mitigate risks across all aspects of the Company's business operations.

2025 Proxy Statement	TreeHouse Foods, Inc.	19

Corporate Governance
Cybersecurity
BOARD OF DIRECTORS
Our Board of Directors oversees our Enterprise Risk Management program, and cybersecurity risks are monitored as a part of the broader program. Our Board has delegated the primary responsibility to oversee risks from cybersecurity threats to the Audit Committee.
Our Audit Committee receives quarterly updates from the Chief Information Officer ("CIO") on significant risks, cyber incidents, key performance indicators measuring the effectiveness of our cybersecurity risk program, and other relevant matters, and regularly reviews the measures implemented by the Company to identify, treat, mitigate, and transfer cybersecurity risk. The Audit Committee regularly briefs the Board on these updates, and the Board also receives periodic briefings on cybersecurity risk through our broader Enterprise Risk Management program. These risks, including current and emerging risks, are regularly evaluated by the Audit Committee and the Board. In addition to the regular updates to the Audit Committee, we have protocols by which certain cybersecurity incidents and threats are escalated within the Company and, where appropriate, reported in a timely manner to the Board and Audit Committee.
Stockholder Communication with the Board
Stockholders and other interested parties may contact the Board, the independent directors as a group or any individual director. All communications should be directed to:
TreeHouse Foods, Inc.
Attn: Corporate Secretary
2021 Spring Road, Suite 600
Oak Brook, IL 60523
Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board or a particular director. All appropriate communication intended for the Board or a particular director and received by the Corporate Secretary will be forwarded to the specified party following its clearance through normal security procedures.

20	TreeHouse Foods, Inc.	2025 Proxy Statement

Proposal One

Election of Directors

The Company’s Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-laws (the "By-laws") provide that the Board shall be composed of not less than three nor more than 15 directors. As a result of continued evaluation of our corporate governance practices and consideration of views held by the investor community, in 2023 our Board determined that it was advisable and in the best interests of the Company and our stockholders to propose to our stockholders that we amend our Certificate of Incorporation (the “Certificate”) to declassify our Board of Directors and phase-in the annual election of all directors, as described below (the “Declassification Amendment”). We believe these amendments reflect our commitment to good corporate governance and better align our governance processes with governance practices supported by the investor community. In 2023, our stockholders approved the Declassification Amendment.
The Declassification Amendment, which will be phased in over a period of three years, does not shorten the existing terms of our directors. Accordingly, a director who has been elected to a three-year term (including directors elected at the 2023 Annual Meeting) will complete that term. The Declassification Amendment means that, beginning with the 2026 Annual Meeting, the declassification of our Board will be complete and all directors would be subject to annual election for one-year terms.
Currently, six directors serve in the 2025 Class (Mr. Oakland, Ms. Massman, Mr. DeWitt, Ms. Rahman, Mr. Scalzo and Mr. Tyler) and two directors serve in the 2026 Class (Mr. Ostfeld and Ms. Spence).
Upon the recommendation of the Nominating and Corporate Governance Committee, there are six nominees to be considered for election to our Board of Directors: Mr. Oakland, Ms. Massman, Mr. DeWitt, Ms. Rahman, Mr. Scalzo and Mr. Tyler. If elected, these nominees will serve a one-year term. The nominees’ biographies below describe each candidate’s background and relevant experience in more detail. As such, at the Annual Meeting, you will elect a total of six directors named in this Proxy Statement, subject to the provisions of the Company’s By-laws, to hold office until the 2026 Annual Meeting and until their successors are duly elected and qualified.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.
•STEVEN OAKLAND
•LINDA K. MASSMAN
•ADAM J. DEWITT
•JILL A. RAHMAN
•JOSEPH E. SCALZO
•JASON J. TYLER
Proxies solicited by the Board will be voted for the election of each Director nominee unless stockholders specify a contrary vote.

2025 Proxy Statement	TreeHouse Foods, Inc.	21

Proposal One
Once our Board is fully declassified, directors elected to fill vacancies and newly created seats on the Board will serve for a term expiring at the next Annual Meeting, and while the declassification of our Board is being phased in, any director elected to a newly created seat on the Board will serve for the same term as the remainder of the class to which the director is elected.
As the Company invests in strengthening the foundation of our business, we are continuously enhancing our corporate governance practices to align with our strategy. We have brought fresh and diverse perspectives to the Board, as five highly qualified directors have been added to our Board since 2019. We believe that the Board possesses the appropriate mix of diversity in terms of age, gender, race, national origin, skills, experience, viewpoints and service on our Board and the boards of other organizations. Each director nominee has agreed to be named in this Proxy Statement, and to serve as a director if elected.
Proxies cannot be voted for a greater number than the number of nominees named. The affirmative vote of a majority of the votes cast is required to elect each director. In other words, the number of votes “for” a director must exceed the number of votes “against” a director in order to elect such director. For information regarding our resignation policy, see the section titled "Summary of the Annual Meeting — Resignation Policy" in this Proxy Statement.
Nomination of Directors
The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with the Director Criteria (as defined below) and recommending to the Board the nominees for election as directors. The Board is responsible for approving criteria for selecting directors (the “Director Criteria”). The Nominating and Corporate Governance Committee reviews and uses such criteria and the principles set forth in the Company’s Corporate Governance Guidelines to guide its director selection process. On an annual basis, the Nominating and Corporate Governance Committee reviews with the Board the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. In considering potential candidates for election to the Board, including with respect to incumbent directors and stockholder recommended candidates, the Nominating and Corporate Governance Committee shall consider, among other qualifications that it deems appropriate, the following:

Candidates who have a reputation for integrity, honesty, and adherence to high ethical standards
Candidates who provide diversity of occupational and personal backgrounds to the Board, including diversity with respect to self-identified diversity characteristics such as gender, ethnicity and national origin, geography, age and sexual orientation
Candidates whose background and qualifications provides a significant breadth of experience, knowledge, and abilities that assist the Board in fulfilling its responsibilities

Candidates with demonstrated business acumen, experience, and an ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company

Candidates time commitments, particularly the number of other boards on which the potential candidate may serve

Candidates who demonstrate independence and absence of conflicts of interest

Candidates committed to understand the Company and its industry

The Nominating and Corporate Governance Committee reviewed, updated and evaluated the Board’s skill and experience matrix and evaluated each of the directors’ qualifications against the Company’s long-term strategic plans. Within this framework, specific items relevant to the Board’s determination for each director are listed in each director’s biographical information beginning on page 24. The directors’ ages are shown as of April 24, 2025. There are no family relationships among our directors or NEOs (which term is the same as and used interchangeably with “Executive Officers”).
Identifying New Directors
The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including current Board members and stockholders (when recommended in accordance with the nomination procedures set forth in our By-laws). It also may, in its discretion, employ a third-party search firm to assist in identifying potential candidates. In considering potential candidates for election to the Board, including with respect to incumbent directors and stockholder recommended candidates, the Nominating and Corporate Governance Committee shall consider, among other qualifications that it deems appropriate, the factors described above. For more information, please review the "Stockholder Proposals for 2026 Annual Meeting" section of this Proxy Statement.

22	TreeHouse Foods, Inc.	2025 Proxy Statement

Proposal One
Director Qualifications
The Board, acting through the Nominating and Corporate Governance Committee, considers its members, including those directors being nominated for reelection to the Board at the Annual Meeting, to be highly qualified for service on the Board. Generally, the Board seeks individuals with broad-based experience and the background, judgment, independence, and integrity to represent the stockholders in overseeing the Company’s management in their operation of the business. The current members of the Board, including our nominees, hold or have held senior executive positions in large, complex organizations and have operating experience that meets this objective. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other public companies and have an understanding of corporate governance practices and trends. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise.
Board Diversity
Over the past few years, we have refocused our efforts on Board refreshment. The Board believes the fresh perspectives brought by new directors are critical to a forward-looking and strategic Board while retaining those who have a deep understanding of TreeHouse’s business provided by longer-serving directors.
The Board is committed to having a Board that reflects diverse perspectives, including those based on gender, ethnicity, skills, experience at policy-making levels in areas that are relevant to the Company’s activities, and functional, geographic or cultural background. The Board assesses its effectiveness in this regard as part of the annual Board and committee evaluation process. As part of the search process for each new director, our Nominating and Corporate Governance Committee actively seeks out diverse candidates to include in the pool from which Board nominees are chosen.
Board Tenure Policy
The Board does not believe it should establish term limits. Term limits could result in the loss of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and an institutional memory that benefits the entire membership of the Board as well as management. However, the Board does believe that a mandatory retirement age for directors is appropriate and has adopted the policy that an individual may not stand for election or reelection to the Board if such individual (i) has reached 75 years of age or (ii) would reach 75 years of age during such individual’s term as a director if elected or re-elected; provided, however, from time to time the Board may re-nominate a director for additional terms if the Board determines that due to such director’s unique capabilities and/or special circumstances, such re-nomination is in the best interest of the Company.
Other Directorships
Directors and the Company’s executive officers must receive approval from the Chair of the Board and the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve, or being publicly reflected as a nominee to serve, on the board of another public company. The Nominating and Corporate Governance Committee shall take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to the Board. Service on boards and/or committees of other organizations shall comply with the Company’s conflict of interest policies. Directors generally will serve on no more than four boards of public companies (including the Company’s Board) or, if the director is serving as an executive officer of a public company, no more than two boards of public companies (including the Company’s Board).
Agreement with JANA Partners
Mr. Ostfeld joined the Board in April 2022 after an affiliate of JANA Partners LLC ("JANA") notified us of its intent to nominate three candidates, including Scott Ostfeld, for election as directors of the Company at the 2022 Annual Meeting. The Company entered into an agreement with JANA under which JANA agreed to cause the withdrawal of the nomination notice and pursuant to which the Company agreed to appoint Scott Ostfeld to the Company's Board for a term expiring at the 2023 Annual Meeting of the Company’s stockholders. Mr. Ostfeld was re-nominated by the Board on its own initiative for election at the 2023 Annual Meeting, and was re-elected by the stockholders for a term expiring at the 2026 Annual Meeting of the Company's stockholders.
In connection with Mr. Ostfeld joining the Board in April 2022, JANA and the Company entered into a confidentiality agreement (the “Confidentiality Agreement”) and Mr. Ostfeld delivered a director resignation letter, which is only effective upon, among other things, breaches of Company policies or the Confidentiality Agreement or if JANA undertakes certain steps to run a proxy contest while Mr. Ostfeld is on the Board.

2025 Proxy Statement	TreeHouse Foods, Inc.	23

Proposal One

Biographical Information of Director Nominees and Continuing Directors

Nominees for Election as Directors with Terms Expiring In 2025
The Nominating and Corporate Governance Committee has recommended and the Board has nominated the following director nominees and continuing directors for election to the Board:

Steven Oakland

BACKGROUND
Mr. Oakland was appointed to serve as our Chief Executive Officer and President, effective March 26, 2018. Mr. Oakland previously served as Vice Chair and President, U.S. Food and Beverage of The J.M. Smucker Company (“Smucker’s”) (NYSE: SJM), a manufacturer of branded food products, from May 2016 to February 2018. He previously served as President, Coffee and Foodservice of Smucker’s from April 2015 to April 2016; President, International Food Service of Smucker’s from May 2011 to March 2015; and President, U.S. Retail-Smucker’s Jif, and Hungry Jack from August 2008 to May 2011. Prior to that, Mr. Oakland served in increasingly senior positions, including General Manager of Smucker’s Canadian operations from 1995 to 1999. Mr. Oakland currently serves on the board of directors of Foot Locker, Inc. (NYSE: FL), an athletic footwear and apparel retailer. Mr. Oakland earned his B.A in Marketing and Economics from the University of Mount Union.
DIRECTOR QUALIFICATIONS
Mr. Oakland is a food and beverage executive with a deep understanding of our business and the rapidly changing consumer demands across the broader food and beverage industry. He brings to the Board his in-depth knowledge of manufacturer and retailer strategies for both brands and private label are invaluable to help address the changing demands impacting our industry. Mr. Oakland also has extensive experience in domestic and international consumer product operations, with particular strength in customer engagement, marketing, brand-building and strategic planning. He understands risk management and business development as well as large scale M&A and its associated integration and operational priorities, and has significant public and private board of directors experience across both manufacturing and retailing.

Age: 64 Director Since: March 2018 Committees: •None Other Current Public Company Boards: •Foot Locker, Inc.

Linda K. Massman

BACKGROUND
Ms. Massman was the President and Chief Executive Officer of Clearwater Paper Corporation (NYSE: CLW), a pulp and paper product manufacturer, from 2013 until her retirement on April 1, 2020. Previously, Ms. Massman served as Clearwater Paper's President and Chief Operating Officer from 2011 to 2013. Prior to that, Ms. Massman served as Clearwater Paper’s Chief Financial Officer from 2008 to 2011. Before joining Clearwater Paper, Ms. Massman served as group vice president of finance and corporate planning for SUPERVALU Inc., following its acquisition of Albertson’s Inc, where she served in a similar capacity. Prior to that, Ms. Massman was a business strategy consultant for Accenture (NYSE: ACN). In 2016, she became the first vice chairwoman for the American Forest & Paper Association, and in 2017, she was the chairwoman for the American Forest & Paper Association. Ms. Massman currently serves on the board of directors of Pactiv Evergreen Inc. (NASDAQ: PTVE), Caliber, Darigold Inc. and Cibo Vita Inc., and is a Senior Advisor to Citation Capital. She earned her Bachelor of Business Administration in Finance from the University of North Dakota and holds an M.B.A. from Harvard Business School.
DIRECTOR QUALIFICATIONS
Ms. Massman’s experience as a CEO, COO and CFO of a company with extensive private label offerings in paper products provides the Board with an experience-based understanding of key private label customers. Ms. Massman’s retail experience and experiences in strategic consulting provide highly valuable perspectives. In addition, Ms. Massman’s experience in corporate planning, capital structure optimization and transactional structuring provides great benefit to the Board and Company as it considers acquisitions and business integration. During her role as CEO of Clearwater Paper Corporation, she oversaw the company’s $71 million acquisition of Manchester Industries in 2016.

INDEPENDENT Age: 58 Director Since: July 2016 Lead Independent Director Since: April 2023 Committees: •Audit •Nominating and Corporate Governance Other Current Public Company Boards: •Pactiv Evergreen Inc.

24	TreeHouse Foods, Inc.	2025 Proxy Statement

Proposal One

Adam J. DeWitt

BACKGROUND
Mr. DeWitt is currently the CEO of Curbside SOS Inc., an innovative, privately-held roadside assistance provider. Previously, Mr. DeWitt was the Chief Executive Officer of Grubhub, Inc., an on-demand food delivery platform, where he led the U.S. business from June 2021 to May 2023. Prior to this role, Mr. DeWitt was Grubhub’s President (since 2018) and Chief Financial Officer (since 2011). During his tenure, Grubhub’s annual revenues grew from $20 million to more than $2 billion, and he led the company through its initial public offering in 2014 as well as multiple mergers and acquisitions. Before joining Grubhub, Mr. DeWitt was the Chief Financial Officer of optionsXpress Holdings, Inc. Mr. DeWitt serves on the board of directors and is chair of the audit committee of RB Global Inc. (NYSE: RBA), the leading global marketplace for commercial assets and vehicles. He is also a member of the board of directors of privately-held ShipBob, Inc., the leading provider of fulfillment for small to mid-size businesses, The Joffrey Ballet, and Bernard Zell Anshe Emet Day School. Mr. DeWitt holds an A.B. in Economics from Dartmouth College.
DIRECTOR QUALIFICATIONS
Mr. DeWitt brings extensive experience in corporate finance and M&A transactions and a broad understanding of capital markets. Additionally, Mr. DeWitt provides highly valued perspectives on governance issues facing public companies from his service on other public company boards and strong leadership capabilities and insights from his experience as a CEO and CFO.

INDEPENDENT Age: 52 Director Since: December 2023 Committees: •Audit (Chair) •Compensation Other Current Public Company Boards: •RB Global Inc.

Jill A. Rahman

BACKGROUND
Ms. Rahman currently serves as Chief Operating Officer for the Greater Chicago Food Depository since June 2020, where she leads operations, finance, IT, marketing, human resources and strategic initiatives for the Greater Chicago Food Depository, which includes a network of more than 700 partner organizations that work together to bring food, dignity, and hope across Chicago. Ms. Rahman has more than 30 years of experience in the consumer-packaged goods industry at companies including The Kraft Heinz Company (NASDAQ: KHC), Newell Brands (NASDAQ: NWL), and Conagra Brands (NYSE: CAG). She most recently served as the President of the International division at Conagra Brands, a consumer packaged goods food company, from 2016 until her retirement in June 2020. From 2016 to 2020, Ms. Rahman served on the board of directors as Chairman for Agro Tech Foods, a publicly traded affiliate of Conagra Brands in India. Ms. Rahman currently serves on the board of directors for Berry Global, Inc. (NYSE: BERY), a global manufacturer and marketer of plastic packaging products. She earned her Bachelor of Business Administration from Howard University and her Master of Business Administration from Indiana University.
DIRECTOR QUALIFICATIONS
Ms. Rahman brings to the Board breadth and depth of experience in food manufacturing, food retail and growth strategies. Ms. Rahman is a proven business operator with 30 years of P&L leadership while driving organizational change. She has a proven track record of translating her operator experience to an effective director, internationally and domestic. In addition, Ms. Rahman places focus on social responsibility as demonstrated by her recent retirement and move to Chief Operating Officer of the Greater Chicago Food Depository.

INDEPENDENT Age: 64 Director Since: November 2020 Committees: •Audit •Nominating & Corporate Governance Other Current Public Company Boards: •Berry Global, Inc.

2025 Proxy Statement	TreeHouse Foods, Inc.	25

Proposal One

Joseph E. Scalzo

BACKGROUND
Mr. Scalzo is a partner with Centerview Capital Consumer, an operationally-oriented private equity firm focused on the U.S. consumer middle- and upper-middle market. Mr. Scalzo served as the Executive Vice Chairman of the board of directors of The Simply Good Foods Company (NASDAQ: SMPL), a manufacturer of nutrition bars, ready-to-drink shakes, snacks and confectionery products from July 2023 until August 2024, and as a director of the company from July 2017 until January 2024. From July 2017 until July 2023, Mr. Scalzo served as President and Chief Executive Officer of The Simply Good Foods Company and its predecessor company Atkins Nutritionals, Inc. and as a member of Atkins Nutritionals, Inc.’s board of directors from February 2013 until July 2017. He successfully took The Simply Good Foods Company public in 2017. Mr. Scalzo has also served on the board of directors of Freshpet, Inc. (NASDAQ: FRPT) since August 2023. From November 2005 to February 2011, Mr. Scalzo served as a senior executive in various roles at Dean Foods, including as President and Chief Operating Officer, as well as President and Chief Executive Officer of WhiteWave Foods, Inc. Prior to that, he held various executive roles at the Gillette Company, where he spearheaded the successful three-year turnaround of the company's one-billion-dollar global personal care business, and The Coca-Cola Company, where he held various senior leadership roles. Mr. Scalzo began his career at The Procter & Gamble Company in 1985. He previously served on the boards of HNI Corporation from 2003 to 2009, Earthbound Farm LLC from 2010 to 2013, and Focus Brands from 2014 to 2020. Mr. Scalzo served as a Naval Officer from 1980-1985 and received a Bachelor of Science in Chemical Engineering from the University of Notre Dame.
DIRECTOR QUALIFICATIONS
Mr. Scalzo is experienced as a former President and Chief Executive Officer of a food manufacturing company. He brings to the Board over thirty years of experience in the consumer-packaged goods industry, including in beverages, snacking and private label.

INDEPENDENT Age: 66 Director Since: April 2022 Committees: •Audit •Compensation Other Current Public Company Boards: •Freshpet, Inc.

Jason J. Tyler

BACKGROUND
Mr. Tyler serves as President of the Wealth Management business of Northern Trust Corporation (NASDAQ: NTRS), a global financial services company servicing sophisticated investors around the world. Prior to being named President of Wealth Management, Mr. Tyler served as Chief Financial Officer of Northern Trust for five years. His previous roles include serving as Global Head of Corporate Strategy for the company and Global Head of the Institutional Group at Northern Trust Asset Management. Mr. Tyler joined Northern Trust in 2011 from Ariel Investments, where he served as Director of Research Operations, and as a member of the Investment Committee. Previously, he served in various leadership roles in Corporate Finance and Banking at American National Bank/Bank One. Mr. Tyler is a Trustee of the University of Chicago, Board Chair at the University of Chicago Laboratory Schools, and an Advisory Council member of the Becker Friedman Institute. He is a Director of Advance Illinois, Northwestern Memorial Healthcare Foundation, and the Joffrey Ballet where he formerly served as Chairman. Mr. Tyler earned an M.B.A. from University of Chicago Booth School of Business and an A.B. from Princeton University.
DIRECTOR QUALIFICATIONS
Mr. Tyler’s experience with institutional investors and financial markets provides the Board a deep understanding of capital markets. Additionally, with his experience in financial management, strategy, and planning matters, Mr. Tyler brings considerable execution experience.

INDEPENDENT Age: 53 Director Since: April 2019 Committees: •Compensation •Nominating and Corporate Governance (Chair) Other Current Public Company Boards: •None

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE ON THE COMPANY’S BOARD.
Proxies solicited by the Board will be voted for the election of each director nominee unless stockholders specify a contrary vote.

26	TreeHouse Foods, Inc.	2025 Proxy Statement

Proposal One
Biographical Information for Continuing Directors with Terms Expiring In 2026

Scott D. Ostfeld

BACKGROUND
Mr. Ostfeld is the Managing Partner and Portfolio Manager of JANA Partners, a New York based investment firm. Prior to joining JANA Partners in 2006, Mr. Ostfeld was at GSC Partners, where he served in their distressed debt private equity group and focused on acquiring companies through the restructuring process and enhancing value as an equity owner. Mr. Ostfeld serves on the board of Mercury Systems, Inc. (NASDAQ: MRCY). He was previously an investment banker at Credit Suisse First Boston Corporation. Mr. Ostfeld served on the board of Conagra Brands (NYSE: CAG), a packaged foods company in North America, from 2019 to 2022, HD Supply Holdings Inc., an industrial distributor, from 2017 to 2020, and Team Health Holdings, Inc., a supplier of outsourced healthcare professional staffing and administrative services, from 2016 to 2017. He serves as a member of the advisory board of Columbia University’s Richman Center for Business, Law, and Public Policy. Mr. Ostfeld holds a B.A. from Columbia University, a J.D. from Columbia Law School, and an M.B.A. from Columbia Business School.
DIRECTOR QUALIFICATIONS
Mr. Ostfeld has more than 20 years of experience investing in companies and driving shareholder value. He brings to the Board significant experience in finance and risk management and M&A transactions, and a broad understanding of governance issues facing public companies.

INDEPENDENT Age: 48 Director Since: April 2022 Committees: •Compensation Other Current Public Company Boards: •Mercury Systems, Inc.

Jean E. Spence

BACKGROUND
Ms. Spence is an independent consultant to several consumer products companies. Ms. Spence was formerly Executive Vice President of Research, Development, & Quality at Mondelēz International, Inc. (NASDAQ: MDLZ), a global leader in biscuits, chocolate and baked snacks ("Mondelēz"), from 2012 to 2015. Prior to the 2012 spin-off transaction to form Mondelēz International, Inc., Ms. Spence served in the same capacity at Kraft Foods, Inc. ("Kraft") from 2004 to 2012, where she was responsible for research and development which included new product innovation, improving quality and food safety on a worldwide basis, coordinating global compliance programs, scientific relations, regulatory relations, microbiology, and auditing. She has represented the food industry on the Department of Homeland Security Advisory Council and represented Kraft on the International Life Sciences Institute and Girl Scouts and Junior Achievement of Chicago Boards. Ms. Spence serves on the Board of Nulixir Inc., the Investment Committee of the Agri-Food Tech Fund of Praesidium Private Investments and is an External Advisor to Bain & Company. Ms. Spence is the immediate past Chair and a current Trustee of Clarkson University. Ms. Spence earned a B.S. in Chemical Engineering from Clarkson University and a Master’s in Chemical Engineering from Manhattan College.
DIRECTOR QUALIFICATIONS
Ms. Spence brings to the Board deep expertise in innovation, food safety and product quality, as well as insight into regulatory and consumer trends. Her broad management and operational experience in global enterprises provides significant industry acumen.

INDEPENDENT Age: 67 Director Since: September 2018 Committees: •Compensation (Chair) •Nominating and Corporate Governance Other Current Public Company Boards: •None

2025 Proxy Statement	TreeHouse Foods, Inc.	27

Proposal One

Director Compensation

Directors who are employees of the Company receive no additional fees for service as a director. Non-employee directors received a combination of cash payments and equity-based compensation for 2024 as shown in the table and narrative below:

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Total ($)

Adam J. DeWitt(1)	142,292	229,660	371,952
Mark R. Hunter(2)	—	—	—
Linda K. Massman	155,000	172,248	327,248
Scott D. Ostfeld(3)	95,000	172,248	267,248
Jill A. Rahman	102,500	172,248	274,748
Joseph E. Scalzo	102,500	172,248	274,748
Jean E. Spence	115,000	172,248	287,248
Jason J. Tyler	110,000	172,248	282,248
(1)Mr. DeWitt joined the Board on December 22, 2023. In connection with his appointment, Mr. DeWitt received a pro-rated cash and equity retainer in 2024 for his partial period of service during the 2023-2024 Board service year. Mr. DeWitt began serving as Audit Committee Chair on December 1, 2024 and received a pro-rated cash retainer for his partial period service during the 2024-2025 Board service year.
(2)Mr. Hunter resigned from the Board effective April 25, 2024.
(3)Mr. Ostfeld has assigned his compensation for Board services to JANA Partners LLC.

28	TreeHouse Foods, Inc.	2025 Proxy Statement

Proposal One
Cash Compensation (column (a))
For the 2024-2025 Board year, non-employee directors of the Company received a cash retainer of $90,000 per year. Directors are generally permitted to defer up to 100% of this cash retainer under our Deferred Compensation Plan. The Lead Independent Director received an additional cash retainer of $35,000. Committee members received additional annual cash retainers as follows: Audit Committee $7,500; Compensation Committee $5,000; and Nominating and Corporate Governance Committee $5,000. The Chair of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee received additional annual cash retainers of $25,000, $20,000, and $15,000, respectively. No individual meeting attendance fees are paid to Board or committee members.
FEES EARNED OR PAID IN CASH

Name	Annual Retainer ($)	Nominating & Corporate Governance Committee ($)	Audit Committee ($)	Compensation Committee ($)	Lead Independent Director ($)	Total ($)

Adam J. DeWitt(1)*	122,500	—	14,792	5,000	—	142,292
Linda K. Massman(2)**	90,000	5,000	25,000	—	35,000	155,000
Scott D. Ostfeld(3)	90,000	—	—	5,000	—	95,000
Jill A. Rahman	90,000	5,000	7,500	—	—	102,500
Joseph E. Scalzo	90,000	—	7,500	5,000	—	102,500
Jean E. Spence*	90,000	5,000	—	20,000	—	115,000
Jason J. Tyler*	90,000	15,000	—	5,000	—	110,000
*     Committee Chair
**     Lead Independent Director
(1)Mr. DeWitt joined the Board on December 22, 2023. In connection with his appointment, Mr. DeWitt received a pro-rated cash retainer in 2024 for his partial period of service during the 2023-2024 Board service year. Mr. DeWitt began serving as Audit Committee Chair on December 1, 2024 and received a pro-rated cash retainer for his partial period service during the 2024-2025 Board service year.
(2)Ms. Massman served as Audit Committee Chair until November 30, 2024 and continues to support the Chair transition.
(3)Mr. Ostfeld has assigned his compensation for Board services to JANA Partners LLC.

2025 Proxy Statement	TreeHouse Foods, Inc.	29

Proposal One
Equity-Based Compensation (column (b))
To ensure that directors have an ownership interest aligned with other stockholders, each non-employee director is granted options and/or restricted stock units ("RSUs") as determined by the Board. For 2024-2025 Board service, the Board determined to award each non-employee director 4,798 RSUs, which vest and settle on the earlier of the 12-month anniversary of the date of grant or the 2025 Annual Meeting. The grant date fair value of the annual award of RSUs granted in 2024 for each non-employee director was $172,248 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
OUTSTANDING AWARDS (as of December 31, 2024)

Name	Unvested Restricted Stock Units (#)	Vested & Deferred Restricted Stock Units* (#)

Adam J. DeWitt(1)	6,200	—
Linda K. Massman	4,798	—
Scott D. Ostfeld(2)	4,798	—
Jill A. Rahman	4,798	—
Joseph E. Scalzo	4,798	—
Jean E. Spence	4,798	18,336
Jason J. Tyler	4,798	10,144
*     Settlement of vested and deferred RSUs is deferred until termination of service from the Board.
(1)In connection with his appointment, Mr. DeWitt received a pro-rated equity retainer on January 4, 2024 for his partial period of service during the 2023-2024 Board service year, resulting in the grant of 1,402 RSUs, which vested in connection with the 2024 Annual Meeting. The grant date fair value of these RSUs was $40.95 as computed in accordance with FASB ASC Topic 718.
(2)Mr. Ostfeld has assigned his compensation for Board services to JANA Partners LLC.
Director Stock Ownership Guidelines
We have adopted equity ownership and holding guidelines for the non-employee members of the Board. All non-employee directors are covered by the guidelines and must achieve a stock ownership level equal to five times their annual cash retainer within five years of joining the Board. Similar to the management guidelines, shares of stock owned outright or through a trust, and vested restricted stock and RSUs (including deferred RSUs) count towards fulfillment of the guidelines. All of our current, continuing outside directors are currently in compliance with these guidelines.

30	TreeHouse Foods, Inc.	2025 Proxy Statement

Proposal One

Executive Officers

The following sets forth biographical information for the Company’s executive officers, except for the Chief Executive Officer, Steven Oakland, whose biographical information appears in this Proxy Statement under “Nominees for Election as Directors with Terms Expiring In 2025”:

Patrick M. O'Donnell

Mr. O’Donnell joined TreeHouse in July 2017 as Assistant Corporate Controller and has held various leadership roles within the finance department. Prior to serving in his current position as Executive Vice President, Chief Financial Officer, Mr. O’Donnell served as Chief Accounting Officer from 2022 to 2023, Vice President and Corporate Controller from 2020 to 2022 and Head of Corporate FP&A from 2019 to 2020. Prior to joining TreeHouse, Mr. O’Donnell held roles with increasing responsibility for more than 14 years at PricewaterhouseCoopers. He holds a Bachelor’s degree in Accounting from Marquette University.

Executive Vice President, Chief Financial Officer Age: 46

Scott Tassani

Mr. Tassani joined TreeHouse in February 2024 as Executive Vice President, Business President and Chief Commercial Officer. Prior to joining TreeHouse, Mr. Tassani previously served as President, Chief Operating Officer, and Board Member of Meati Inc., a plant-based protein company, from December 2021 to January 2024. Prior to his role at Meati Inc., Mr. Tassani held various leadership roles at General Mills (NYSE: GIS), a Fortune 200 global consumer packaged goods company competing in dairy, frozen, chilled, pet, and natural/organic businesses in 160+ countries, where he spent over 29 years and most recently led the $11B North America business as President and Chief Customer Officer from January 2017 until August 2021. Mr. Tassani holds a bachelor’s degree in Marketing and Management with a minor in Psychology from Indiana University.

Executive Vice President, Business President & Chief Commercial Officer Age: 54

Kristy N. Waterman

Ms. Waterman joined TreeHouse in July 2021 as Executive Vice President, General Counsel, and Corporate Secretary. In January 2022 she was additionally appointed Chief Human Resources Officer. Prior to joining TreeHouse, from April 2020 to July 2021, Ms. Waterman served as SVP, Strategy and Chief Administrative Officer of DFA Dairy Brands, a division of Dairy Farmers of America that acquired a substantial portion of Dean Foods Company. Prior to DFA Dairy Brands, Ms. Waterman served as SVP, General Counsel, Corporate Secretary and Government Affairs of Dean Foods Company, a leading food and beverage company and the largest processor and direct-to-store distributor of dairy products in the U.S., from July 2019 to April 2020, and had responsibility for all legal and regulatory matters. She joined Dean Foods in 2014 and held positions of increasing responsibility within the legal department. Ms. Waterman began her career in the Dallas offices of Gardere, Wynne, Sewell and Norton Rose Fulbright, where she practiced general and corporate law, with a focus on mergers, acquisitions, transactions, securities, corporate governance and reporting and filing obligations. Ms. Waterman received her undergraduate degree from University of Texas at Austin and earned her law degree from St. Mary’s University School of Law.

Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary Age: 45

2025 Proxy Statement	TreeHouse Foods, Inc.	31

Proposal One

Steve Landry

Mr. Landry joined TreeHouse in February 2022 as Senior Vice President, Chief Operations Officer. Prior to joining TreeHouse, Mr. Landry served as Chief Operations Officer for Country Pure Foods, an American manufacturer of fruit drinks, juices, and plant-based beverages for retail food purveyors and foodservice operators, from April 2021 to November 2021. Prior to Country Pure Foods, Mr. Landry held a range of operations leadership roles at The J.M. Smucker Company ("Smucker's") (NYSE: SJM), a manufacturer of branded food products, from June 2002 to April 2021, most recently serving as VP, Operation. Mr. Landry spent his early career in Operations and Continuous Improvement roles at Procter & Gamble (NYSE: PG). Mr. Landry holds a B.S. degree in electrical engineering from the University of Maine.

Senior Vice President, Chief Operations Officer Age: 60

Amit R. Philip

Mr. Philip has held this role since April 2022. Mr. Philip joined TreeHouse Foods on August 26, 2019 as Senior Vice President, Chief Strategy Officer. Prior to joining TreeHouse, Mr. Philip was with The Hershey Company (NYSE: HSY) ("Hershey"), an American multinational company and one of the largest chocolate manufacturers in the world, from 2011 to 2018, where he was most recently Vice President, Global Analytics & Insights. Mr. Philip also held leadership roles in both Corporate and Business Unit strategy at Hershey. Prior to joining Hershey, Mr. Philip was a Management Consultant with A.T. Kearney. Mr. Philip started his career with Schlumberger as a technology consultant. Mr. Philip holds an M.B.A. from Duke University and a Bachelor's degree in Computer Science from Purdue University.

Senior Vice President, Chief Strategy and Growth Officer Age: 47

32	TreeHouse Foods, Inc.	2025 Proxy Statement

Proposal Two

Advisory Vote to Approve the Company’s Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are seeking advisory approval by our stockholders of the Company’s executive compensation as disclosed in this Proxy Statement. As approved by our stockholders at the 2023 Annual Meeting, consistent with the Board’s recommendation, the Company currently submits this proposal for a non-binding vote on an annual basis. Thus, the next advisory vote to approve the Company’s executive compensation program after this meeting is expected to be held at the Company’s 2026 Annual Meeting. Stockholders are being asked to vote on the following advisory resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2025 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosure.”
Although the vote is non-binding, the Board and Compensation Committee will carefully review and consider the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, the Board urges our stockholders to read the "Compensation Discussion & Analysis", which describes in detail our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the "Compensation Discussion & Analysis":
•We seek input from our stockholders and consider their views when designing our executive compensation programs;
•Our programs are designed to pay for performance with a majority of our NEOs' target total compensation based on the performance of the Company and a significant portion linked to the achievement of long-term financial goals;
•Our executive compensation program incorporates practices that ensure ongoing good governance, including a "claw-back" policy, anti-hedging and anti-pledging policies, stock ownership guidelines and no excise tax gross-ups.
The affirmative vote of a majority of the votes cast is required to approve the advisory resolution in Proposal 2.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION.
Proxies solicited by the Board will be voted for the approval of the advisory resolution unless stockholders specify a contrary vote.

2025 Proxy Statement	TreeHouse Foods, Inc.	33

Executive Compensation

Our Compensation Discussion & Analysis (the "CD&A") details the Company's executive compensation philosophy and programs, which are governed by our Compensation Committee (the "Committee"). The CD&A describes the 2024 compensation for our named executive officers (individually, "NEO" or collectively, "NEOs"), who are listed below1.

Steven Oakland	Patrick M. O'Donnell	Scott Tassani
Chairman, Chief Executive Officer and President	Executive Vice President, Chief Financial Officer	Executive Vice President, Business President and Chief Commercial Officer

Kristy N. Waterman	Amit R. Philip
Executive Vice President, Chief Human Resources Officer, General Counsel and Corporate Secretary	Senior Vice President, Chief Strategy and Growth Officer

(1)Mr. Sean Lewis, not pictured, who previously served as the Company's Senior Vice President, Chief Customer Officer until July 15, 2024 is also a Named Executive Officer for 2024.

34	TreeHouse Foods, Inc.	2025 Proxy Statement

Compensation Discussion & Analysis

Letter from our Compensation Committee

Dear TreeHouse Foods Stockholders,
As members of the Compensation Committee, we are committed to structuring an executive compensation program intricately linked to Company performance and stockholder value. Our governance practices and executive compensation programs are designed to drive Company performance.
TreeHouse has a history of paying for performance. For 2024, the Compensation Committee exercised negative discretion to not provide any Short-Term Incentive Plan ("STIP") payouts due to the Company's shortfall to meet its financial targets. Additionally, the 2022 Performance Stock Units ("PSUs") for the FY2022-2024 performance measurement period of the Long-Term Incentive Plan ("LTIP") paid out below target at 57.8%. The 2024 performance was impacted by the significant inflationary pressure on U.S. households, which persisted over the past year, contributed to sluggish overall food and beverage consumption trends. Additionally, the impact of the voluntary recall of frozen griddle products impacted cost and production. Furthermore, industry-wide supply chain disruption over the last several years still impacts ingredient costs and packaging input costs, which remain elevated compared to historical levels. Over the last six years, our STIP has paid out above target only two times, while the LTIP PSUs have only been earned above target once, as the challenging performance targets set by the Compensation Committee were not achieved. The CEO's realized pay during his tenure has been less than 60% of target pay, as shown in the CEO Pay for Performance chart. These results demonstrate clear alignment between executive pay and Company performance.
Following extensive engagement with our stockholders, we saw a significant increase in support for our executive officer compensation program, with approximately 96% of the votes cast at the 2024 Annual Meeting approving our Say-on-Pay proposal. As part of our ongoing efforts to address stockholder concerns raised during our 2023 and 2024 engagement efforts, in 2024 we adjusted our PSU design, incorporating two new metrics—return on invested capital and total organic revenue—and establishing cumulative three-year performance targets for each metric in lieu of consecutive one-year targets. As in 2023, no special equity awards were granted to our NEOs during 2024.
As we continue to hear your feedback and adjust our compensation programs accordingly, we encourage you to vote “FOR” approval of the advisory resolution to approve the Company’s executive compensation under Proposal 2.

This letter is respectfully submitted by the Compensation Committee of the Board. Jean E. Spence, Chair Adam J. DeWitt Scott D. Ostfeld Joseph E. Scalzo Jason J. Tyler

2025 Proxy Statement	TreeHouse Foods, Inc.	35

Compensation Discussion & Analysis

Executive Overview

Transformation Journey and Leadership Impact
We remain on a multi-year journey to unlock value for all of our stakeholders, including our employees, stockholders, customers and consumers. In October 2022 we divested a significant portion of our Meal Preparation business, which simplified our portfolio and sharpened our focus on higher-growth, higher-margin snacking and beverage categories. We emerged from the dynamic pandemic period – one characterized by unprecedented supply chain and talent retention challenges – with improved operational and financial performance. Over the course of 2023 and 2024 we acquired and integrated companies and assets that enhanced our coffee, pickle and pretzel capabilities, and started 2025 with the acquisition of private brand tea leader Harris Tea. While we have made meaningful progress, our journey is ongoing, and we continue to evaluate our portfolio to ensure we are well-positioned for long-term growth. We are navigating headwinds that have been reflected in our pay for performance results, and we remain focused on addressing these challenges with agility and discipline. Through these investments, our management team remains committed to positioning TreeHouse Foods as a more focused category leader.
Our management team is incentivized to achieve our strategic objectives, retain the right talent and leadership, and reward performance that creates long-term value for our stockholders. The Committee considered the individual and collective efforts of the NEOs' contributions in their assessment of their performance and in determining their compensation for 2024.
Below we summarize this transformation journey:

Private Brand Aggregator	Operational Excellence	Focused Category Leader
Decentralized holding company focused on driving growth through M&A and broadening portfolio.	Efficient and effective integrated operating company with realigned portfolios and centralized sales and operations.	Focused company building depth in growth categories and driving balanced growth through category leadership, strategic customer partnerships, and selective M&A.
Each of our NEOs contributed directly to the progress made in 2024 under each of the pillars. The Committee considered the individual and collective efforts of the NEOs' contributions in their assessment of their performance and in determining their compensation for 2024.
2024 Key Performance Highlights
In 2024, despite a challenging economic landscape and product recall supply chain disruptions, our teams consistently advanced our supply chain initiatives while navigating challenging consumer trends in the food and beverage industry.
Some of our notable financial results include:
•Net sales for the year ended December 31, 2024 totaled $3,354.0 million compared to $3,431.6 million for the year ended December 31, 2023, a decrease of $77.6 million, or 2.3%.
•Net income from continuing operations for the year ended December 31, 2024 totaled $26.9 million compared to $59.0 million for the year ended December 31, 2023, a decrease of $32.1 million, or 54.4%. Adjusted net income from continuing operations1 for the year ended December 31, 2024 totaled $100.5 million compared to $139.2 million for the year ended December 31, 2023, a decrease of $38.7 million, or 27.8%.
•Adjusted EBITDA1 from continuing operations for the year ended December 31, 2024 totaled $337.4 million compared to $365.9 million for the year ended December 31, 2023, a decrease of $28.5 million, or 7.8%.

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Compensation Discussion & Analysis
•Cash provided by operating activities from continuing operations of $265.8 million in 2024 compared to $157.3 million in 2023; and Free cash flow from continuing operations1 was $126.1 million in 2024 compared to $16.5 million in 2023.
•TreeHouse Foods repurchased approximately $149.7 million in company shares during 2024.
See pages 2-4 for our Company Overview and Performance Highlights.
(1)Adjusted EBITDA from Continuing Operations, Adjusted Net Income from Continuing Operations, and Free Cash Flow from Continuing Operations are non-GAAP financial measures. Refer to Appendix A on page 88 for a reconciliation to the GAAP financial measures.
Say-on-Pay Vote Results and Stockholder Engagement
SAY-ON-PAY VOTE RESULTS

The Compensation Committee was encouraged by the results of the our 2024 advisory vote to approve executive compensation, with approximately 96% of the votes cast at the 2024 Annual Meeting approving the NEO compensation program described in our 2024 proxy statement - a significant improvement over the 2023 advisory vote. The Committee values the opinions of our stockholders and continues to consider their perspective when structuring our executive compensation program.

STOCKHOLDER ENGAGEMENT
Leading up to our 2025 Annual Meeting, we have contacted over 20 stockholders, representing approximately 85% of our common stock outstanding as of February 25, 2025. The perspective of our stockholders is a critical input considered by the Committee for structuring our executive compensation programs. As is our standard practice, the Committee reviewed the results of our 2024 say on pay vote and the specific feedback we received from investors and proxy advisors regarding our executive compensation program. This feedback was one of many factors taken into consideration when making the changes to our executive compensation program detailed below.
The following changes were made to our 2024 Executive Compensation Program:
•In our short-term incentive plan we reduced the weighting of the adjusted EBITDA measure from 55% to 30% to acknowledge stockholder preference for GAAP metrics.
•In our long-term incentive plan we added two new metrics to our PSU awards to focus the management team on efficient use of capital and top line growth — return on invested capital ("ROIC") and total organic revenue. Additionally, we established performance goals upfront to be measured over a cumulative three-year performance period for each metric.

2025 Proxy Statement	TreeHouse Foods, Inc.	37

Compensation Discussion & Analysis

Our Performance-Based Compensation Structure

Our Compensation Program Objectives and Core Principles
Our executive compensation program design is guided by the following key principles:

ALIGNED TO OUR BUSINESS	MARKET COMPETITIVE	PERFORMANCE LINKED	OWNERSHIP ORIENTED

Incentives are aligned to our business objectives, stockholder interests, and avoid excessive risk-taking	Total compensation is benchmarked against the relevant peer group to attract, retain, and motivate the talent needed to successfully execute our business strategy	Programs are designed to create an effective link between pay outcomes and performance at both the Company and individual level	Compensation is linked to stockholder interests by delivering meaningful equity awards and maintaining robust ownership guidelines

Emphasis on "At Risk" | Performance-Based Pay
Our executive pay program aligns with long-term value creation. More than 85% of our CEO's target compensation and 70% of the average compensation for our other NEOs is variable and/or at risk, tied to our stock price performance, or subject to achievement of predetermined rigorous performance goals that the Company believes are important for creating value for our stockholders.

38	TreeHouse Foods, Inc.	2025 Proxy Statement

Compensation Discussion & Analysis
Components of Our Executive Compensation Program
The following table provides an overview of our core compensation program and the objectives for each of our compensation components:

Pay Element	Target Pay Mix	Description	Component Objective

Annual Cash Compensation

Base Salary

Annual fixed cash compensation based on individual performance, size and scope of individual’s role, experience and competitive pay levels.	•Attract and retain talented executives •Provide baseline competitive pay

Short-Term Incentives

Annual cash incentive awards with payouts, if any, based on achievement of predetermined one-year goals. Targets are expressed as a percentage of base salary. Payouts range from 0%-200% of target, dependent upon Company performance.
•Incentivizes performance by linking annual cash compensation to attainment of key short-term performance goals

Pay Element	Target Pay Mix	Description	Component Objective

Long Term Incentive Compensation

Long-Term Incentives - PSUs

Long-term incentive equity award with payout tied to Company performance over a three-year performance period. Represents 50% of the total target long-term incentive opportunity and is settled in common stock.
•Drives long-term performance on financial goals •Facilitates retention and further aligns NEOs' interests with those of our stockholders over a three-year vesting period

Long-Term Incentives - RSUs

Long-term incentive equity award that vests 1/3 annually over 3 years beginning on the first anniversary of the grant date. Represents 50% of the total target long-term incentive opportunity and is settled in common stock.	•Encourages retention of talented executives •Further aligns executive interests with those of our stockholders and increases NEO stock ownership

2025 Proxy Statement	TreeHouse Foods, Inc.	39

Compensation Discussion & Analysis
Our CEO Pay Program

Chief Executive Officer 2024 Target Total Compensation At-A-Glance

Steven Oakland Chairman of the Board, Chief Executive Officer and President
BASE SALARY (as of December 31, 2024)	$1,102,000
TARGET SHORT-TERM INCENTIVE ($)	$1,432,600 (130% of base salary)
TARGET LONG-TERM INCENTIVE ($)	$5,510,000 (500% of base salary) •$2,755,000 in PSUs •$2,755,000 in RSUs
No changes were made to Mr. Oakland's target total compensation in 2024.

CEO PAY ALIGNMENT TO PERFORMANCE
Since a higher percentage of Mr. Oakland's compensation is "at risk" compensation and delivered in equity, the compensation he actually receives ("Realized") has fluctuated over time. This fluctuation demonstrates alignment between pay and performance. Mr. Oakland has not sold Company shares since he joined TreeHouse Foods in 2018, so the vested equity he holds continues to align his interests directly with the Company's stockholders.
Mr. Oakland's target total compensation includes his fixed base salary, target annual incentive, and target value of long-term incentives granted in the applicable year. Realized pay includes his fixed base salary earned during the year, actual short-term incentive earned for the performance year, and the actual value of equity that vested in that year. New hire awards are not included.
CEO Pay vs. Performance

3/26/2018	2018	2019	2020	2021	2022	2023	2024
(1)The performance-based restricted stock unit awards ("PBRSU Awards") granted on May 13, 2022 did not vest, as threshold performance was not achieved by May 12, 2024, the end of the applicable performance period.

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Compensation Discussion & Analysis
CEO THREE-YEAR REALIZABLE PAY FOR PERFORMANCE
The Compensation Committee believes that the total compensation for Mr.Oakland should closely align with the Company's performance. When setting compensation, the Committee considers the Company's performance and compensation earned over a multi-year period, in each case, relative to our peer group. As the graph below shows, the Company's performance with respect to total shareholder return over the three-year period was at the 44th percentile among the companies in our peer group as of December 31,2024. The realizable total direct compensation for Mr. Oakland over this same period was at the 38th percentile, which indicates that relative Company performance ranked higher than relative realizable pay, as compared to our peer group. Our peer group represents companies of comparable size and business as outlined on page 43.
Realizable total direct compensation is defined as the sum of the following components: actual base salaries, short-term incentive awards, and long-term incentive awards paid over the preceding three-year period; the value of all in-the-money stock options granted during the preceding three-year period; and the value as of December 31, 2024, of RSUs and PSUs granted over the preceding three-year period (reflecting actual performance results or estimated performance). TSR is calculated based on the closing price per share of Common Stock on December 31, 2021 through December 31,2024.
CEO Three-Year Realizable Pay-for-Performance Alignment

Relative Realizable Compensation Percentile
(Three-Year Aggregate Realizable Compensation)
100%
50%
0%
38th percentile pay
THS
44th percentile TSR
Peer Companies
50%
100%
Three-Year TSR Performance Percentile

2025 Proxy Statement	TreeHouse Foods, Inc.	41

Compensation Discussion & Analysis
Executive Compensation Decision Making Process

CHIEF EXECUTIVE OFFICER AND PRESIDENT

•Considers the performance of the NEOs (other than himself) and makes recommendations to the Committee regarding their respective individual performance for future increases to base salary and incentive compensation opportunities.
•Reviews and reports to the Committee his assessment of the achievement of the corporate goals for both the short-term incentive plan and the PSUs granted under the LTIP.

COMPENSATION COMMITTEE	INDEPENDENT COMPENSATION ADVISOR

•Holds ultimate responsibility for making decisions regarding executive compensation.
•Seeks input from our CEO and the Committee's independent compensation consultant who advises the Committee on executive compensation matters.
•Takes the CEO's recommendations into consideration when making its decisions.
•Recommends the CEO's target compensation for full Board approval.
•Reviews and approves performance goals and achievement in our incentive programs.

•Pay Governance generally does not provide services to the Company other than the services provided directly to the Committee.
•Advises the Committee on the director and executive compensation strategies and program design, and provides regulatory and market trend updates.
•Conducts competitive reviews as directed by the Committee and provides input on specific compensation recommendations for our CEO and other members of the executive leadership team, including the NEOs.
•Participates in Committee meetings, including regular discussions with the Committee, without management present, to ensure impartiality on certain decisions.
•In April 2024, the Committee reviewed the independence of Pay Governance in light of SEC rules and NYSE listing standards regarding compensation consultants and concluded that Pay Governance was independent and that its work for the Committee does not raise any conﬂict of interest.

INDEPENDENT BOARD OF DIRECTORS	STOCKHOLDERS

•Ratifies the Committee's compensation recommendation for the CEO.
•Provides feedback on our executive compensation programs during stockholder outreach and engagement efforts. See the section titled "Say-on-Pay Vote Results and Stockholder Engagement" above for more information on these efforts in 2024.

EXECUTIVE COMPENSATION PLANNING AND EVALUATION
The Committee routinely works with its compensation advisor to evaluate the competitiveness of our executive compensation programs. When setting annual compensation for our NEOs, the Committee balances the current state of the business with future goals of the Company. The Committee, with assistance from Pay Governance, considers peer company pay practices for comparable positions, NEO experience, tenure, scope of responsibility and performance, internal pay alignment, historical compensation, and succession planning.

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Compensation Discussion & Analysis
The primary data used to evaluate our competitiveness is a publicly traded company peer group of similarly sized companies in our industry with whom we compete for executive talent (the “Peer Group”). We supplement this information with general industry survey data to benchmark those roles for which proxy data is unavailable and to ensure we are also evaluating pay practices within the general industry competitive market. For 2024, the Committee considered both Peer Group and general industry survey data in evaluating the competitiveness of our executive compensation program.
HOW WE SELECT OUR COMPENSATION PEER GROUP
The private label food manufacturing business is largely dominated by non-publicly traded companies, making the construct of an appropriate peer group complex. Additionally, we compete for talent with branded food companies, which further exacerbates the development of an appropriate peer group. Each year, the peer group is evaluated with the assistance of Pay Governance. For 2024, Pay Governance utilized a detailed screening process that considered the following criteria:

•Industry (consumer staples GICS code traded on a major U.S. Exchange)
•Geographic location
•Revenue (0.2x - 4.0x)
•Market capitalization (0.25x - 4.0x)
•Total enterprise value (0.2x - 4.0x)
•Business model (primarily packaged foods and meats)

The Committee reviewed and re-approved the following Peer Group for 2024, consistent with the 2023 Peer Group:

2024 Peer Group

ACCO Brands Corporation	Lamb Weston Holdings, Inc.
B&G Foods, Inc.	Lancaster Colony Corporation
Conagra Brands, Inc.	McCormick & Company, Incorporated
Edgewell Personal Care Company	Perrigo Company plc
Energizer Holdings Inc.	Post Holdings, Inc.
Flowers Foods, Inc.	Primo Water Corporation
Fresh Del Monte Produce Inc.	The Hain Celestial Group, Inc.
Ingredion Incorporated	The J.M. Smucker Company
At the time of the Committee's review, TreeHouse was positioned at the 42nd percentile of the Peer Group for revenue and at the 27th percentile of total enterprise value.

2025 Proxy Statement	TreeHouse Foods, Inc.	43

Compensation Discussion & Analysis
HOW WE SET GOALS FOR OUR COMPENSATION PROGRAMS
Performance targets within our incentive plans are intended to be rigorous to incentivize our NEOs to achieve results that drive our strategic objectives. Below is an overview of the goal-setting process.

MANAGEMENT	Develops our Annual Operating Plan each year	Develops a three-year strategic plan (annually) and updates the three-year plan, as needed	Considers historical performance and results from sensitivity analyses, proposes corporate goals for the short-term incentive program that supports the achievement of the Annual Operating Plan
Considers historical performance, peer growth algorithms, and results from sensitivity analyses, proposes corporate goals for multiyear PSUs that support the achievement of the three-year strategic plan

BOARD OF DIRECTORS	Reviews and approves the Annual Operating Plan	Reviews and approves the strategic plan

COMPENSATION COMMITTEE			Reviews proposed goals under each incentive plan and approves the goals. Adopts appropriate revisions where needed to ensure that the goals are rigorous

COMPENSATION RISK ASSESSMENT
We annually assess our employee compensation programs to determine whether our programs appropriately balance risk and rewards and do not incentivize our employees, including the NEOs, to take excessive risks. This risk assessment is reviewed with the Committee. The Committee determined during its most recent review that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse eﬀect on the Company. The Committee considered the following in its review:
•Our pay mix is balanced with a market-aligned mix between short-term and long-term incentives and cash and equity program elements;
•Our performance goals are tied to our business strategy with payouts based on formulaic financial and non-financial goals;
•Our short-term and long-term incentive programs include payout caps and threshold performance criteria;
•Long-term incentives vest over a number of years and earned PSUs (if any) are paid out on the third anniversary of the date of grant following the conclusion of the performance period;
•Executives are required to maintain a minimum level of stock ownership, as described below under "Other Compensation Policies - Stock Ownership Requirements", to encourage a long-term focus and align with stockholder interests; and
•We have adopted a clawback policy, applicable to both current and former executive officers, that requires the Company to recover excess incentive compensation paid if there is a restatement of financial results and allows the recovery of incentive compensation in the event of misconduct (including fraud) as discussed below in the section titled "Other Compensation Policies - Clawback Policy"

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Compensation Discussion & Analysis

What We Do	What We Do Not Do

Provide a strong alignment between pay and performance with a pay mix that is primarily performance-based	No “single trigger” change in control benefits
Utilize quantitative metrics for incentive programs intended to correlate to stockholder returns	No employment agreements with guaranteed salary increases
Incorporate maximum payout caps into performance-based plans	No excess perquisites
Retain an independent compensation consultant	No excise tax gross-ups
Maintain robust stock ownership guidelines	No repricing of stock options without stockholder approval
Maintain clawback policy applicable to cash incentives and both time-and performance-based equity incentive awards triggered by a material restatement or employee misconduct	No current dividends or dividend equivalents paid on unvested equity awards
Engage with stockholders on an ongoing basis on our executive compensation program	No hedging or pledging of Company shares by directors, officers or other employees
Conduct regular risk assessments of compensation programs and practices	No guaranteed bonuses
Hold annual advisory “Say-on-Pay” vote
Maintain independence by conducting Compensation Committee executive sessions without management present

2024 Executive Compensation Program Details

2024 NEO Target Total Compensation
OUR PHILOSOPHY
The Company maintains a pay for performance compensation philosophy that is intended to attract and retain experienced executive talent and reward executives through a combination of fixed (i.e., base salary) and variable compensation. Fixed compensation is set at appropriate levels to be competitive and comprises the smallest portion of the overall compensation. Target total compensation is generally benchmarked against median levels of compensation of comparable positions in our compensation peer group and survey data. Actual earned compensation varies from the median levels based on Company and NEO performance, and changes in the value of our stock over time.

2025 Proxy Statement	TreeHouse Foods, Inc.	45

Compensation Discussion & Analysis
2024 TARGET TOTAL COMPENSATION DECISIONS
In consultation with Pay Governance, the Committee reviewed competitive market data from our 2024 compensation peers, survey data, and each NEO's experience, responsibilities, and performance to determine target compensation. The following table summarizes the target total compensation for our NEOs.

Name	Annual Base Salary (as of 12/31/24 or last day of employment) ($)	STI % of Base Salary (%)	Target Total Cash ($)	Target Value of Annual LTI (50% RSU + 50% PSU) ($)	Target Total Annual Compensation ($)

Steven Oakland	1,102,000	130	2,534,600	5,510,000	8,044,600
Patrick M. O'Donnell	585,000	75	1,023,750	1,170,000	2,193,750
Kristy N. Waterman	597,740	75	1,046,045	1,195,480	2,241,525
Scott Tassani (1)	575,000	75	1,006,250	1,150,000	2,156,250
Amit R. Philip	485,000	75	848,750	606,250	1,455,000
Sean Lewis (2)	403,150	75	705,513	443,466	1,148,979
(1)Mr. Tassani joined TreeHouse on February 5, 2024.
(2)Mr. Lewis separated from TreeHouse on July 15, 2024.
Base Salary
HOW 2024 BASE SALARIES WERE DETERMINED
We strive to be a talent leader. As such, we target base salary at or slightly above median levels of comparable positions of our peers and/or survey data, and we do not provide any guaranteed or automatic increases in base salary. In 2024, as part of the Committee's annual review, each NEO received base salary increases based on their individual performance and contributions, as well as competitive market alignment. The base salary increases provided to the NEOs averaged 4.2%, excluding Mr. Oakland, Mr. O'Donnell and Mr. Tassani. Mr. Oakland did not receive any increase in 2024. Mr. O'Donnell received an increase of 6.4% to more closely align his salary with competitive market data for his position as he successfully completed his first full year as Chief Financial Officer. Mr. Tassani's base salary was established in connection with his appointment in February 2024.

Name	Previous Base Salary ($)	New Base Salary as of 12/31/24 (or last day of employment) ($)	Base Salary Increase (%)

Steven Oakland	1,102,000	1,102,000	—
Patrick M. O'Donnell	550,000	585,000	6.4
Kristy N. Waterman	572,000	597,740	4.5
Scott Tassani	—	575,000	—
Amit R. Philip	464,015	485,000	4.5
Sean Lewis	389,550	403,150	3.5

46	TreeHouse Foods, Inc.	2025 Proxy Statement

Compensation Discussion & Analysis
Short-Term Incentive Plan (STIP)
Our STIP rewards executives and employees for achieving prescribed performance objectives tied to the Company's annual operating plan and strategic objectives that the Company believes need to be met within a given year to advance our objectives. Annual metrics generally relate to items that can be completed within a year. The goals are generally weighted higher for financial metrics. A range of payout opportunities is established at the beginning of the performance period, expressed as a percentage of base salary and aligned to three performance levels (threshold, target, and maximum) for the financial metrics. Non-financial metrics are generally formulaic and are relevant to the Company's priorities for the year.
The Committee has the authority to determine the corporate performance payout based on its assessment of our performance against our performance goals following approval of our annual operating plan results by the full Board.
2024 SHORT-TERM INCENTIVE PROGRAM DESIGN
At the beginning of each year, the Committee evaluates and approves threshold, target, and maximum performance goals for the year. In establishing the performance metrics and goals under the STIP, the Committee considers the Company's 2024 annual operating plan, strategic priorities, and the specific challenges and opportunities facing the Company at the time. Performance below the threshold level results in a zero payout, while performance at or above maximum results in a 200% payout. Adjusted EBITDA threshold achievement serves as a gating feature for payout on all metrics. Payouts are determined based on interpolation for performance between threshold and target and between target and maximum.
The Committee approved the following metrics for 2024:

Weight	Metric	Definition	Why We Selected the Metric

Net Sales Growth	Year-over-year growth in net sales dollars from continuing operations.	•Reinforces top line growth as part of our transformation efforts •Key driver for delivering strong stockholder returns

Adjusted EBITDA
Adjusted net income from continuing operations before interest expense, interest income, income tax expense, and depreciation and amortization expense, as reported in the Company's Annual Report on Form 10-K.
•Aligns with our strategic focus to drive growth through profitability and is also the metric we disclose to stockholders in our guidance •Key driver for delivering strong stockholder returns

Gross Margin
Net sales less cost of sales and represents its respective GAAP presentation Gross Profit line item adjusted for items that may arise from time to time that would impact comparability and is reported in the Company's Annual Report on Form 10-K as Adjusted Gross Profit.
•Aligns with our business objectives on profitability and operational efficiency

Employee Engagement Score	Improvement in our annual Better Together employee engagement survey score.	•Measures the impact of our increased focus on driving employee engagement throughout TreeHouse

In establishing financial targets for the 2024 STIP, the Company set rigorous performance targets when compared to the prior year results. The 2024 Net Sales Growth target was set at $3,536 million compared to 2023 Adjusted Net Sales of $3,433 million, representing a 3% growth target compared to the prior year. The Adjusted EBITDA target was set at $380 million compared to 2023 Adjusted EBITDA from Continuing Operations of $366 million, representing a $14 million increase in Adjusted EBITDA. The 2024 Gross Margin target was set at $670 million compared to 2023 Adjusted Gross Profit of $606 million, representing a 1% gross profit margin percentage increase at target when compared

2025 Proxy Statement	TreeHouse Foods, Inc.	47

Compensation Discussion & Analysis
to the prior year. Adjusted Net Sales, Adjusted EBITDA from Continuing Operations, and Adjusted Gross Profit are non-GAAP financial measures. Refer to Appendix A on page 88 for a reconciliation to the GAAP financial measures.
2024 SHORT-TERM INCENTIVE ACHIEVEMENT
The Company's STIP payout reflects our pay for performance philosophy as payout is directly linked to our operating achievements during 2024. The Adjusted EBITDA threshold serves as a gating feature for payout on all metrics. The overall payout for the 2024 short-term incentive was 0% due to below threshold results on adjusted EBITDA before the release of accrued short-term incentive compensation.
In February 2025, the Committee reviewed the results of each goal and certified achievement. The table below provides a summary of the metrics, weights, goals, and results used to determine the final payout for the NEOs reflected in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table.

Weight	Metric	Threshold (15% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2024 Results	Payout Percentage

Net Sales Growth	$3,433M	$3,536M	$3,657M	$3,377M	—%

Adjusted EBITDA[1]	$333M	$380M	$405M	$337M	—%

Gross Margin[1]	$588M	$670M	$710M	$593M	—%

Weight	Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2024 Results	Payout Percentage

Engagement Score[2]	Same as Prior Year	+	1 Point	+	2 Points	+	3 Points	—%

Total Payout	0%

(1)Adjusted EBITDA and Gross Margin did not result in a payout due to below threshold results on adjusted EBITDA before the release of accrued short-term incentive compensation. The Compensation Committee exercised negative discretion that resulted in 0% payout.
(2)Engagement Score results were 3 points higher than the prior year, which would result in a 200% payout. However, due to our financial performance for the Adjusted EBITDA gating, the Compensation Committee exercised negative discretion that resulted in 0% payout.

48	TreeHouse Foods, Inc.	2025 Proxy Statement

Compensation Discussion & Analysis
Long-Term Incentive Plan (LTIP)
Our LTIP is designed to ensure our NEOs focus on long-term growth, profitability, and value creation. Long-term incentives are the largest portion of our NEO's compensation and are delivered 100% in equity-based awards. This ensures that our executives are rewarded largely based on long-term stock performance in the interest of our key stakeholders, which include our stockholders and employees. Each NEO's long-term incentive award value is determined annually by the Compensation Committee based on an analysis of our competitive market along with an assessment of individual performance.
Our LTIP consists of PSUs and RSUs, each accounting for 50% of the total long-term incentive, granted under the Amended and Restated TreeHouse Foods, Inc. Equity and Incentive Plan (the “Equity Plan”). By delivering 100% of our long-term awards in equity, our program directly aligns with stockholder interests by linking pay outcomes to long-term performance.
Restricted Stock Units: The RSUs vest annually in three equal tranches, subject to the grantee's continued employment with the Company from the grant date through each vesting date.
Performance Stock Units: Historically, operating net income and pre-financing cash flow were measured based on annual goals that vested at the end of the full three year performance period. For 2024, the Company revised the design of its PSU awards and shifted to three-year performance goals. Performance on the following PSU awards will be addressed in further detail in the following sections:

2024		2023		2022

Metric	Measurement Period	Metric	Measurement Period	Metric	Measurement Period

Return on Invested Capital (ROIC)	3-Year Cumulative (FY2024-2026)	Operating Net Income (ONI)	Annually (FY2023-2025)	Operating Net Income (ONI)	Annually (FY2022-2024)
Total Organic Revenue Growth	3-Year Cumulative (FY2024-2026)	Cash Flow Pre-Financing	Annually (FY2023-2025)	Cash Flow Pre-Financing	Annually (FY2022-2024)
r-TSR	3-Year Cumulative (FY2024-2026)	r-TSR	3-Year Cumulative (FY2023-2025)	r-TSR	3-Year Cumulative (FY2022-2024)
2024 LONG-TERM INCENTIVE PROGRAM
We generally retained the incentive percentage targets for our NEOs. Mr. Oakland's long-term incentive percentage target has remained unchanged since he joined the Company in March 2018 and satisfies the minimum aggregate target value of $5 million stipulated in his employment agreement. Mr. O’Donnell’s long-term incentive percentage target was established at 200% of base salary for the first annual awards granted since his promotion. No changes were made to the long-term incentive percentage targets for the other NEOs.
DIFFERENTIATING TARGET ANNUAL LTI FROM SUMMARY COMPENSATION TABLE REPORTED LTI
The 2024 long-term incentive target award values for each of the NEOs are set forth in the table below. These target values differ from the grant date fair values reported in the 2024 Summary Compensation Table and the Grants of Plan Based Awards in 2024 table. The values below were the values used by the Compensation Committee in determining the number of RSUs and target PSUs to grant while the amounts included in the 2024 Summary Compensation Table and the Grants of Plan Based Awards in 2024 table represent the accounting value of the awards under FASB ASC Topic 718. In addition, the amounts included in the 2024 Summary Compensation Table and the Grants of Plan Based Awards in 2024 table include the 2024 tranches of the 2022 PSUs and 2023 PSUs, which were considered granted during 2024 for accounting purposes at the time the applicable performance measures were established. The Company shifted in 2024 from its historical approach of setting annual performance targets for its LTI awards to granting awards subject to three-year performance goals, resulting in the full value of the 2024 awards being included in the Summary Compensation Table.

2025 Proxy Statement	TreeHouse Foods, Inc.	49

Compensation Discussion & Analysis
2024 Award Mix: In February 2024, the Committee approved a target long-term equity award mix for each NEO as follows:
LTI MIX

Time-Based Restricted Stock Units (RSUs)	Performance Stock Units (PSUs)

50%	50%

	37.5% ROIC	37.5% Total Organic Revenue Growth %	25% TSR Relative to the Russell 3000 Packaged Foods & Meats Index

			RSUs	Performance Stock Units (PSUs)

Name	LTI % of Base Salary (%)	Target LTI ($)	Target Value of RSU ($)	Target Value of ROIC ($)	Target Value of Total Organic Revenue Growth ($)	Target Value of r-TSR ($)

Steven Oakland	500	5,510,000	2,755,000	1,033,125	1,033,125	688,750
Patrick M. O'Donnell	200	1,170,000	585,000	219,375	219,375	146,250
Kristy N. Waterman	200	1,195,480	597,740	224,153	224,153	149,434
Scott Tassani(1)	200	1,150,000	575,000	215,625	215,625	143,750
Amit R. Philip	125	606,250	303,125	113,672	113,672	75,781
Sean Lewis(2)	110	443,466	221,733	83,150	83,150	55,433
(1)Mr. Tassani joined the Company on February 5, 2024 and received a special new hire grant in addition to the annual grant.
(2)Mr. Lewis separated from the Company on July 15, 2024 resulting in a forfeiture of prorated units.
2024 RSU Grants: The number of units awarded was determined based on the Company's closing stock price on the date of grant and the awards vest in three equal annual installments on each anniversary of the date of grant.
2024 PSU Grants: As a result of stockholder feedback, the Committee approved a redesign of the 2024 PSUs. The profit and cash flow measures used for PSU grants in prior years were replaced with ROIC & Total Organic Revenue Growth measures, as described below. Additionally, the three one-year measurement periods were replaced with a cumulative three-year performance period for each metric, with performance targets established at the beginning of the three-year period rather than at the beginning of each one-year period. Targets for ROIC and Total Organic Revenue Growth are aligned with the Company's three-year strategic plan. There is no payout for performance that falls below the threshold performance level.

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Compensation Discussion & Analysis

Weight	Metric	Definition	Measurement	Why We Selected the Metric

Return on Invested Capital (ROIC)	The Company's Adjusted Net Operating Profit After Tax (NOPAT), divided by the Company's balance sheet capital, book equity and debt.	Goal is determined at the beginning of the performance period and measured over three years.	•Drive management team focus on efficient use of capital

Total Organic Revenue Growth	The Company's Revenue excluding acquisitions in the first year of the Performance Period.	Goal is determined at the beginning of the performance period and measured over three years.	•Encourage strong top line performance, which creates value for our stockholders

Relative Total Stockholder Return (r-TSR)	The Company's total stockholder return (TSR) relative to the Russell 3000 Index companies in the Packaged Foods & Meats	Goal is determined at the beginning of the performance period and measured over three years.	•Align interests with stockholders and incents NEO to create value for stockholders

Prior Years Performance Awards Vesting
2023 PERFORMANCE STOCK UNITS
2023 PSU Awards (FY2024 tranche of the FY2023-2025 performance period) were earned based on the Company’s ONI and Cash Flow Pre-Financing during 2024. Performance during 2024 resulted in below target payout for this portion of the PSUs, as described below. These awards do not vest until the end of the three-year performance period and remain subject to each NEO’s continued employment through the full three-year performance period.

Performance Metric ($ in millions)	Weighting (%)	Year	Target ($)	Actual Result ($)	Percentage of Target Earned (%)	Payout Earned (%)	Weighted Payout Banked (%)

ONI	12.5	2024	133.9	100.5	75.1	0.0	0.0
Cash Flow Pre-Financing	12.5	2024	153.3	126.1	82.3	55.6	7.0
2022 PERFORMANCE STOCK UNITS
The 2022 PSUs (FY2022-2024 performance period) were earned based on meeting or exceeding the threshold performance level for each of the three annual goals set for the ONI and Cash Flow Pre-Financing metrics as well as the three-year performance goal for the r-TSR metric. Earned awards were only eligible to vest at the end of the full three-year performance period, generally subject to continued employment with TreeHouse.

2025 Proxy Statement	TreeHouse Foods, Inc.	51

Compensation Discussion & Analysis
The payout opportunity for these awards ranged from 0% - 200% with the units earned for each performance period determined as follows:

	Threshold*		Target		Maximum

Metric	Performance Level	Payout (%)	Performance Level	Payout (%)	Performance Level	Payout (%)

ONI (1)	80%	50	100%	100	120%	200
Cash Flow Pre-Financing (1)	80%	50	100%	100	120%	200
r-TSR (2)	25th %ile	50	50th %ile	100	100th %ile	150
* Performance below this level results in a zero payout for the performance metric.
(1)To the extent performance falls between two levels in the table above, linear interpolation shall apply in determining the percentage of the PSUs that are earned.
(2)Payouts are capped at 100% of target if our r-TSR is negative and payouts are linearly interpolated for performance between two levels in the table.
In February 2025, the Committee reviewed the performance under each metric against the predetermined goals and certified the achievement of each goal. The ONI metric resulted in actual performance above threshold level for 2022, while actual performance for 2023 was just below target and 2024 was below threshold resulting in zero payout for that portion of the 2022 PSU award. The Cash Flow Pre-Financing metric resulted in actual performance below threshold level for 2022 and 2023, resulting in zero payout for that portion of the award, while actual performance for 2024 was above threshold. Performance over the three-year period resulted in an overall payout of 57.8% for the metrics assigned to each NEO, except Mr. O'Donnell and Mr. Tassani. Mr. O'Donnell became the permanent Executive Vice President, Chief Financial Officer on April 26, 2023, and did not receive a 2022 PSU annual award. Mr Tassani joined the company in February 2024 and did not receive a 2022 PSU annual award.
The table below provides the applicable goals for each metric, the achievement with respect to each metric, and the total earned for each of our eligible NEOs. ONI is also referred to Adjusted Net Income from continuing operations and Cash Flow Pre-Financing is also referred to as Free Cash Flow from continuing operations, which are non-GAAP financial measures. Refer to Appendix A on page 88 for a reconciliation to the GAAP financial measure.

Performance Metric	Weighting (%)	Year	Threshold ($)	Target ($)	Maximum ($)	Actual Result ($)	Percentage of Target Earned (%)	Weighted Payout Earned (%)

ONI ($ in millions)	12.5	2022	40.8	51.0	61.2	66.1	200.0	25.0
	12.5	2023	119.6	149.5	179.4	139.2	82.8	10.3
	12.5	2024	107.1	133.9	160.7	100.5	0.0	0.0
Cash Flow Pre-Financing ($ in millions)	12.5	2022	186.4	233.0	279.6	-176.4	0.0	0.0
	12.5	2023	142.5	178.1	213.7	16.5	0.0	0.0
	12.5	2024	122.6	153.3	184.0	126.1	55.6	7.0
r-TSR (Percentile Rank)	25.0	2022 - 2024	25th	50th	100th	31st	62.0	15.5
Total Payout %								57.8

52	TreeHouse Foods, Inc.	2025 Proxy Statement

Compensation Discussion & Analysis
The following table summarizes the results from the 2022 PSUs (FY2022-2024 performance period):

	Opportunity (# PSUs)			Earned (# PSUs)

Name	Threshold ($)	Target ($)	Maximum ($)	PSUs Earned (#)	Weighted Payout Earned (%) (1)

Steven Oakland	57,003	114,006	212,178	66,071	57.9
Patrick M. O'Donnell (1)	—	—	—	—	—
Kristy N. Waterman	6,455	12,909	24,025	7,480	57.9
Scott Tassani (1)	—	—	—	—	—
Amit R. Philip	4,587	9,173	17,072	5,315	57.9
Sean Lewis (2)	2,566	5,132	9,552	3,185	62.1
(1)Messrs. O'Donnell and Tassani did not receive a PSU grant in March 2022.
(2)Mr. Lewis' earned PSUs are based on the achievement of the target PSUs for the portion of the award that was earned and banked prior to his separation on July 15, 2024, and based on the achievement of the prorated portion of his target PSUs that were unearned at the time of his separation, in accordance with the terms of his award agreement and the Equity and Incentive Plan.
2022 TRANSFORMATIONAL AWARDS
The 2022 transformation performance-based awards were granted to incentivize operating performance, retain key leadership, and align management and stockholder's interest during the Board's strategic review process and throughout TreeHouse's ongoing transformation.
•The Performance Based Restricted Stock Unit (PBRSU) Awards granted in May 2022 were eligible to become earned based on the Company’s absolute annualized TSR relative to the annualized TSR of the S&P Food & Beverage Select Industry Index over a two-year performance period ending on May 13, 2024. The threshold performance level was not achieved, and as a result, the PBRSU Awards were forfeited and did not vest.
•One-third of the non-qualified stock options granted in May 2022 have vested, however, these are considered "under water" as the stock price remains below the premium price granted at $42.69. The remaining two-thirds have a vesting date in May 2025.
HISTORICAL PERFORMANCE IN THE LONG-TERM INCENTIVES
Similar to our short-term incentives, payouts for our performance units have varied widely over the past five years consistent with our performance, demonstrating alignment between our pay and performance.
The price information reflected for our common stock in the following graph represents the closing sales prices of the common stock for the period from December 31, 2020, through December 31, 2024. The graph assumes an investment of $100 on December 31, 2019 in TreeHouse Foods’ common stock.

2025 Proxy Statement	TreeHouse Foods, Inc.	53

Compensation Discussion & Analysis
Long-Term Performance Award Payouts(1)
as % of Target vs. TreeHouse Total Shareholder Return Five Year History
(1)Operating Net Income is also referred to as Adjusted Net Income from continuing operations and Cash Flow Pre-Financing is also referred to as Free Cash Flow from continuing operations, which are non-GAAP financial measures. Refer to Appendix A on page 88 for a reconciliation to the GAAP financial measures. r-TSR was first included in the design of the 2021 PSU awards.
Executive Perquisites
We do not provide our NEOs with excessive perquisites but do provide the benefits and perquisites detailed in the table below to enhance our ability to attract and retain talented executives and keep them safe, healthy and focused on the Company's business. Many of these benefits are also available to all salaried full-time employees.

Benefit or Perquisite	Named Executives	Other Executives & Managers	All Eligible Full-Time Employees

Retirement Benefits(1)
Health & Welfare Benefits(2)
Cell Phone Allowance
Deferred Compensation
Perquisite Allowance(3)
Executive Physicals
Personal Use of Aircraft(4)
(1)Pension plans are only provided to select employee groups hired prior to September 30, 2017. All pension plans are closed to new participants and none of the NEOs participate in these historical pension plans. All U.S. employees are eligible to participate in the Company's 401(k) plan.
(2)Includes medical, dental, vision, group life insurance, business travel accident insurance, short- and long-term disability, and work life programs.
(3)Each NEO receives a perquisite allowance of $10,000 (or $25,000 for Mr. Oakland) in lieu of other common perquisites such as financial planning.
(4)Mr. Oakland uses our corporate aircraft primarily for business purposes related to productivity and safety. In limited circumstances, Mr. Oakland, and as approved by the CEO, other employees are permitted to use our corporate aircraft for personal purposes.

54	TreeHouse Foods, Inc.	2025 Proxy Statement

Compensation Discussion & Analysis

Other Compensation Policies

Clawback Policy
In 2023, the Company updated its Clawback Policy to comply with Dodd-Frank and the final listing standards of the NYSE implementing Rule 10D-1. Under the Clawback Policy, in the event that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any current or former executive officer (including the NEOs) during the prior three fiscal years that exceeds the amount that the executive officer would have received had the incentive-based compensation been determined based on the restated financial statements.
Additionally, the Clawback Policy provides the Compensation Committee with discretion to recoup incentive compensation (including both time-based and performance-based equity awards) from any current or former employee in the event of misconduct if the Committee determines that such employee has: (1) engaged in fraud, bribery, or other intentional, illegal misconduct; (2) materially breached the Company’s Code or any other material Company policy; or (3) knowingly failed to report such acts of any employee over whom such person had direct supervisory responsibility. The full text of our Clawback Policy can be located on our website at: https://www.treehousefoods.com/investors/governance/governance-documents.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company's securities applicable to all directors, officers, associates, employees, agents and consultants of the Company, which we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. These policies prohibit hedging or similar transactions and are designed to decrease the risk associated with holding the Company's securities. Our Insider Trading Policy makes it clear that the Company’s employees (including its executive officers) and members of the Board may not engage in short sales, hedging or similar transactions designed to decrease the risk associated with holding the Company’s securities and that these persons may not engage in transactions in derivative securities based on or which derive value in relation to the Company’s equity or performance (such as, but not limited to, put and call options, warrants, stock appreciation rights and similar rights whose value is derived from the value of any Company security), other than derivatives granted pursuant to Company benefit plans. We also prohibit holding Company stock in a margin account or pledging Company securities as collateral for a loan. Additionally, during trading black out periods, certain officers, directors, and other applicable members of management may not engage in any transactions in the Company's securities. The full text copy of our Insider Trading Policy can be found in Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Equity Grant Practices
The Compensation Committee generally grants annual equity awards in the first quarter of each year during an open trading window under our Insider Trading Policy. For any new hire grants or any off-cycle promotional awards are generally processed on the first business day of the following month. The Company may vary these practices in the future. During 2024, the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. No stock options or similar awards were granted during 2024.
Stock Ownership Requirements
To ensure strong alignment of our senior management with the interests of our stockholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. The Committee reviews compliance with the ownership guidelines annually.
Our guidelines provide that members of our executive team must meet, within ﬁve years of becoming subject to the applicable ownership requirement, speciﬁed stock ownership levels equal to a multiple of their annual base salary. If the ownership requirement is not satisﬁed within the five-year period, the executive is required to hold at least 50% of net shares acquired under equity-based awards until the stock ownership guidelines are met. Shares of stock owned outright or through a trust and unvested time-based RSUs count towards fulﬁllment of the guidelines. Unearned performance-based awards and unexercised stock options do not count towards fulfillment of the guidelines. In the Committee’s last review, it was determined that all NEOs had met their stock ownership requirements or were within the ﬁve-year achievement period and on track to comply.

2025 Proxy Statement	TreeHouse Foods, Inc.	55

Compensation Discussion & Analysis
The required stock ownership levels are as follows:

Position	Required Stock Ownership Level

Chief Executive Officer	6x Base Salary
Executive Vice Presidents	3x Base Salary
Senior Vice President (executive team only)	2x Base Salary

Other Compensation Information

Employment Agreements and Executive Severance Plan
We have entered into an employment agreement with Mr. Oakland, and all other currently employed NEOs are covered under the TreeHouse Foods, Inc. Executive Severance Plan. These arrangements provide for payments and other benefits if the NEO’s employment terminates for a qualifying reason, including termination without “Cause” or for “Good Reason” (as defined in the agreements). The arrangements also provide for benefits upon a qualifying termination following a “Change in Control” (as defined in the agreements) of the Company. Under our Executive Severance Plan, in the event of a Change in Control, no severance payments or equity award acceleration will occur unless both a Change in Control and a qualifying termination of employment occur—a double trigger construct. Additional information regarding the agreements, including a definition of key terms and a quantification of benefits that would have been received by each NEO had a termination of employment occurred on December 31, 2024, is found under the heading “Potential Payments Upon Termination or Change in Control.”
We believe these severance programs are an important part of our overall compensation arrangements for our NEOs. We also believe these arrangements will help to secure the continued employment and dedication of our NEOs prior to or following a change in control, without concern for their own continued employment. We believe it is in the best interest of our stockholders to have a plan in place that will allow management to pursue all alternatives for the Company without undue concern for their own financial security. These agreements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.
EMPLOYMENT AGREEMENT WITH STEVE OAKLAND
In connection with his appointment as President and Chief Executive Oﬃcer of the Company, the Company entered into an employment agreement with Mr. Oakland, eﬀective as of March 2, 2018.
The agreement currently renews each March on an annual basis unless either party gives 90 days’ advance written notice of non-renewal. Mr. Oakland is entitled to an annual base salary of no less than $1,000,000 and is eligible to receive annual incentive bonuses with a target amount at least equal to 130% of his base salary. Mr. Oakland is also eligible for annual awards under the Company’s LTIP, with each annual award approximately equal in aggregate value to at least $5,000,000. Mr. Oakland is eligible to participate in the employee benefits plans and programs generally available to oﬃcers of the Company and is eligible for an annual perquisite allowance of $25,000.
Mr. Oakland is subject to a nondisclosure covenant regarding confidential information and 12-month post-termination non-competition and non-solicitation covenants. Mr. Oakland’s employment agreement does not provide for any “gross up” payment from the Company in the event that Mr. Oakland would incur excise taxes under Section 4999 of the Internal Revenue Code (the “IRC”).

56	TreeHouse Foods, Inc.	2025 Proxy Statement

Compensation Discussion & Analysis

Report of the Compensation Committee

The Compensation Committee is comprised of Mr. DeWitt, Mr. Ostfeld, Mr. Scalzo, Ms. Spence, and Mr. Tyler and operates pursuant to a written charter. The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement to be filed in connection with the Annual Meeting and incorporated by reference into the Form 10-K for the fiscal year ended December 31, 2024, each of which will be filed with the SEC.

This report is respectfully submitted by the Compensation Committee of the Board. Jean E. Spence, Chair Adam J. DeWitt Scott D. Ostfeld Joseph E. Scalzo Jason J. Tyler

2025 Proxy Statement	TreeHouse Foods, Inc.	57

Named Executive Officer Compensation

2024 Summary Compensation Table

The table below summarizes the compensation amounts paid in or earned by each of the NEOs for 2024, 2023 and 2022. Mr. Tassani was not an NEO for 2023 or 2022, and Mr. Lewis was not an NEO for 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Steven Oakland Chief Executive Officer and President	2024	1,102,000	—	7,069,378	—	—	133,725	8,305,103
	2023	1,093,250	—	6,970,399	—	1,208,301	165,147	9,437,097
	2022	1,060,000	—	10,864,016	2,423,750	1,439,831	176,600	15,964,197
Patrick M. O'Donnell Executive Vice President, Chief Financial Officer	2024	577,708	—	1,191,435	—	—	33,109	1,802,252
	2023	496,667	150,000	199,001	—	276,139	27,743	1,149,550
	2022	347,719	151,483	833,991	142,531	127,201	16,261	1,619,186
Kristy N. Waterman Executive Vice President, Chief Human Resources Officer, General Counsel and Corporate Secretary	2024	592,378	—	1,424,181	—	—	28,383	2,044,942
	2023	567,417	—	1,057,314	—	361,806	33,902	2,020,439
	2022	550,000	98,640	1,642,066	466,567	431,009	27,072	3,215,354
Scott Tassani Executive Vice President, Business President and Chief Commercial Officer	2024	522,727	482,500	2,153,084	—	—	28,247	3,186,558
Amit R. Philip Senior Vice President, Chief Strategy and Growth Officer	2024	480,628	—	745,345	—	—	32,941	1,258,914
	2023	458,543	—	684,599	—	292,416	32,721	1,468,279
	2022	435,094	159,375	1,468,290	403,953	341,018	26,659	2,834,389
Sean Lewis Former Senior Vice President, Chief Customer Officer (through July 15, 2024)	2024	215,540	—	540,800	—	—	771,007	1,527,347
	2023	384,956	—	457,406	—	245,488	33,139	1,120,989
(1)Reflects actual payments received and includes amounts deferred under the Company’s 401(k) plan.
(2)Mr. Tassani received new hire cash payments upon commencing employment with the Company in 2024.

58	TreeHouse Foods, Inc.	2025 Proxy Statement

Named Executive Officer Compensation
(3)The awards shown in this column include PSUs and RSUs granted in 2022, 2023 and 2024 under the Equity and Incentive Plan, Mr. Tassani's sign-on equity grant in 2024, PBRSU Awards granted in 2022, as well as for 2023, the incremental fair value of PSUs granted in 2022 to each of the NEOs in connection with the recast of the ONI goal in February 2023 to exclude the impact of non-recurring items associated with the divestiture of a substantial portion of our Meal Preparation business, as discussed in our 2023 proxy statement under the section titled "Long-Term Incentives - 2022 Performance Goal Update." The PBRSU Awards granted in May 2022 were eligible to become earned based on the Company’s absolute annualized TSR relative to the annualized TSR of the S&P Food & Beverage Select Industry Index over a two-year performance period ending on May 13, 2024. The threshold performance level was not achieved, and as a result, the PBRSU Awards were forfeited and did not vest.
The amounts shown are based on the grant date fair market value (or incremental value) of the awards computed for financial accounting purposes. The value of RSUs is based solely on the closing stock price of our common stock on the NYSE on the grant date. The value of PSUs based on ONI and Cash Flow Pre-Financing metrics as well as ROIC and Total Organic Revenue Growth is based on the closing stock price of our common stock on the NYSE on the date the goal was approved by the Committee. For goals approved in 2024, the closing stock price of $36.74 per share on March 15, 2024 was used. The value of PSUs apportioned to r-TSR performance metric is based on the Monte Carlo value on the grant date. For the 2024-2026 PSUs, the Monte Carlo value was $37.56 per unit.
For additional information regarding the calculation of the grant date fair value of the awards, see Note 15 to our financial statements for the fiscal year ended December 31, 2024.
As a result of our significant business transformation in recent years, we did not set a three-year performance goal for the ONI and Cash Flow Pre-Financing targets in the PSU award agreement in 2022 or 2023. Instead, we set annual goals for each of the three years in the performance cycle at the beginning of each year and a three-year goal for the r-TSR metric. Thus, PSU award agreements in 2022 and 2023 are comprised of three one-year measurement period grants for our ONI and Cash Flow Pre-Financing metrics and a three-year measurement period granted for our r-TSR performance metric. Beginning with the PSUs granted in 2024, all performance goals are measured over a three-year period.
Below is a summary of each component of the 2024 total stock awards value.

Name	2022 PSUs ($)	2023 PSUs ($)	2024 PSUs ($)	2024 RSUs ($)	Total Stock Awards ($)

Steven Oakland	1,008,329	535,779	2,770,284	2,754,986	7,069,378
Patrick M. O'Donnell	—	18,223	588,238	584,974	1,191,435
Kristy N. Waterman	114,151	111,249	601,058	597,723	1,424,181
Scott Tassani	—	—	578,115	1,574,969	2,153,084
Amit R. Philip	81,122	56,396	304,722	303,105	745,345
Sean Lewis	54,485	41,663	222,926	221,726	540,800
PSU amounts above reflect the grants to our named executive officers in 2022 (2024 tranche of FY2022-2024 measurement period), 2023 (2024 tranche of FY2023-2025 measurement period), and 2024 (full value granted in FY2024 as the Company shifted in 2024 from its historical approach of setting annual performance targets for its LTI awards to granting awards subject to three-year performance goals, resulting in the full value of the 2024 awards being included in the Summary Compensation Table).
As shown above, our PSUs earned based on the achievement of financial performance metrics that were originally awarded in 2022 and 2023 have a grant date fair value for financial accounting purposes for the portion of the award subject to the 2024 performance criteria only. If maximum performance is achieved for the applicable tranches of the 2022 and 2023 annual PSUs subject to 2024 performance criteria, the aggregate grant date fair value would be as detailed below. Additionally, the 2024 PSU grants below are subject to a three-year performance period, and the grant date fair value and maximum performance is also included in the table below.

Name	Grant	Grant Date Fair Value (Target Performance) ($)	Grant Date Fair Value (Maximum Performance) ($)

	2024 PSUs	2,770,284	5,540,568
Steven Oakland	2023 PSUs	535,779	1,071,558
	2022 PSUs	1,008,329	2,016,658
Patrick M. O'Donnell	2024 PSUs	588,238	1,176,476
	2023 PSUs	18,223	36,446

2025 Proxy Statement	TreeHouse Foods, Inc.	59

Named Executive Officer Compensation

Name	Grant	Grant Date Fair Value (Target Performance) ($)	Grant Date Fair Value (Maximum Performance) ($)

	2024 PSUs	601,058	1,202,116
Kristy N. Waterman	2023 PSUs	111,249	222,498
	2022 PSUs	114,151	228,302
	2024 PSUs	304,722	609,444
Amit R. Philip	2023 PSUs	56,396	112,792
	2022 PSUs	81,122	162,244
Scott Tassani	2024 PSUs	578,115	1,156,230
	2024 PSUs	222,926	445,852
Sean Lewis	2023 PSUs	41,663	83,326
	2022 PSUs	54,485	108,970
(4)The awards shown in this column include premium-priced option awards granted in 2022 under the Equity Plan. The amounts listed above are based on the grant date fair value of the Option Awards computed using a Black-Scholes model in accordance with FASB ASC Topic 718. For additional information regarding the calculation of the grant date fair value of option awards, see Note 16 to our financial statements for the fiscal year ended December 31, 2022.
(5)For 2024, the amounts in this column reﬂect the earned awards determined by the Committee in February 2025 based upon the achievement of performance metrics established for 2024 under our STIP. For more information on the STIP, see “2024 Executive Compensation Program Details – Short-Term Incentive Plan (STIP)”.
(6)The following table shows “All Other Compensation” amounts for 2024 for the NEOs. These include cash payments in lieu of perquisites, personal use of the Company’s corporate aircraft, life insurance premiums, employer contributions under the Company’s 401(k) plan, executive physical reimbursements, a severance payment, and a vacation payout as detailed below:

Name	Perquisite Allowance ($)	Personal Aircraft Usage ($)(a)	Life Insurance ($)	401(k) Company Contributions ($)	Executive Physical Reimbursement ($)	Severance Payment ($)(b)	Vacation Payout ($)	Total ($)

Steven Oakland	25,000	89,959	1,287	17,250	229	—	—	133,725
Patrick M. O'Donnell	10,000	—	1,089	17,250	4,770	—	—	33,109
Kristy N. Waterman	10,000	—	1,133	17,250	—	—	—	28,383
Scott Tassani	10,000	—	997	17,250	—	—	—	28,247
Amit R. Philip	10,000	—	921	17,250	4,770	—	—	32,941
Sean Lewis	10,000	—	418	15,219	—	727,271	18,099	771,007
(a)The value of personal aircraft usage reported represents the incremental cost to the Company for the personal use of private aircraft based on the direct variable operating cost per hour of ﬂight incurred by the Company for such use (including empty plane miles if applicable). These variable costs primarily include items such as fuel charges, maintenance, crew expenses, supplies, and catering.
(b)Reflects 12 months of Mr. Lewis's base salary, his 2024 target short-term incentive ($403,150 and $302,363 respectively), and 12 months of subsidized COBRA premiums ($21,758).

60	TreeHouse Foods, Inc.	2025 Proxy Statement

Named Executive Officer Compensation

Grants of Plan Based Awards in 2024

The table below provides information regarding grants of awards made to the NEOs under the TreeHouse incentive plans.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(6)

Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Steven Oakland	STIP(1)	—	265,031	1,432,600	2,865,200	—	—	—	—	—
	Annual RSU(2)	3/15/2024	—	—	—	—	—	—	74,986	2,754,986
	2022 Fin PSU(3)	3/15/2024	—	—	—	13,723	27,445	54,890	—	1,008,329
	2023 Fin PSU(4)	3/15/2024	—	—	—	7,292	14,583	29,166	—	535,779
	2024 PSU(5)	3/15/2024	—	—	—	30,462	74,984	149,968	—	2,770,284
Patrick M. O'Donnell	STIP(1)	—	81,169	438,750	877,500	—	—	—	—	—
	Annual RSU(2)	3/15/2024	—	—	—	—	—	—	15,922	584,974
	2022 Fin PSU(3)	3/15/2024	—	—	—	—	—	—	—	—
	2023 Fin PSU(4)	3/15/2024	—	—	—	248	496	992	—	18,223
	2024 PSU(5)	3/15/2024	—	—	—	6,468	15,922	31,844	—	588,238
Kristy N. Waterman	STIP(1)	—	82,936	448,305	896,610	—	—	—	—	—
	Annual RSU(2)	3/15/2024	—	—	—	—	—	—	16,269	597,723
	2022 Fin PSU(3)	3/15/2024	—	—	—	1,554	3,107	6,214	—	114,151
	2023 Fin PSU(4)	3/15/2024	—	—	—	1,514	3,028	6,056	—	111,249
	2024 PSU(5)	3/15/2024	—	—	—	6,609	16,269	32,538	—	601,058
Scott Tassani	STIP(1)	—	79,781	431,250	862,500	—	—	—	—	—
	Annual RSU(2)	3/15/2024	—	—	—	—	—	—	15,650	574,981
	RSU(2)	2/15/2024	—	—	—	—	—	—	23,397	999,988
	2024 PSU(5)	3/15/2024	—	—	—	6,357	15,648	31,296	—	578,115
Amit R. Philip	STIP(1)	—	67,294	363,750	727,500	—	—	—	—	—
	Annual RSU(2)	3/15/2024	—	—	—	—	—	—	8,250	303,105
	2022 Fin PSU(3)	3/15/2024	—	—	—	1,104	2,208	4,416	—	81,122
	2023 Fin PSU(4)	3/15/2024	—	—	—	768	1,535	3,070	—	56,396
	2024 PSU(5)	3/15/2024	—	—	—	3,351	8,248	16,496	—	304,722
Sean Lewis	STIP(1)	—	55,937	302,363	604,725	—	—	—	—	—
	Annual RSU(2)	3/15/2024	—	—	—	—	—	—	6,035	221,726
	2022 Fin PSU(3)	3/15/2024	—	—	—	742	1,483	2,966	—	54,485
	2023 Fin PSU(4)	3/15/2024	—	—	—	567	1,134	2,268	—	41,663
	2024 PSU(5)	3/15/2024	—	—	—	2,451	6,034	12,068	—	222,926
(1)Amounts in this row reﬂects the possible payout range under our 2024 STIP, which are payable in cash. The STIP is the Company’s annual bonus plan that is based on the Company’s achievement of ﬁnancial performance and strategic objectives. Payouts can range from 0% -200%. Awards under the STIP for NEOs are determined using their eligible earnings and individual incentive target percentages for the plan year. For 2024, payout for threshold performance was 15% for the portion of the plan related to financial metrics and 50% for the portion related to strategic metric. For the actual amounts earned pursuant to the STIP for 2024, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a detailed discussion of the STIP, including targets and plan mechanics, see “Components of Our Executive Compensation Program—Short-Term Incentive Plan (STIP) — 2024 Short-Term Incentive Program Design.”
(2)Represents RSUs granted under the Equity Plan that vest in three equal installments commencing on the ﬁrst anniversary of the grant date, subject to the grantee’s continued employment with the Company from the grant date through each vesting date. Mr. Tassani's 2/15/2024 award represents a sign-on equity grant. For more information regarding the 2024 annual RSU awards, see “Components of Our Executive Compensation Program—Long-Term Incentive Plan (LTIP)—2024 Long-Term Incentive Program.”

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Named Executive Officer Compensation
(3)Represents the threshold, target and maximum shares that may become earned for the portion of the 2022 PSU award agreements under the Equity Plan granted in 2024 and subject to 2024 performance criteria.
(4)Represents the threshold, target and maximum shares that may become earned for the portion of the 2023 PSU award agreements under the Equity Plan granted in 2024 and subject to 2024 performance criteria.
(5)Represents the threshold, target and maximum shares that may become earned for the total value of PSUs granted in 2024 under the Equity Plan that are subject to the three-year performance period ending December 31, 2026.
(6)Amounts in this column reflect the grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth equity-based awards granted to our NEOs that were outstanding on December 31, 2024.

		Option Awards(1)				Stock Awards(2)

Name	Grant(3) Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Steven Oakland	5/13/2022	51,923	103,845	42.69	5/13/2032
	3/15/2024					86,669	3,044,682	93,730	3,292,735
	3/13/2023					56,286	1,977,327	6,828	239,868
	3/24/2022					75,602	2,655,898	—	—
Patrick M. O'Donnell	6/3/2022	2,885	5,769	42.69	6/3/2032
	9/29/2017	510	—	67.73	9/29/2027
	3/15/2024					16,059	564,153	19,903	699,192
	3/13/2023					1,704	59,862	232	8,150
	3/24/2022					1,707	59,967	—	—
Kristy N. Waterman	5/13/2022	9,995	19,990	42.69	5/13/2032
	3/15/2024					17,973	631,391	20,336	714,404
	3/13/2023					10,612	372,800	1,417	49,779
	3/24/2022					9,474	332,822	—	—
Scott Tassani	3/15/2024					15,650	549,785	19,560	687,143
	2/15/2024					23,397	821,937	—	—
Amit R. Philip	5/13/2022	8,654	17,307	42.69	5/13/2032
	3/15/2024					9,289	326,323	10,310	362,190
	3/13/2023					5,642	198,203	718	25,223
	3/24/2022					6,732	236,495	—	—
Sean Lewis	5/13/2022	8,654	—	42.69	7/15/2029
	3/15/2024					362	12,717	1,256	44,123
	3/13/2023					1,083	38,046	265	9,309
	3/24/2022					2,366	83,118	—	—
(1)Unexercisable options vest one-third on the second anniversary of the grant date and two-thirds on the third anniversary of the grant date.
(2)RSUs vest annually in three equal installments beginning on the first anniversary of the grant date. 2022 and 2023 PSUs vest on the third anniversary of the grant date, subject to achievement of ONI, Cash Flow Pre-Financing and Relative TSR performance targets. ONI and Cash Flow Pre-Financing achievement may be earned between 0%-200% of target, and Relative TSR may be earned between 0%-150% of target. 2024 PSUs vest on the third anniversary of the

62	TreeHouse Foods, Inc.	2025 Proxy Statement

Named Executive Officer Compensation
grant date, units earned are subject to the achievement of Return in Invested Capital ("ROIC"), Total Organic Revenue Growth % and Relative TSR during the Performance Period and may be earned between 0%-200% of target.
(3)Reflects the date of approval for annual ONI and Cash Flow Pre-Financing targets set by the Compensation Committee for PSU awards (the deemed grant date per FASB ASC Topic 718), grant date for RSU and Stock Option awards.
(4)Reflects both RSUs and PSUs. PSUs included in this column are deemed earned as of December 31, 2024 as follows:

Name	Tranche	Performance Target Approval Date	ONI and Cash Flow Pre-Financing Weighted Achievement on December 31, 2024 (%)	Performance Level Reported	Amount Reported As Units That Have Not Vested (#)	Market Value of Amount Reported As Units That Have Not Vested ($)

Steven Oakland	FY2022	3/24/2022	100.0	Actual	27,446	964,178
	FY2023	3/13/2023	41.4	Actual	17,399	611,227
	FY2024	3/15/2024	27.8	Actual	11,683	410,424
Patrick M. O'Donnell	FY2023	3/13/2023	41.4	Actual	205	7,202
	FY2024	3/15/2024	27.8	Actual	137	4,813
Kristy N. Waterman	FY2022	3/24/2022	100.0	Actual	3,108	109,184
	FY2023	3/13/2023	41.4	Actual	2,539	89,195
	FY2024	3/15/2024	27.8	Actual	1,704	59,862
Amit R. Philip	FY2022	3/24/2022	100.0	Actual	2,209	77,602
	FY2023	3/13/2023	41.4	Actual	1,549	54,416
	FY2024	3/15/2024	27.8	Actual	1,039	36,500
Sean Lewis	FY2022	3/24/2022	100.0	Actual	1,483	52,098
	FY2023	3/13/2023	41.4	Actual	1,083	38,046
	FY2024	3/15/2024	27.8	Actual	362	12,717

Name	Tranche	Performance Target Approval Date	r-TSR Weighted Achievement on December 31, 2024 (%)	Performance Level Reported	Amount Reported As Units That Have Not Vested (#)	Market Value of Amount Reported As Units That Have Not Vested ($)

Steven Oakland	FY2022-2024	3/24/2022	62.0	Actual	19,634	689,742
Kristy N. Waterman	FY2022-2024	3/24/2022	62.0	Actual	2,223	78,094
Amit R. Philip	FY2022-2024	3/24/2022	62.0	Actual	1,579	55,470
Sean Lewis	FY2022-2024	3/24/2022	62.0	Actual	883	31,020
(5)Amounts in these columns reflect the value of the reported RSU and PSU awards as of December 31, 2024, based on the $35.13 closing price of the Company's common stock on December 31, 2024, the last trading day of 2024.

2025 Proxy Statement	TreeHouse Foods, Inc.	63

Named Executive Officer Compensation
(6)Represents the in-progress performance periods for the PSUs that have not concluded as of December 31, 2024. PSUs included in this column are reported as follows:

Performance Target Approval Date	Performance Metric	Achievement on December 31, 2024	Performance Level Reported

3/13/2023	3-Year Cumulative TSR	Below Threshold	Threshold
3/15/2024	3-Year Cumulative TSR	Below Threshold	Threshold
3/15/2024	3-Year Cumulative Organic Revenue	Target	Max
3/15/2024	3-Year Cumulative ROIC	Above Threshold	Target

Option Exercises and Stock Vested in 2024

The following table provides information regarding the dollar amounts realized pursuant to the vesting of equity-based awards during 2024 for the NEOs. None of the NEOs exercised stock options during 2024.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Steven Oakland	92,660	3,545,885
Patrick M. O'Donnell	3,581	136,519
Kristy N. Waterman	12,268	467,794
Amit R. Philip	9,470	362,250
Sean Lewis	5,406	205,854
(1)Represents the vesting of RSUs granted in 2021, 2022, and 2023.
(2)The value realized on vesting is the number of shares, multiplied by the fair market value of the shares on the vesting date.

Retirement Plans

None of the NEOs are eligible to participate in a defined benefit pension plan. The Company does offer a defined contribution 401(k) plan, which permits employee deferrals and provides for an employer matching contribution. All NEOs participated in the 401(k) plan in 2024.
401(K) PLAN
The TreeHouse Foods 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax and/or Roth after-tax contributions, up to the first 5% of eligible compensation. Employees are permitted to contribute up to 80% of eligible compensation on a pre-tax and/or Roth after-tax basis, subject to IRS limits.
2024 NON-QUALIFIED DEFERRED COMPENSATION
Our Deferred Compensation Plan allows certain employees, including the NEOs, to defer receipt of up to 100% of eligible salary and/or bonus payments on a tax deferred basis. Deferred amounts are credited with earnings or losses based on the rate or return of mutual funds selected by the participants in the Plan. We do not "match" amounts that are deferred by employees in the Deferred Compensation Plan.

64	TreeHouse Foods, Inc.	2025 Proxy Statement

Named Executive Officer Compensation
Distributions are paid either upon termination of employment or at a specified date (at least 2 years after the original deferral) in the future, as elected by the employee. The employee may elect to receive payments in either a lump sum or a series of installments. The Deferred Compensation Plan is not funded by the Company, and participants have an unsecured contractual commitment from the Company to pay the amounts when due. When such payments are due to employees, the cash will be distributed from the Company's general assets.
None of our NEOs participated in the Deferred Compensation Plan in 2024.

Potential Payments Upon Termination or Change in Control

Benefits upon termination are provided for in either an executive’s individual employment agreement (Mr. Oakland) or the Executive Severance Plan (other currently employed NEOs). The rights upon termination of an executive’s employment depend upon the circumstance of the termination.
Termination Without Change in Control
Central to an understanding of the rights of each NEO under the agreements is an understanding of the definitions of “Cause” and “Good Reason” that are used in the employment agreements and the Executive Severance Plan:
Cause: Under the individual employment agreements for Mr. Oakland, as well as under the Severance Plan, a termination for “Cause” may occur if the NEO has engaged in any of a list of specified activities, including refusing to perform duties consistent with the scope and nature of his position, committing an act materially detrimental to the financial condition and/or goodwill of us or our subsidiaries, commission of a felony or other actions specified in the definition.
•Payments: Under the individual employment agreements and the Severance Plan, an NEO is not eligible for any severance benefits in the event of a termination for Cause.
Good Reason: Under the terms of his employment agreement, Mr. Oakland may terminate his employment for “Good Reason” if there is an assignment of duties that is materially inconsistent with his position, a reduction in compensation, or certain other actions specified in the agreement. Under the terms of the Executive Severance Plan (applies to all other NEOs), the participant is said to have Good Reason to terminate his employment and thereby gain access to the benefits described below if there is a reduction in compensation other than a reduction of no more than ten percent (10%) which applies to all executive officers of the Company, or a call for relocation. Following a Change in Control, Good Reason shall also include a material reduction in the executive’s duties and responsibilities, or the assignment of duties and responsibilities that are materially inconsistent with the executive’s duties.
Payments following an involuntary termination without Cause or a voluntary termination for Good Reason:
•Mr. Oakland: Two times base salary and target bonus plus continuation of certain health and welfare benefits for up to two years.
•Other NEOs as covered under the Executive Severance Plan: Base salary and target bonus plus continuation of certain health and welfare benefits for up to one year.
Mr. Oakland’s employment agreement and the Executive Severance Plan require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which the NEO waives all claims that the NEO might have against the Company and certain associated individuals and entities. Mr. Oakland’s employment agreement also includes non-compete and non-solicit provisions that would apply for a period of one year following his termination of employment, and confidentiality provisions that would apply for an unlimited period of time following his termination of employment. The Executive Severance Plan includes non-solicit provisions.
Termination Following a Change in Control
Payments following a termination without Cause or resignation for Good Reason (as defined above) within a 24-month period immediately following a change-in-control of the Company:
•Mr. Oakland will receive three times the amount of base salary and target bonus plus continuation of certain health and welfare benefits for up to three years.
•Other NEOs as covered under the Executive Severance Plan: Two times base salary and target bonus plus the continuation of certain health and welfare benefits for two years.

2025 Proxy Statement	TreeHouse Foods, Inc.	65

Named Executive Officer Compensation
Mr. Oakland’s employment agreement and the Executive Severance Plan do not provide a “gross-up” payment from the Company to the extent covered individuals incur excise taxes under Section 4999 of the IRC.
Treatment of Equity Awards
The Company has issued equity awards to our NEOs that are subject to the terms and conditions of the Equity Plan and applicable award agreements.
INVOLUNTARY TERMINATION
In the event of an involuntary termination of the NEO without Cause or resignation by the NEO for Good Reason, (i) no accelerated vesting will occur for unvested options or RSUs, and (ii) the accrued portion of outstanding annual PSUs, plus a pro-rata portion (based on the number of full calendar months served during the performance period divided by the length of the performance period) that would have accrued for the performance period in which such termination occurs will become vested.
CHANGE IN CONTROL
In the event of a Change in Control, the Equity Plan provides that each outstanding award may be assumed by the acquirer or replaced with an economically equivalent award. Any such assumed or replaced award will vest in full if a participant’s employment is terminated without Cause or the participant resigns for Good Reason within the 24 months following the Change in Control. Performance conditions applicable to performance-based awards, including annual PSUs, that are assumed or replaced will be deemed satisfied at the greater of target or actual performance through the date of the Change in Control, and such awards will be subject only to vesting based on the passage of time for the remainder of the original performance period. If the acquirer does not assume outstanding awards or replace outstanding awards with economically equivalent awards, such awards will be treated as follows: (i) unvested stock options will become fully vested; (ii) the restrictions on the restricted stock and RSUs will lapse, and (iii) performance units will be canceled in exchange for a payment equal to the value that would have been payable had each performance unit been deemed equal to 100% (or such greater or lesser percentage as determined by the Compensation Committee) of its initially established dollar value. The Compensation Committee may instead provide that outstanding awards that are not assumed or substituted with economically equivalent awards in connection with a Change in Control will be canceled in exchange for a cash payment.
DEATH, DISABILITY AND RETIREMENT
In the event of death or disability, unvested options will become fully vested. Upon death, disability or retirement (age 55 with five years of service), (i) a pro rata portion of the unvested RSUs that would be eligible for lapse of restrictions on the next anniversary date of the grant will lapse (based on the number of full calendar months served during the 12-month period between vesting dates) and (ii) a pro-rata portion of outstanding PSUs (based on the number of full calendar months served during the performance period divided by the length of the performance period) that would have accrued for the performance period in which the NEO was terminated will vest.
Treatment of Short-Term Incentives
In general, NEOs are ineligible to receive short-term incentives under the STIP in the event of a termination of employment or Change in Control. However, in the event of a NEO’s death, disability or retirement, the NEO will be eligible to receive a pro-rata portion of the earned STIP award (based on the number of days served during the performance period divided by the length of the performance period), based on actual performance.
In the event of a Change in Control without termination, no portion of the short-term incentive will be received by the NEO.
PAYMENTS MADE TO SEAN LEWIS UPON SEPARATION
The Company and Mr. Lewis reached a mutual agreement regarding Mr. Lewis stepping down from his role as Senior Vice President, Chief Customer Officer, effective July 15, 2024, and in connection with his separation, Mr. Lewis received separation benefits consistent with a termination without cause under the Company's Executive Severance Plan and applicable Equity Plan award agreements. Pursuant to his severance agreement, Mr. Lewis is entitled to 12 months of his base salary, a single lump sum payment of his 2024 target short-term incentive, career continuation counseling for 12 months, and payment of the Company's share of COBRA premiums for 12 months. Mr. Lewis forfeited his unvested RSUs but is entitled to a pro-rata portion of his PSUs awards as described above under "Treatment of Equity Awards - Involuntary Termination".

66	TreeHouse Foods, Inc.	2025 Proxy Statement

Named Executive Officer Compensation
Qualification of Potential Payments Upon Termination or Change in Control
The following tables illustrate the payouts to each NEO employed as of December 31, 2024 under each of the various separation and Change in Control situations. The tables assume that the events took place on December 31, 2024, with equity awards amount based on $35.13, the closing price of the Company’s common stock on the last trading day of 2024. Some of the NEOs may be subject to the “best net” provision in the event benefits received in connection with or following a Change in Control result in excess parachute payments under Section 280G of the IRC; however, no NEOs are eligible to receive gross-ups for any excise taxes resulting from such excess parachute payments. Steve Oakland was the only NEO who was eligible for retirement benefits on December 31, 2024.

Name of Participant		Involuntary Termination without Cause or Resignation for Good Reason ($)	Retirement ($)	Disability or Death ($)	Involuntary Termination without Cause or Resignation for Good Reason Following Change in Control ($)	Change in Control Without Termination -Awards Not Assumed or Replaced by Acquirer ($)

Steve Oakland	Severance	5,069,200	—	—	7,603,800	—
	Short-Term Incentives	—	—	—	—	—
	Restricted Stock Units	—	1,922,279	1,922,279	5,002,336	5,002,336
	Performance Awards(1)	3,169,463	3,169,463	3,169,463	8,143,590	8,143,590
	Stock Options(2)	—	—	—	—	—
	Welfare Benefits(3)	40,674	—	—	61,011	—
	Total	8,279,337	5,091,742	5,091,742	20,810,737	13,145,926
Patrick M. O'Donnell	Severance	1,023,750	—	—	2,047,500	—
	Short-Term Incentives	—	—	—	—	—
	Restricted Stock Units	—	—	204,491	671,967	671,967
	Performance Awards(1)	116,878	—	116,878	610,487	610,487
	Stock Options(2)	—	—	—	—	—
	Welfare Benefits(3)	25,491	—	—	50,982	—
	Total	1,166,119	—	321,369	3,380,936	1,282,454
Kristy N. Waterman	Severance	1,046,045	—	—	2,092,090	—
	Short-Term Incentives	—	—	—	—	—
	Restricted Stock Units	—	—	358,362	1,000,678	1,000,678
	Performance Awards(1)	443,445	—	443,445	1,337,365	1,337,365
	Stock Options(2)	—	—	—	—	—
	Welfare Benefits	—	—	—	—	—
	Total	1,489,490	—	801,807	4,430,133	2,338,043
Scott Tassani	Severance	1,006,250	—		2,012,500	—
	Short-Term Incentives	—	—	—	—	—
	Restricted Stock Units	—	—	365,739	1,371,722	1,371,722
	Performance Awards(1)	103,071	—	103,071	549,715	549,715
	Stock Options	—	—	—	—	—
	Welfare Benefits(3)	27,583	—	—	55,167	—
	Total	1,136,904	—	468,810	3,989,104	1,921,437
Amit R. Philip	Severance	848,750	—	—	1,697,500	—
	Short-Term Incentives	—	—	—	—	—
	Restricted Stock Units	—	—	203,859	537,033	537,033
	Performance Awards(1)	278,300	—	278,300	770,331	770,331
	Stock Options(2)	—	—	—	—	—
	Welfare Benefits(3)	25,491	—	—	50,982	—
	Total	1,152,541	—	482,159	3,055,846	1,307,364
(1)PSU Awards are based upon attainment of actual performance for complete performance periods and target performance for other performance periods. The value of such awards are determined by multiplying the number of units by $35.13, the closing stock price of our common stock on December 31, 2024.

2025 Proxy Statement	TreeHouse Foods, Inc.	67

Named Executive Officer Compensation
(2)All outstanding stock options held by each NEO on December 31, 2024 are underwater.
(3)Reflects company-paid medical, dental, and vision insurance premiums (COBRA rates as of December 31, 2024) for up to 24 months for Mr. Oakland (or 36 months if following a Change in Control) and up to 12 months for the other NEOs (or 24 months if following a Change in Control), based on the NEO's healthcare elections as of December 31, 2024.

CEO Pay Ratio

Our CEO pay ratio, calculated in accordance with the requirements set for in Item 402(u) of Regulation S-K, is 123:1.
•Mr. Oakland's total annual compensation was $8,321,678 and
•Our median employee was a full-time, hourly, United States based employee with total annual compensation of $67,793.
TreeHouse Foods is a private label food manufacturer with 7,428 employees in the United States and Canada, excluding the CEO, as of November 1, 2024. Our median employee was identified using the Company's global full-time, part-time, temporary, and seasonal employees employed on that date.
We then measured compensation for the period beginning January 1, 2024 and ending on December 31, 2024 for the remaining employees. Each employee's 2024 earnings (gross pay) was used as our consistently applied compensation measure to identify the median employee, and in doing so we annualized the compensation for our permanent full-time and part-time employees who were newly hired during 2024 and therefore not employed for the full measurement period.
After identifying the median employee, we calculated that employee's total annual compensation in the same manner as for the NEOs in the 2024 Summary Compensation Table ("SCT") and added the value of non-discriminatory benefits. The annual total compensation of our Chief Executive Officer and President, Mr. Oakland, is his total compensation from the SCT plus the value of non-discriminatory benefits.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. Further information concerning the Company’s pay for performance philosophy and how the Company’s aligns executive compensation with the Company’s performance is described under “Compensation Discussion & Analysis” beginning on page 35.

68	TreeHouse Foods, Inc.	2025 Proxy Statement

Named Executive Officer Compensation
The following table sets forth information concerning the compensation of our CEO and other NEOs for 2024, 2023, 2022, 2021 and 2020 and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based On:		(In millions)

Year	Summary Compensation Table for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income (Loss) ($)(7)	Adjusted EBITDA from Continuing Operations ($)(8)

2024	8,305,103	(1,685,539)	1,964,003	774,123	72.43	147.23	26.9	337.4
2023	9,437,097	(2,953,475)	1,546,928	(489,040)	85.46	139.82	53.1	365.9
2022	15,964,197	25,945,144	2,804,464	3,338,806	101.81	136.87	(146.3)	291.7
2021	5,950,890	4,931,932	1,864,415	1,440,060	83.57	138.63	(12.5)	288.7
2020	6,250,046	7,571,287	2,152,693	2,101,081	87.61	119.76	13.8	362.9
(1)Amounts in this column represent the amounts reported for Mr. Oakland, our Chief Executive Officer and President, in the “Total” column of the Summary Compensation Table for each applicable year.
(2)Amounts in this column represent the amount of “compensation actually paid,” as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Summary Compensation Table Total for CEO ($)	LESS: Reported Value of Equity Awards ($)(a)	PLUS: Equity Award Adjustment ($)(b)	Compensation Actually Paid to CEO ($)

2024	8,305,103	7,069,378	(2,921,264)	(1,685,539)
(a)Amounts in this column represent the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable year.
(b)The amounts deducted or added in calculating the equity award adjustments are as set forth in the following table. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Grant In Prior Years that Vested in the Applicable Year ($)	Total Equity Award Adjustments ($)

2024	4,666,394	(3,627,865)	(3,959,793)	(2,921,264)
(3)Amounts in this column represent the average of the amounts reported for the Company’s NEOs as a group, excluding our CEO, in the “Total” column of the Summary Compensation Table for each applicable year. The NEOs included for purposes of calculating the average amounts for each applicable year are as follows: (i) for 2024, Ms. Waterman, Messrs. O'Donnell, Tassani, Philip, and Lewis (ii) for 2023, Ms. Waterman, Messrs. O'Donnell, Philip, Smith, and Lewis (iii) for 2022, Ms. Waterman, Messrs. Kelley, O'Donnell, Philip, Smith, and Fleming; (iv) for 2021, Ms. Waterman, Messrs. Kelley, Fleming, Craig, and O’Neill; and (v) for 2020, Messrs. Kelley, O’Neill, Clifford Braun, and Ms. Lori G. Roberts.
(4)Amounts in this column represent the average amount of “compensation actually paid,” to the Company’s NEOs as a group, excluding our CEO, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to average total compensation for the NEOs as a group, excluding our CEO, to determine the compensation actually paid, using the same methodology described above in Note (2):

2025 Proxy Statement	TreeHouse Foods, Inc.	69

Named Executive Officer Compensation

Year	Summary Compensation Table Total for Non-CEO NEOs ($)	LESS: Reported Value of Equity Awards ($)(a)	PLUS: Equity Award Adjustment ($)(b)	Compensation Actually Paid to Non-CEO NEOs ($)

2024	1,964,003	1,210,969	21,089	774,123
(a)Amounts in this column represent the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable year.
(b)The amounts deducted or added in calculating the equity award adjustments are as set forth in the following table.

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Grant In Prior Years that Vested in the Applicable Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Total Equity Award Adjustments ($)

2024	867,931	(219,990)	(498,830)	(128,022)	21,089
(5)Cumulative Total Shareholder Return ("TSR") is calculated by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company’s share price at the end of the measurement period and the beginning of the measurement period (December 31, 2019) by (ii) the Company’s share price at the beginning of the measurement period (December 31, 2019).
(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P Food & Beverage Select Index.
(7)Represents the amount of net income (loss) reflected in the Company’s audited financial statements for each applicable year.
(8)Adjusted EBITDA from continuing operations represents adjusted net income from continuing operations before interest expense, interest income, income tax expense, and depreciation and amortization expense. Adjusted net income from continuing operations is also known as operating net income, and it represents GAAP net income (loss) from continuing operations as reported in the Consolidated Statements of Operations adjusted for items that, in management's judgment, significantly affect the assessment of earnings results between periods. This information is provided in order to allow investors to make meaningful comparisons of the Company's earnings performance between periods and to view the Company's business from the same perspective as Company management. Adjusted EBITDA is also used as a component of the Board of Directors' measurement of the Company's performance for incentive compensation purposes. Refer to Appendix A for a reconciliation of GAAP to Non-GAAP measures.
Financial Performance Measures
As described in greater detail in “Compensation Discussion & Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are as follows:
•Adjusted EBITDA from Continuing Operations
•Gross Margin
•Net Sales Growth
•Return on Invested Capital
•Total Organic Revenue Growth
•Operating Net Income
•Cash Flow Pre-Financing
ANALYSIS OF INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
As described in greater detail in “Compensation Discussion & Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table above. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with

70	TreeHouse Foods, Inc.	2025 Proxy Statement

Named Executive Officer Compensation
compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following illustrations of the relationships between information presented in the Pay Versus Performance table above.
The following graph compares the compensation actually paid to our CEO, the average of the compensation actually paid to our remaining NEOs and the cumulative total stockholders' return on our common units with the cumulative total return of the S&P Food & Beverage Select Index. The graph assumes an investment of $100 on December 31, 2019 in each of TreeHouse Foods’ common stock and the stock comprising the S&P Food & Beverage Select Index.
TreeHouse Foods & S&P Food & Beverage Select Index TSR vs. Compensation Actually Paid
The following graph compares the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs with net income (loss).
TreeHouse Foods Net Income (Loss) and Net Income (Loss) from Continuing Operations(1) vs. Compensation Actually Paid
(1)We have included Net income (loss) from Continuing Operations as supplemental information as it better demonstrates alignment between compensation actually paid and performance when compared to Net income (loss) as presented in the table above primarily due to the fact that the Company recognized a significant $128.5 million loss on sale on the divestiture of a significant portion of the Meal Preparation business during the year ended December 31, 2022 which was excluded from Net income (loss) from Continuing Operations. For the years ended December 31, 2020 through December 31, 2024, the results of the divestitures of the RTE Cereal business (sold in 2021), the significant portion of the Meal Preparation business (sold in 2022), and the Snack Bars business (sold in 2023) were excluded from Net income (loss) from Continuing Operations.

2025 Proxy Statement	TreeHouse Foods, Inc.	71

Named Executive Officer Compensation
The following graph compares the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs with Adjusted EBITDA from Continuing Operations.
TreeHouse Foods Adjusted EBITDA from Continuing Operations(1) vs. Compensation Actually Paid
(1)On October 3, 2022, the Company completed the sale of a significant portion of the Company’s Meal Preparation business. The sale of this business met the criteria for discontinued operations presentation, and, as such, has been excluded from Adjusted EBITDA from Continuing Operations for all periods presented. In order to retain and incentivize the executive officers that were key to leading the Company’s ongoing successful transformation following 2021's strategic review and the then-ongoing divestiture of the Meal Preparation business, and to further align their interests with those of long-term stockholders, long-term incentive awards consisting of PBRSU Awards and Option Awards were granted to select members of our executive team, including the CEO and other NEOs, during 2022. As of December 31, 2022, the CEO's PBRSU Award fair value had increased 104% when compared to the grant date of May 13, 2022 as a result of the Company's favorable market performance, and it was tracking near max payout. As of December 31, 2023, the CEO's PBRSU Award fair value declined primarily as a result of declines in the Company's stock price despite the increase in Adjusted EBITDA from Continuing Operations in 2023, and in 2024, the CEO's PBRSU Award was forfeited without vesting, resulting in a further decrease to Compensation Actually Paid.

72	TreeHouse Foods, Inc.	2025 Proxy Statement

Audit Matters

Report of the Audit Committee

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory financial accounting requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's internal audit function and independent registered public accounting firm; to provide a line of communication among the Board, independent registered public accounting firm, management and internal auditors; and to oversee the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company.
The Audit Committee is currently comprised of four directors, Mr. DeWitt, Mses. Massman and Rahman and Mr. Scalzo. The Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members pursuant to the Company's Corporate Governance Guidelines, rules and regulations of the SEC, and Messrs. DeWitt and Scalzo and Mses. Massman and Rahman qualified as an audit committee financial expert pursuant to the listing standards of the NYSE. During 2024, the Audit Committee met eight times. The Audit Committee's meetings included executive sessions with the independent registered public accounting firm and with the Company's internal auditors, in each case without the presence of management during which members of the Audit Committee raised and discussed any issues they may have about the financial statements the adequacy and proper functioning of the Company's internal and disclosure control systems and procedures.
The Audit Committee’s responsibilities are to monitor and oversee the audit process, and to appoint, compensate and evaluate the performance and independence of the independent registered public accounting firm. The Audit Committee reviews and approves the scope and cost of all services, both audit and non-audit, provided by the firm selected to conduct the audit. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue reports thereon.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained a formal written statement describing all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP's independence consistent with applicable requirements of the PCAOB and the SEC and discussed with Deloitte & Touche LLP any relationships that may impact its objectivity and independence, and the Audit Committee satisfied itself as to Deloitte & Touche LLP’s independence.
In order to assure that the provision of audit and non-audit services provided by Deloitte & Touche LLP does not impair its independence, the Audit Committee is required to pre-approve all audit services to be provided to the Company by Deloitte & Touche LLP, and all other services, including review, attestation and non-audit services, other than de minimis services that satisfy the NYSE and SEC requirements, pertaining to de minimis exceptions.
The Company’s management is responsible for the Company's financial statements, internal accounting controls and the financial reporting process, including its systems of internal and disclosure controls. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with management. The Audit Committee also discussed with management and Deloitte & Touche LLP the quality and adequacy of the Company’s internal controls and the internal audit department’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with Deloitte & Touche LLP and the internal auditors their audit plans, audit scope, and identification of audit risks.

2025 Proxy Statement	TreeHouse Foods, Inc.	73

Audit Matters
The Audit Committee discussed and reviewed with Deloitte & Touche LLP all matters required by the applicable requirements of the PCAOB and the SEC, and, with and without management present, discussed and reviewed the results of Deloitte & Touche LLP’s audit of the financial statements. The Audit Committee also discussed the results of internal audit examinations.
Based on the Audit Committee’s aforementioned discussions with management and Deloitte & Touche LLP and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board. Adam J. DeWitt, Chair Linda K. Massman Jill A. Rahman Joseph E. Scalzo

Pre-Approval Policy

The Audit Committee has established a policy governing the engagement of the Company's independent registered public accounting firm for audit and non-audit services. Under this policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company's independent registered public accounting firm to assure that the provision of such services does not impair the auditor's independence. The Audit Committee pre-approved all of the services in 2023 and 2024 under the audit fees, audit-related fees, and tax fees described below in accordance with the pre-approval policies described above under the heading “Report of the Audit Committee” and determined that the independent accountant’s provision of non-audit services is compatible with maintaining the independent accountant’s independence.

Fees Billed by Independent Registered Public Accounting Firm

The following table presents fees billed for professional services rendered for the audit of our consolidated financial statements, audit of our internal controls over financial reporting and review of our quarterly reports on Form 10-Q and fees billed for other services rendered by Deloitte & Touche LLP for 2024 and 2023:

	2024 ($)	2023 ($)

Audit Fees(1)	3,896,913	4,460,259
Audit-Related Fees(2)	3,790	3,790
Tax Fees(3)	86,895	99,852
Total Fees	3,987,598	4,563,901
(1)Audit fees include fees associated with the annual audit of our consolidated financial statements and internal controls over financial reporting and reviews of the Company’s quarterly reports on Form 10-Q.
(2)Audit-related fees include fees for access to an online accounting research tool used by management to support compliance with accounting standards in connection with the audit and financial reporting process.
(3)Tax fees include professional services in connection with tax compliance and advice.

74	TreeHouse Foods, Inc.	2025 Proxy Statement

Proposal Three

Ratification of the Selection of Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for fiscal year 2024 and has been selected by the Audit Committee of our Board to audit our financial statements for fiscal year 2025. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. In reaching this conclusion, the Audit Committee considered Deloitte & Touche LLP’s integrity, controls and processes to ensure Deloitte & Touche LLP’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services, external data on audit quality and performance, including recent PCAOB reports on Deloitte & Touche LLP and tenure as the Company’s auditors, including the benefits of having a long-tenured auditor.
The affirmative vote of the shares of stock present or represented and voting is required to approve this Proposal 3. Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our By-laws. However, our Board is submitting the selection of Deloitte & Touche LLP to you for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm if they determine such a change would be in the best interests of the Company and the Company’s stockholders.
For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered in fiscal years 2023 and 2024, see “Fees Billed by Independent Registered Public Accounting Firm” on page 74 in this Proxy Statement.
A representative of Deloitte & Touche LLP will attend the Annual Meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder questions.

THE BOARD AND
AUDIT COMMITTEE RECOMMEND THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.
Proxies solicited by the Board will be voted for the ratification of the selection of our independent registered public accounting firm unless stockholders specify a contrary vote.

2025 Proxy Statement	TreeHouse Foods, Inc.	75

Proposal Four

Approval of an Amendment to the Company's Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law

In 2022, the State of Delaware (where the Company is incorporated) enacted legislation that expands exculpation protection to officers, thereby enabling companies to eliminate the monetary liability of certain officers in certain circumstances, similar to, but more limited than, the protection already afforded to directors under Article SEVENTH of our Restated Certificate of Incorporation (the “Certificate”). Consistent with the update to Delaware law, we are seeking stockholder approval to amend the Certificate to limit the liability of certain officers in certain limited circumstances as permitted by Delaware law (the “Proposed Amendment”). We believe that the Proposed Amendment, if adopted, would better position the Company to attract and retain qualified and experienced officers while maintaining stockholder accountability. As a result, the Board is asking our stockholders to approve and adopt the Proposed Amendment.
Background on the Proposed Amendment
The Proposed Amendment is a result of the Board’s ongoing review of corporate governance best practices and recent changes in Delaware law. In developing the Proposed Amendment, the Board carefully considered the implications of amending our Certificate to limit the liability of certain of our officers in limited circumstances as permitted by Delaware law.
In order to better position the Company to attract and retain qualified and experienced officers, the Board believes that it is important to extend exculpation protection to officers, to the fullest extent permitted by Delaware law. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit.
The nature of their role often requires officers to make decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of opportunistic lawsuits that seek to impose liability with the benefit of hindsight. Aligning the protections available to our officers with those currently available to our directors would empower officers to exercise their business judgment in furtherance of stockholder interests, without the potential distractions posed by the risk of personal liability.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT.
Proxies solicited by the Board will be voted for the approval of amendment to the Company's Restated Certificate of Incorporation to limit the liability of certain officers as permitted by law unless stockholders specify a contrary vote.

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Proposal Four
Overview of the Proposed Amendment
The Board believes that the Proposed Amendment strikes the appropriate balance between furthering our goals of attracting and retaining high-quality officers, on the one hand, with promoting stockholder accountability, on the other. Consistent with the General Corporation Law of the State of Delaware (the “DGCL”), the Proposed Amendment would exculpate certain officers only in connection with direct claims brought by stockholders for breaches of the fiduciary duty of care, including class actions, but would not eliminate or limit liability with respect to any of the following:
•breach of fiduciary duty claims brought by the Company itself;
•derivative claims brought by stockholders in the name of the Company;
•any claims involving breach of the duty of loyalty to the Company or our stockholders;
•any claims involving acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or
•any claims involving transactions from which the officer derived an improper personal benefit.
Additionally, in accordance with Delaware law, the Proposed Amendment would only apply to certain officers, namely to a person who (during the course of conduct alleged to be wrongful): (i) is or was serving as our President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer, Controller, or Treasurer; (ii) is or was identified in our public filings with the Securities and Exchange Commission as one of our most highly compensated executive officers; or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process in Delaware.
Taking into account the narrow class and type of claims for which certain officers would be exculpated and the benefits, the Board believes that the Proposed Amendment benefits the Company and our stockholders by (i) enhancing our ability to attract and retain talented officers and (ii) potentially reducing future litigation costs associated with frivolous lawsuits.
While the Proposed Amendment also includes conforming changes to the existing exculpation provision related to directors of the Company set forth in Article SEVENTH of the Certificate, the current exculpation protections available to the directors remain unchanged as a result of the Proposed Amendment. In addition, the Proposed Amendment provides that if the DGCL is further amended to eliminate or limit the liability of directors or officers, the liability of such directors or officers will be limited or eliminated to the fullest extent permitted by law, as so amended.
Additional Information
The Board has declared the Proposed Amendment advisable and in the best interests of the Company and our stockholders and is accordingly submitting the Proposed Amendment to our stockholders for approval.
If approved, the Company’s officers will receive the protections from liability afforded by the Proposed Amendment effective upon the filing of a Certificate of Amendment setting forth the Proposed Amendment with the Secretary of State of the State of Delaware, which the Company intends to do promptly following the Annual Meeting.
The general description of the Proposed Amendment set forth above is qualified in its entirety by reference to the text of the Proposed Amendment, which is set forth in Appendix B to this proxy statement. Additions to the Certificate are indicated by underlining and/or red text and deletions to the Certificate are indicated by strike-outs.
The Board reserves the right to abandon the Proposed Amendment at any time before it becomes effective, even if it is approved by the stockholders. If our stockholders do not approve the Proposed Amendment, Article SEVENTH of the Certificate will remain unchanged and the Certificate of Amendment setting forth the Proposed Amendment will not be filed with the Secretary of State of the State of Delaware.

2025 Proxy Statement	TreeHouse Foods, Inc.	77

Proposal Five

Stockholder Proposal to Implement a Simple Majority Vote Requirement in Our Governance Documents

The Accountability Board, 401 Edgewater Place, Suite 600, Wakefield, MA 01880, the owner of at least $25,000 worth of our common stock, has advised the Company it plans to present the following proposal at the Annual Meeting.
RESOLVED: Shareholders ask that our board take the steps necessary so that any voting requirement in our governing documents calling for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.
DEAR FELLOW SHAREHOLDERS:
TreeHouse’s governing documents include several “supermajority” voting requirements. For example, “notwithstanding the fact that a lesser percentage may be specified by applicable law, the affirmative vote of the holders of at least seventy-five percent (75%)” of the company’s outstanding voting stock is required to amend various provisions of the certificate of incorporation. A 75% supermajority vote is also required for shareholders to adopt, amend, or repeal any of the company’s bylaws.
Supermajority requirements are widely viewed as poor governance. Such provisions diminish board accountability and inhibit shareholder rights.
Consider, for example, just some of the major companies whose recent proxy statements tout their lack of supermajority voting provisions: 3M, Allstate, BJ’s Wholesale, BNY Mellon, Boeing, Capital One, Chevron, CVS, Danaher, Darden, Dow, Ebay, FedEx, Ford, GE, GM, GoDaddy, Goldman Sachs, Hershey, IBM, Jack in the Box, Johnson & Johnson, JPMorgan Chase, Korn Ferry, Lockheed Martin, McKesson, Motorola Solutions, Nasdaq, PG&E, Quest Diagnostics, Salesforce, United Airlines, Walmart, Western Union, and Wendy’s.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS STOCKHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE ANNUAL MEETING.
Proxies solicited by the Board will be voted for the implementation of a simple majority vote requirement in our governance documents unless stockholders specify a contrary vote.

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Proposal Five
Indeed, if action is good for the company, the board should make its case to shareholders and seek majority approval; if it cannot make its case, shareholders should be able to meaningfully exercise their rights to stop such action.
Thus, we believe all matters permitted by law to be approved via simple majority should be presented to shareholders without heightened barriers.
Glass Lewis agrees, concluding that “a simple majority is appropriate to approve all matters presented to shareholders.”
Institutional Shareholder Services (ISS), which supports eliminating supermajority requirements, calls them “materially adverse to shareholder rights.”
And major asset managers like BlackRock and Vanguard also generally support reducing or eliminating supermajority requirements.
Given the broad-ranging support for simple majority voting requirements, it’s perhaps unsurprising that proposals on this topic have passed in landslide votes at other companies.
As just ten examples, supermajority proposals filed by shareholders but opposed by management have passed at Tesla, McDonald’s, Staples, Netflix, SpartanNash, Kellogg, Hess, UNFI, FirstEnergy, and Walgreen’s—with approval from approximately 75% of the voted shares, on average. At some, votes have exceeded 90%.
Based on the foregoing, we believe support for this request is warranted. Thank you.

The proponent asks that you vote "FOR" this proposal.

The Board’s Statement in Support
Our Amended and Restated Certificate of Incorporation (the “Charter”) includes explicit supermajority voting requirements to approve amendments to several Charter provisions addressing core governance matters. Our Amended and Restated Bylaws do not contain any supermajority voting requirements. The Board believes that there are advantages and disadvantages to maintaining the Charter’s explicit supermajority voting requirements. For example, the Company’s five largest stockholders collectively own approximately 56% of our outstanding shares, so lowering these supermajority voting standards could allow these large stockholders to have greater influence over the Company’s corporate structure and governance matters. However, the Board recognizes that many investors support removing explicit supermajority voting requirements. After weighing these matters, the Board has determined to recommend votes “FOR” the stockholder proposal.
Additional Information
If approved at the Annual Meeting, the stockholder proposal would not automatically remove the explicit supermajority voting requirements in our Charter. In order to eliminate such requirements, the Charter requires that the Board recommend the Charter amendments to stockholders and that stockholders approve the amendments. Therefore, the Board will view a vote in favor of the stockholder proposal as a recommendation that the Board initiate the amendment process to remove the explicit supermajority voting requirements in our Charter.

2025 Proxy Statement	TreeHouse Foods, Inc.	79

Stock Ownership

Security Ownership of Management and Directors

The following table sets forth, as of the close of business on February 25, 2025, certain information with respect to the beneficial ownership of common stock beneficially owned by (i) each director and director nominee of the Company, (ii) the NEOs, and (iii) all executive officers, directors, and director nominees as a group. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated. The address of the directors and officers listed below is c/o TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523. One director and no NEO beneficially owned 1% or more of the 50,203,511 outstanding shares of Common Stock as of February 25, 2025.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Stock Options (#)(1)	Stock Options Currently Exercisable and Exercisable Within 60 Days After February 25, 2025 (#)	Deferred RSU (#)(2)	Total (#)

Directors, Director Nominees, and Named Executive Officers:

Adam J. DeWitt	6,200	—	—	6,200
Linda K. Massman	31,374	—	—	31,374
Steven Oakland	358,848	51,923	—	410,771
Scott D. Ostfeld(3)	—	—	—	—
Jill A. Rahman	19,367	—	—	19,367
Joseph E. Scalzo	14,031	—	—	14,031
Jean E. Spence	2,022	—	23,134	25,156
Jason J. Tyler	8,192	—	14,942	23,134
Patrick M. O'Donnell	18,169	3,395	—	21,564
Amit R. Philip	35,279	8,654	—	43,933
Scott Tassani	10,667	—	—	10,667
Kristy N. Waterman	34,387	9,995	—	44,382
All directors and executive officers as a group (13 persons)(4)(5)	5,459,583	82,621	38,076	5,580,280

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Stock Ownership
(1)This column includes the following shares that directors and executive officers have a right to acquire within 60 days after February 25, 2025 related to the vesting of restricted stock units: Mr. DeWitt 4,798 shares; Ms. Massman 4,798 shares; Mr. Oakland 72,962 shares; Ms. Rahman 4,798 shares; Mr. Scalzo 4,798 shares; Mr. Landry 5,299 shares; Mr. O'Donnell 7,765 shares; Mr. Philip 7,741 shares; Mr. Tassani 5,217 shares; and Ms. Waterman 13,603 shares.
(2)This column includes the number of vested RSUs, deferred until termination of service from the Board. This column also includes the following deferred restricted stock units that directors have a right to acquire within 60 days after February 25, 2025: 4,798 shares for each of Ms. Spence and Mr. Tyler.
(3)Scott Ostfeld assigns all of his RSUs that he receives as a Partner and co-Portfolio Manager to JANA Management Partners, LP ("JANA"). JANA may be deemed to be a director by deputization by virtue of the fact that Mr. Ostfeld currently serves on the Board. JANA's common stock ownership is included within the table below.
(4)This group includes, in addition to those individuals named in the table, Mr. Landry.
(5)The total represents approximately 11.1% of the shares of Common Stock outstanding at the close of business of February 25, 2025, and the total includes the shares beneficially owned by JANA.

Persons Owning More than Five Percent of the Company's Common Stock

The following table sets forth, as of the close of business on February 25, 2025, certain information with respect to the beneficial ownership of common stock beneficially owned by each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than five percent of the outstanding Common Stock. The percentage calculations set forth in the table below are based on the 50,203,511 outstanding shares of Common Stock as of February 25, 2025, rather than the percentages set forth in the stockholders’ filings with the SEC.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)

BlackRock, Inc. 50 Hudson Yards New York, New York 10001	(1)	7,351,765	14.6
The Vanguard Group 100 Vanguard Blvd Malvern, Pennsylvania 19355	(2)	5,495,586	10.9
FMR, LLC 245 Summer Street Boston, Massachusetts 02210	(3)	5,219,543	10.4
T. Rowe Price Investment Management, Inc. 101 E. Pratt Street Baltimore, Maryland 21201	(4)	5,186,442	10.3
JANA Management Partners, LP 767 Fifth Avenue 8th Floor New York, New York 10153	(5)	4,915,748	9.8
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, Texas 78746	(6)	3,296,849	6.6
Sessa Capital (Master), L.P. Sessa Capital GP, LLC Sessa Capital IM, L.P. Sessa Capital IM GP, LLC John Petry 888 Seventh Avenue 30th Floor, New York, NY 10019	(7)	3,242,483	6.5
(1)Pursuant to the Form 13F filed with the SEC on February 7, 2025 by BlackRock, Inc. ("BlackRock") that (i) BlackRock beneficially owns 7,351,765 shares of our Common Stock; (ii) BlackRock has (A) sole voting power as to 7,263,154 shares, (B) no shared voting power, (C) sole dispositive power as to 7,351,765 shares, and (D) no shared dispositive power.

2025 Proxy Statement	TreeHouse Foods, Inc.	81

Stock Ownership
(2)Pursuant to the Form 13F filed with the SEC on February 11, 2025 by The Vanguard Group (“Vanguard”) that (i) Vanguard is the beneficial owner of 5,495,586 shares of our Common Stock; (ii) Vanguard has (A) no sole voting power, (B) shared voting power as to 34,268 shares, (C) sole dispositive power as to 5,406,160 shares, and (D) shared dispositive power as to 89,426 shares.
(3)Pursuant to the Schedule 13G/A filed with the SEC on January 8, 2025 by FMR, LLC (“FMR”) that (i) FMR is the beneficial owner of 5,219,543 shares of our Common Stock; (ii) FMR has (A) sole voting power as to 4,738,278 shares, (B) no shared voting power, (C) sole dispositive power as to 5,219,543 shares, and (D) no shared dispositive power.
(4)Pursuant to the Schedule 13G/A filed with the SEC on February 14, 2025 by T. Rowe Price Investment Management, Inc. ("T. Rowe Price") that (i) T. Rowe Price beneficially owns 5,186,442 shares of our Common Stock; and (ii) T. Rowe Price has (A) sole voting power as to 5,177,016 shares, (B) no shared voting power, (C) sole dispositive power as to 5,186,442 shares, and (D) no shared dispositive power.
(5)Pursuant to Forms 4 filed with the SEC on March 1, 2024, December 5, 2023, and November 9, 2023 by JANA Management Partners, LP (“JANA”) and a Form 4 filed with the SEC on April 29, 2024 by JANA Partners LLC, JANA (i) is the beneficial owner of 4,915,748 shares of our Common Stock (including 4,798 RSUs that Scott Ostfeld has assigned to JANA); and (ii) JANA has (A) sole voting power as to 4,915,748 shares, (B) no shared voting power, (C) sole dispositive power as to 4,915,748 shares, and (D) no shared dispositive power. Pursuant to these SEC filings, JANA has also entered derivative agreements in the form of cash settled swaps relating to 655,602 shares of Common Stock. As a Partner and co-Portfolio Manager of JANA, Scott Ostfeld may be deemed to beneficially own the securities held by JANA.
(6)Pursuant to the Form 13F filed with the SEC on February 13, 2025 by Dimensional Fund Advisors LP ("Dimensional") that (i) Dimensional beneficially owns 3,296,849 shares of our Common Stock; and (ii) Dimensional has (A) sole voting power as to 3,089,785 shares, (B) shared voting power as to 123,965 shares, (C) sole dispositive power as to 3,170,696 shares, and (D) shared dispositive power as to 126,153 shares.
(7)Pursuant to the Schedule 13G filed with the SEC on February 14, 2025 by Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, and John Petry ("Sessa") that (i) Sessa beneficially owns 3,242,483 shares of our Common Stock; and (ii) Sessa Capital (Master), L.P. has (A) no sole voting power, (B) shared voting power as to 3,242,483 shares, (C) no sole dispositive power, and (D) shared dispositive power as to 3,242,483 shares. All other Sessa entities have (A) sole voting power as to 3,242,483 shares, (B) no shared voting power, (C) sole dispositive power as to 3,242,483 shares, and (D) no shared dispositive power.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based on the Company’s review of these reports filed electronically with the SEC and written representations received from Reporting Persons, we believe that all of our directors and officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2024, except for one untimely report on Form 3 for Mr. Adam J. DeWitt, Director, which was filed on January 3, 2024, due to an unanticipated delay in obtaining the reporting persons' EDGAR filing codes.

82	TreeHouse Foods, Inc.	2025 Proxy Statement

Summary of the Annual Meeting

We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board for use in voting at the Annual Meeting. As in past years, the Annual Meeting will be held in a virtual-only format. The Annual Meeting will take place on Thursday, April 24, 2025, at 9:00 a.m. Central Time, via a live webcast accessible at www.virtualshareholdermeeting.com/THS2025, for the purpose of considering and acting upon the matters specified in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. While there will be no physical location for in-person attendance at the Annual Meeting, we designed the format of this year’s virtual Annual Meeting to provide our stockholders who attend the Annual Meeting online through the live webcast with rights and opportunities to participate similar to those they would have at an in-person meeting. This Proxy Statement is being sent to stockholders on or about March 14, 2025.

Who May Vote

If you are a stockholder on February 25, 2025, you may vote at the Annual Meeting. On that date, we had 50,203,511 shares of common stock outstanding and entitled to vote. You are entitled to one vote for each share of Common Stock you own, without cumulation, on each matter to be voted upon at the Annual Meeting.

How to Vote

Shares of Common Stock that are entitled to be voted at the Annual Meeting and are represented by properly executed proxies will be voted in accordance with the instructions on those proxies. You may vote by proxy or, at the virtual Annual Meeting, by electronic ballot. Whether or not you plan to attend the Annual Meeting through the live webcast, you are encouraged to read the Proxy Statement and vote your shares as soon as possible to ensure that your shares are represented and voted at the Annual Meeting.
•Voting Before the Meeting: You may vote your shares by proxy by following the instructions provided on the enclosed proxy card for voting over the internet, by telephone, or by completing, signing, dating and returning your proxy card in the postage-paid envelope provided.
•Voting During the Meeting: Alternatively, you may vote your shares by electronic ballot at the Annual Meeting if you attend the virtual Annual Meeting through the live webcast by following the instructions set forth below under “How to Attend the Annual Meeting”.
Deadline for Voting
The deadline for voting via the internet or telephone is 11:59 p.m., Eastern Time, on Wednesday, April 23, 2025. If you attend the virtual Annual Meeting, you may vote your shares during the meeting.
You are encouraged to vote promptly. You can vote via the internet, by telephone, by mail, or by attending and voting online during the Annual Meeting. If you have already voted by proxy, you do not need to vote by electronic ballot at the Annual Meeting, unless you intend to change your vote.
Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please sign, date and return or otherwise submit your proxy with respect to each proxy card so that all of your shares are voted.

2025 Proxy Statement	TreeHouse Foods, Inc.	83

Summary of the Annual Meeting

Giving Specific Voting Instructions

Proxies Submitted but not Voted
If your proxy card is properly returned as directed on the proxy card, the shares it represents will be voted at the Annual Meeting in accordance with your instructions. If you execute and return your proxy card but do not give specific instructions, your shares will be voted as follows:
•FOR the election of each of the six nominees for director set forth herein;
•FOR the advisory approval of the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation”;
•FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025; and
•FOR the approval of an amendment to the Company's Restated Certificate of Incorporation to limit the liability of certain officers as permitted by law.
•FOR the Stockholder's proposal to implement a simple majority vote requirement in our governance documents.
•with respect to any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof, in the discretion of the persons voting the respective proxies.
The Board does not intend to bring any matters before the Annual Meeting except those indicated in this Proxy Statement and the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy card, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in their discretion on such matters.
Beneficial Owners
If you are the beneficial owner of shares held in “street name” through a bank, broker, or other nominee, such bank, broker, or nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Therefore, unless you provide specific voting instructions, your shares may not be represented or voted at the meeting.

How to Attend the Annual Meeting

The Annual Meeting will be held in a virtual-only format through a live webcast at www.virtualshareholdermeeting.com/THS2025. All stockholders of TreeHouse as of the close of business on February 25, 2025, the record date, are invited to participate in the Annual Meeting. You do not need to pre-register to attend the meeting virtually.
How to Access the Annual Meeting
To join the live webcast of the Annual Meeting on Thursday, April 24, 2025, visit www.virtualshareholdermeeting.com/THS2025. To participate in the Annual Meeting, you will need the control number included on your notice or proxy card.
We encourage you to access the Annual Meeting webcast at least 15 minutes before it begins. Online check-in will start at approximately 8:45 a.m. Central Time on April 24, 2025.
If you encounter any difficulties while accessing the virtual Annual Meeting during check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.
Asking Questions at the Annual Meeting
Stockholders attending the Annual Meeting through the live webcast may submit questions during the Annual Meeting by typing them into the box that will be available on the meeting website. We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during our Annual Meeting, subject to time constraints.

84	TreeHouse Foods, Inc.	2025 Proxy Statement

Summary of the Annual Meeting

Quorum

Stockholders of record may vote their proxies by the internet, telephone, or mail. By using your proxy to vote in one of these ways, you authorize any of the two officers whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote online during the Annual Meeting must be present virtually via webcast or represented by proxy to constitute a quorum. Of course, if you attend the Annual Meeting through the live webcast, you may vote by electronic ballot by following the instructions set forth above under the headings “How to Vote” and “How to Attend the Annual Meeting.” If you are not present, your shares can be voted only when represented by a properly submitted proxy. Abstentions and broker non-votes (as described below under the heading “Required Vote”) are counted for purposes of determining whether a quorum is met.

Revoking a Proxy

Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•delivering to Kristy N. Waterman, our EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary, a signed written revocation letter dated later than the date of your proxy;
•submitting a proxy to the Company with a later date by mail, via the internet or by telephone; or
•attending the Annual Meeting virtually and voting by electronic ballot (your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy; you must also vote online during the Annual Meeting).
If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee that is the record holder of those shares, you must contact the appropriate bank, broker or nominee that is the record holder in order to revoke a proxy executed with respect to those shares.

Required Vote

The election of the nominees for director (Proposal 1) in an uncontested election will become effective, in the case of each nominee, only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast “for” or “against” such nominee. The advisory vote to approve the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation” (Proposal 2), the ratification of the selection of our independent registered public accounting firm (Proposal 3), the Stockholder proposal to implement a simple majority vote requirement in our governance documents (Proposal 5) and the approval of any other matter that may properly come before the Annual Meeting will become effective only upon the affirmative vote of shares of Common Stock representing a majority of the voting power of the shares of stock present or represented and voting on such matter. The approval of an amendment to the Company's Certificate of Incorporation to limit the liability of certain officers as permitted by law (Proposal 4) will require the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock. Abstentions will have no effect on the outcome of the vote on Proposals 1, 2, 3 and 5. Abstentions will have the same effect as an "AGAINST" vote on Proposal 4.
Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote.
So-called “broker non-votes” will be counted in determining the quorum, but will not be counted as votes at the Annual Meeting and will not be counted in determining the outcome of the vote on Proposals 1, 2, 3 and 5. Broker non-votes, if any, will have the same effect as an "AGAINST" vote on Proposal 4.

2025 Proxy Statement	TreeHouse Foods, Inc.	85

Summary of the Annual Meeting

Resignation Policy

Our Corporate Governance Guidelines utilize a resignation policy in connection with an uncontested election of directors. Accordingly, if, in an uncontested election, an incumbent director nominee receives a greater number of votes marked “against” his or her election than votes marked “for” his or her election, that nominee is expected to tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee shall consider the resignation offer, and a range of possible responses based on the circumstances that led to the Majority Against Vote, if known, and make a recommendation to the Board. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote.

Method and Cost of Soliciting and Tabulating Votes

The solicitation of proxies from our stockholders is being made by the Board and management of the Company. TreeHouse will bear the costs of soliciting and tabulating your votes, including the cost of preparing and mailing the Proxy Statement, the proxy card, and our Annual Report. Alliance Advisors will act as our proxy solicitor in soliciting votes for a fee of approximately $29,000 plus the reimbursement of reasonable out of pocket expenses. Solicitation will be primarily through the use of the U.S. Postal Service and the internet and by telephone. Our officers, directors, and regular employees may solicit proxies personally or by telephone or through the use of the internet without additional remuneration for such activity.
TreeHouse will reimburse banks, brokers and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, and obtaining proxies from you, according to certain regulatory fee schedules. The actual amount will depend on variables such as the number of packages mailed, the number of stockholders receiving electronic delivery, and postage costs.
Representatives of Broadridge Financial Services will act as the proxy tabulator and inspector of elections at the Annual Meeting.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement and Annual Report addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are stockholders may be “householding” our proxy materials. If a stockholder receives a householding notification from his, her, or its broker, a single Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.
Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any stockholder that receives a “householding” notification wishes to receive a separate Annual Report and Proxy Statement at his, her or its address, such stockholder should also contact his, her or its broker directly. Stockholders who in the future wish to receive multiple copies may also contact the Company at: 2021 Spring Road, Suite 600, Oak Brook, IL, 60523, Attention: Investor Relations or by phone at (708) 483-1331.

Stockholder Proposals for 2026 Annual Meeting of Stockholders

Any stockholder who intends to present proposals at the Annual Meeting in 2026 pursuant to Rule 14a-8 under the Exchange Act must send notice of such proposal to us so that we receive it no later than November 13, 2025. Any stockholder who intends to present proposals at the Annual Meeting in 2026 other than pursuant to Rule 14a-8 must comply with the notice provisions in our By-laws. The notice provisions in our By-laws require that, for a proposal to be properly brought before the Annual Meeting in 2026, proper notice of the proposal must be received by us not less than 90 days or more than 120 days prior to the first anniversary of this year’s meeting, or no earlier than December 25, 2025, and no later than January 24, 2026. Stockholder proposals should be addressed to TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, IL 60523, Attention: Corporate Secretary. In addition to satisfying the deadlines in the notice provisions of our By-laws, a stockholder who intends to solicit proxies in support of nominees submitted under these notice provisions must provide the notice required under Rule 14a-19 to the Corporate Secretary no later than February 23, 2026.

86	TreeHouse Foods, Inc.	2025 Proxy Statement

Summary of the Annual Meeting

Other Matters

If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.
The Company's 2024 Annual Report is being distributed to stockholders together with this Proxy Statement.
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.treehousefoods.com. The information on our website is not part of this Proxy Statement and is not deemed to be incorporated by reference herein.
You may also request one free copy of any of our filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning Kristy N. Waterman, EVP, Chief Human Resources Officer, General Counsel & Corporate Secretary at our principal executive office: TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, telephone (708) 483-1300.

2025 Proxy Statement	TreeHouse Foods, Inc.	87

Appendix A

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Reconciliation of net income from continuing operations to adjusted net income from continuing operations:

	Year Ended December 31,

	2024	2023
	(In millions, except per share amounts)

Net income from continuing operations (GAAP)	$26.9	$59.0
Product recalls and related costs	41.1	29.2
Growth, reinvestment, restructuring program & other	28.6	46.1
Impairment	19.3	—
Acquisition, integration, divestiture, and related costs	8.9	16.7
Foreign currency loss (gain) on remeasurement of intercompany notes	7.0	(1.7)
Mark-to-market adjustments	(6.7)	15.1
Shareholder activism	—	0.3
Tax indemnification	—	0.2
Taxes on adjusting items	(24.6)	(25.7)
Adjusted net income from continuing operations (Non-GAAP)	$100.5	$139.2

Earnings per share from continuing operations:

Diluted	$0.51	$1.05
Adjusted diluted	$1.91	$2.47

Weighted average common shares:

Diluted for net income from continuing operations	52.6	56.4
Diluted for adjusted net income from continuing operations	52.6	56.4

88	TreeHouse Foods, Inc.	2025 Proxy Statement

Appendix A
Reconciliation of net sales to adjusted net sales:

	Year Ended December 31,

	2024	2023
	(In millions)

Net sales (GAAP)	$3,354.0	$3,431.6
Product recalls and related costs	23.3	1.3
Adjusted net sales (Non-GAAP)	$3,377.3	$3,432.9
Reconciliation of gross profit to adjusted gross profit:

	Year Ended December 31,

	2024	2023
	(In millions)

Gross profit (GAAP)	$548.4	$576.1
Product recalls and related costs	41.1	29.2
Growth, reinvestment, restructuring program & other	1.9	—
Acquisition, integration, divestiture, and related costs	2.0	0.8
Adjusted gross profit (Non-GAAP)	$593.4	$606.1

2025 Proxy Statement	TreeHouse Foods, Inc.	89

Appendix A
Reconciliation of the Company’s net income from continuing operations to EBITDA from continuing operations, and Adjusted EBITDA from continuing operations:

	Year Ended December 31,

	2024	2023
	(In millions)

Net income from continuing operations (GAAP)	$26.9	$59.0
Interest expense	63.4	74.8
Interest income	(4.2)	(40.1)
Income tax expense	6.2	24.4
Depreciation and amortization	147.1	141.9
EBITDA from continuing operations (Non-GAAP)	$239.4	$260.0
Product recalls and related costs	41.1	29.2
Growth, reinvestment, restructuring program & other	28.4	46.1
Impairment	19.3	—
Acquisition, integration, divestiture, and related costs	8.9	16.7
Foreign currency loss (gain) on remeasurement of intercompany notes	7.0	(1.7)
Mark-to-market adjustments	(6.7)	15.1
Shareholder activism	—	0.3
Tax indemnification	—	0.2
Adjusted EBITDA from continuing operations (Non-GAAP)	$337.4	$365.9

% of net sales

Net income from continuing operations margin (GAAP)	0.8%	1.7%
EBITDA from continuing operations margin (Non-GAAP)	7.1%	7.6%

% of adjusted net sales

Adjusted EBITDA from continuing operations margin (Non-GAAP)	10.0%	10.7%
Reconciliation of net cash provided by operating activities from continuing operations to free cash flow from continuing operations:

	Year Ended December 31,

	2024	2023
	(In millions)

Cash flow provided by operating activities from continuing operations	$265.8	$157.3
Less: Capital expenditures	(139.7)	(140.8)
Free cash flow from continuing operations (Non-GAAP)	$126.1	$16.5

90	TreeHouse Foods, Inc.	2025 Proxy Statement

Appendix B

Proposed Amendment to the Restated Certificate of Incorporation of TreeHouse Foods, Inc.

SEVENTH: ~~Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director~~The directors and officers of the Corporation shall not be personally liable to the Corporation or ~~its~~to the stockholders of the Corporation for monetary damages for ~~any~~ breach of fiduciary duty as a director~~, notwithstanding any provision of law imposing such liability~~ or officer, as applicable, except for liability of (i) a director or officer for any breach of the director’s or officer’s, as applicable, duty of loyalty to the Corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of ~~the~~ law, (iii) ~~pursuant to~~a director under Section 174 ~~(or any successor provision)~~ of the General Corporation Law of the State of Delaware ~~or~~, (iv) a director or officer for any transaction from which the director or officer derived ~~an~~any improper personal benefit~~. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director~~, or (v) an officer in any action by or in the right of the Corporation ~~for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal~~. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of directors or officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

2025 Proxy Statement	TreeHouse Foods, Inc.	91

TreeHouse FOODS

**www.TreeHouseFoods.com**

ENGAGE AND DELIGHT – ONE CUSTOMER AT A TIME

TREEHOUSE FOODS, INC.
ATTN: KRISTY N. WATERMAN
2021 SPRING ROAD, SUITE 600
OAK BROOK, IL 60523

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62063-P20243

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**TREEHOUSE FOODS, INC.**

**The Board of Directors recommends you vote FOR each of the following director nominees:**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Adam J. DeWitt | ☐ | ☐ | ☐ |
| 1b. Linda K. Massman | ☐ | ☐ | ☐ |
| 1c. Steven Oakland | ☐ | ☐ | ☐ |
| 1d. Jill A. Rahman | ☐ | ☐ | ☐ |
| 1e. Joseph E. Scalzo | ☐ | ☐ | ☐ |
| 1f. Jason T. Tyler | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR the following proposals:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Advisory vote to approve the Company's executive compensation. | ☐ | ☐ | ☐ |
| 3. Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2025. | ☐ | ☐ | ☐ |

**NOTE:** Stockholders may also act on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| | |
|---|---|
| Signature [PLEASE SIGN WITHIN BOX] | Date |
| Signature (Joint Owners) | Date |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V62064-P20243

**TREEHOUSE FOODS, INC.**
**Annual Meeting of Stockholders**
**April 24, 2025 9:00 AM CT**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Kristy N. Waterman and Jose J. Castillo, or either of them, as proxies, each with the power to appoint (they/their) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TREEHOUSE FOODS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM CT on April 24, 2025, at www.virtualshareholdermeeting.com/THS2025, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as listed on the reverse side of this card and at their discretion on any matter that may properly come before the meeting and any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).**

**Continued and to be signed on reverse side**